UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AON PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AON PLC

(a public limited company having its registered office at 8 Devonshire Square, London EC2M 4PL, United Kingdom and incorporated in England and Wales with company number 7876075)

NOTICE OF 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Holders of Ordinary Shares of Aon plc:

              The 2013 annual general meeting (the "Annual Meeting") of shareholders of Aon plc (the "Company") will be held on Friday, May 17, 2013, at 8:00 A.M (local time), at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London, EC4Y 1HS, United Kingdom. You will be asked to consider and vote on resolutions 1 to 18 below.

Proposal 1—Ordinary resolutions to elect directors of the Company:

    1.
    To elect Lester B. Knight as a director of the Company.

    2.
    To elect Gregory C. Case as a director of the Company.

    3.
    To elect Fulvio Conti as a director of the Company.

    4.
    To elect Cheryl A. Francis as a director of the Company.

    5.
    To elect Edgar D. Jannotta as a director of the Company.

    6.
    To elect J. Michael Losh as a director of the Company.

    7.
    To elect Robert S. Morrison as a director of the Company.

    8.
    To elect Richard B. Myers as a director of the Company.

    9.
    To elect Richard C. Notebaert as a director of the Company.

    10.
    To elect Gloria Santona as a director of the Company.

    11.
    To elect Carolyn Y. Woo as a director of the Company.

Proposal 2—Ordinary resolution regarding the Company's annual report and accounts:

    12.
    To receive the Company's annual report and accounts for the year ended December 31, 2012, together with the reports of the directors and auditors thereon.

Proposal 3—Ordinary resolution regarding ratification of independent registered public accounting firm:

    13.
    To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

Proposal 4—Ordinary resolution to re-appoint Ernst & Young LLP as our statutory auditor:

    14.
    To re-appoint Ernst & Young LLP ("Ernst & Young UK LLP") as the Company's U.K. statutory auditor under the Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

Proposal 5—Ordinary resolution regarding our U.K. statutory auditor's remuneration:

    15.
    To authorize the directors to determine the remuneration of Ernst & Young UK LLP, as the Company's U.K. statutory auditor.

Proposal 6—Advisory resolution (to be proposed as an ordinary resolution) on executive compensation:

    16.
    To approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Company's proxy statement dated April 1, 2013 under the section titled "Executive Compensation", including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in such proxy statement.

Proposal 7—Advisory resolution (to be proposed as an ordinary resolution) on the directors' remuneration report:

    17.
    To approve, on an advisory basis, the directors' remuneration report contained within the Company's annual report and accounts for the year ended December 31, 2012.

Proposal 8—Ordinary resolution regarding the Aon plc Global Share Purchase Plan.

    18.
    To approve the Aon plc Global Share Purchase Plan.

Proposal 9—Other business.

    19.
    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

OUR BOARD OF DIRECTORS CONSIDERS THAT ALL THE RESOLUTIONS TO BE PUT TO THE MEETING ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AS A WHOLE. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH RESOLUTION.

              In accordance with our articles of association (the "Articles"), all resolutions will be taken on a poll. Voting on a poll means that each share represented in person or by proxy will be counted in the vote. All resolutions will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of members who vote on such resolution, whether in person or by proxy. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

              Only shareholders of record of Class A Ordinary Shares at the close of business on March 25, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, in accordance with the Articles, both at the Annual Meeting and during normal business hours at our registered office and corporate offices for ten days prior to the Annual Meeting.

              In accordance with provisions of the Companies Act 2006 (the "Act") and in accordance with our Articles, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Annual Meeting and to appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares). Such proxy need not be a shareholder of record. When you vote by telephone, through the Internet or by returning a completed proxy card, this proxy will be given to the officers of the Company.

              Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), we provide access to our proxy materials through the Internet. As a result, on or before April 5, 2013, a Notice of Internet Availability of Proxy Materials will be mailed to shareholders as of the close of business on March 25, 2013 who are not included on our share register or who have not previously requested paper copies of the proxy materials. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders will be able to access the proxy materials on a website referred to and at the

URL address included in the Notice of Internet Availability of Proxy Materials and in the proxy statement. These proxy materials will be available free of charge.

              The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available on the Company's website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

By Order of the Board of Directors,

Ram Padmanabhan Company Secretary

              The Company's registered office is at 8 Devonshire Square, London, EC2M 4PL, United Kingdom

April 1, 2013

              Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 17, 2013. Our Proxy Statement for the Annual Meeting, the Annual Report to Shareholders for the fiscal year ended December 31, 2012 and the annual report and accounts for the year ended December 31, 2012 are available at http://www.envisionreports.com/AON if you are a shareholder of record, and http://www.edocumentview.com/AON if you are a beneficial owner.

              Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by telephone, through the Internet or by requesting a paper proxy card to complete, sign and return by mail. Please see the paragraph titled "How do I vote?" in the accompanying proxy statement for details of the deadlines for when your vote(s) must be submitted.

Notice of 2013 Annual General Meeting of Shareholders
1	Proxy Statement—Annual General Meeting of Shareholders—May 17, 2013
1	Information About this Proxy Statement and the 2013 Annual General Meeting
6	Principal Holders of Voting Securities
7	Proposal 1—Resolutions Regarding the Election of Directors
14	Security Ownership of Directors and Executive Officers
15	Corporate Governance
20	Board of Directors and Committees
25	Report of the Audit Committee
27	Proposal 2—Resolution to Receive the Company's Annual Report and Accounts
27	Proposal 3—Resolution Regarding the Ratification of Appointment of Independent Registered Public Accounting Firm
27	Proposal 4—Resolution Re-Appointing Ernst & Young UK LLP as the Company's U.K. Statutory Auditors Under the Companies Act 2006
28	Proposal 5—Resolution to Authorize the Board of Directors to Determine the Company's U.K. Statutory Auditor's Remuneration
29	Compensation Committee Report
30	Compensation Discussion and Analysis
46	Executive Compensation
79	Proposal 6—Advisory Resolution on Executive Compensation
80	Proposal 7—Advisory Resolution on Directors' Remuneration Report
81	Proposal 8—Resolution on Aon plc Global Share Purchase Plan
84	Equity Compensation Plan Information
86	Certain Relationships and Related Transactions
86	Shareholders' Requests under Section 527 of the Companies Act 2006
86	Section 16(a) Beneficial Ownership Reporting Compliance
87	Shareholder Proposals for 2014 Annual General Meeting
87	Incorporation by Reference
87	Other Matters

Aon plc
8 Devonshire Square
London EC2M 4PL
United Kingdom

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS—MAY 17, 2013

INFORMATION ABOUT THIS PROXY STATEMENT AND THE 2013 ANNUAL GENERAL MEETING

              The Board of Directors of Aon plc ("Aon" or the "Company") is soliciting your proxy to vote at the 2013 annual general meeting of shareholders (the "Annual Meeting") to be held at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London, EC4Y 1HT, United Kingdom, at 8:00 a.m. (local time), on Friday, May 17, 2013, and at any adjournment or postponement thereof.

              On April 1, 2013, we began mailing to our shareholders of record this proxy statement, the accompanying proxy card, our Annual Report to Shareholders and the U.K. annual report and accounts. As permitted by the rules of the Securities and Exchange Commission (the "SEC"), we are also making our proxy materials, including the Notice of 2013 Annual General Meeting, this proxy statement and the accompanying proxy card, our Annual Report to Shareholders and the U.K. annual report and accounts (collectively, the "proxy materials") available to all shareholders electronically via the Internet. Beneficial owners may have received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions on how to access our proxy materials and vote online. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

              On April 2, 2012, we completed the reorganization of the corporate structure of the group of companies controlled by our predecessor as holding company of the Aon group, Aon Corporation, pursuant to which Aon Corporation merged with one of its indirect, wholly owned subsidiaries and Aon plc became the publicly-held parent company of the Aon group. We refer to this transaction as the redomestication. In connection with the redomestication, each issued and outstanding share of common stock of Aon Corporation was converted into the right to receive one Class A Ordinary Share, with nominal (i.e. par) value U.S. $0.01 per share, of the Company. References in this proxy statement to the actions of "the Company", "us", "we" or "Aon" (or its board of directors, committees of its board of directors, or any of its directors and/or officers) or any similar references relating to periods before the date of the redomestication should be construed as references to the actions of Aon Corporation (or, where appropriate, its board of directors, committees of its board of directors or its directors and/or officers), being the previous parent company of the Aon group.

              Aon's Annual Report to Shareholders, which contains Aon's Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2012 but excluding exhibits, and Aon's United Kingdom annual report and accounts accompanies this proxy statement. Requests for copies of exhibits to Aon's Annual Report on Form 10-K should be submitted to the Office of the Company Secretary, Aon plc, 8 Devonshire Square, London EC2M 4PL, United Kingdom. Exhibits will be furnished upon payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). Aon's Annual Report on Form 10-K, including exhibits, and Aon's United Kingdom annual accounts and directors' remuneration reports are also available free of charge through our website (http://www.aon.com).

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL GENERAL MEETING AND VOTING

Why did I receive these proxy materials?

We have made these proxy materials available to you on the Internet or have delivered printed versions of these materials to you by mail to comply with our obligations under the U.K. Companies Act 2006 (the "Act") in connection with the solicitation of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof.

The Notice of Internet Availability and proxy materials were first mailed to shareholders on or about April 1, 2013 to shareholders as of March 25, 2013, which we refer to as the "record date."

What matters will be presented for consideration at the Annual Meeting?

Action will be taken at the Annual Meeting with respect to the following proposals:

  1.    The election, by way of separate ordinary resolutions, of the eleven nominees named in this proxy statement to serve as directors of the Company until our 2014 annual general meeting of shareholders.

  2.    The receipt of our annual report and accounts, together with the reports of the directors and the U.K. statutory auditor, Ernst & Young UK LLP, for the financial year ended December 31, 2012 (the "Annual Report").

  3.    The ratification of the appointment of Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the year ending December 31, 2013.

  4.    The re-appointment of Ernst & Young UK LLP as our U.K. statutory auditor under the Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

  5.    The authorization of the directors to determine the remuneration of Ernst & Young UK LLP as the Company's U.K. statutory auditor.

  6.    An advisory resolution (proposed as an ordinary resolution) on executive compensation.

  7.    An advisory resolution (proposed as an ordinary resolution) on the directors' remuneration report contained within the Company's annual report and accounts for the year ended December 31, 2012.

  8.    The approval of the Aon plc Global Share Purchase Plan.

  9.    Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposals 2, 4, 5 and 7 are different than the proposals we sought approval for in the past. These proposals are now included because we have become a U.K. company.

Will any other matters be decided at the Annual Meeting?

At the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are, in accordance with applicable law or the Company's articles of association (the "Articles"), properly presented for consideration at the Annual Meeting, such matters will, subject to the Articles and applicable law, be considered at the Annual Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

Who is entitled to vote at the Annual Meeting?

Holders of our Class A Ordinary Shares, nominal (i.e., par) value $0.01 per share (the "Ordinary Shares") as of the close of business on March 25, 2013, are entitled to vote at the Annual Meeting. As of that date, there were 309,114,125 Class A Ordinary Shares outstanding and entitled to vote and 125,000 Class B Ordinary Shares outstanding, none of which are entitled to vote. Unless disenfranchised under applicable law and/or the Articles, each Class A Ordinary Share is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding Ordinary Shares as a shareholder of record and as a beneficial owner?

If you are registered on the register of members of the Company in respect of Ordinary Shares, you are considered, with respect to those Ordinary Shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.

If your Ordinary Shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials or the Notice of Internet Availability are being made available or forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your Ordinary Shares by following the instructions for voting on the proxy card or Notice of Internet Availability.

How do I vote?

If you are a shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

•
By telephone using the toll-free telephone number shown on the proxy card or the Notice of Internet Availability;

•
Through the Internet as instructed on the proxy card;

•
By mail by completing and signing the proxy card and returning it in the prepaid envelope provided; or

•
By written ballot at the Annual Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or through the Internet, such instructions must be received by 5:00 p.m., London time/12:00 p.m., New York time, on Thursday, May 16, 2013, the day before the Annual Meeting. If you properly give instructions as to your proxy appointment by telephone, through the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your Ordinary Shares will be voted in accordance with your instructions. If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted as follows:

•
FOR the election of all nominees for director named in this proxy statement (in each case to be approved by way of a separate ordinary resolution);

•
FOR the receipt of the annual report and accounts, including the auditor's report contained therein by way of ordinary resolution;

•
FOR the ratification of the appointment of E&Y as our independent registered public accounting firm for the year 2013 by way of ordinary resolution;

•
FOR the re-appointment of Ernst & Young UK LLP as our statutory auditor by way of ordinary resolution;

•
FOR authorizing the board to determine remuneration of Ernst & Young UK LLP by way of ordinary resolution;

•
FOR advisory approval of the compensation of our named executive officers by way of ordinary resolution;

•
FOR advisory approval of the directors' remuneration report by way of ordinary resolution;

•
FOR the Aon plc Global Share Purchase Plan by way of ordinary resolution; and

•
otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or through the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. If you hold shares through the Aon Savings Plan, the Company Share Save Plan or the dividend reinvestment plan, the plan trustees will vote according to the instructions received from you provided your instructions are received by 5:00 p.m., New York time, on Tuesday, May 14, 2013.

We will distribute written ballots to anyone who wants to vote in person at the Annual Meeting. If you are a beneficial owner, you should obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting (see the section titled "Who can attend the Annual Meeting?" below).

What should I do if I receive more than one notice of internet availability of proxy materials or proxy card?

If you own some Ordinary Shares directly in your name as a registered holder and other Ordinary Shares as a beneficial owner through a broker, bank or other nominee, or if you own Ordinary Shares through more than one broker, bank or other nominee, you may receive multiple Notices of Internet Availability or multiple proxy cards. It is necessary for you to fill in, sign and return all of the proxy cards included in the proxy materials that you receive or for you to follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability that you receive in order to vote all of the shares you own.

How is a quorum determined?

The presence of the holders of shares in the Company who together represent at least the majority of the voting rights of all of the shareholders entitled to vote, present in person or by proxy, at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

What is a broker non-vote?

If you own your Ordinary Shares through a broker, bank or other nominee, and do not provide the organization that holds your Ordinary Shares with specific voting instructions, pursuant to the rules of the New York Stock Exchange, the bank, broker or other nominee is generally permitted to vote your Ordinary Shares in its discretion on certain routine matters. With respect to certain non-routine matters, the broker, bank or other nominee is not permitted to vote your Ordinary Shares for you. If the broker, bank or other nominee that holds your Ordinary Shares does not receive voting instructions from you on how to vote your Ordinary Shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your Ordinary Shares. A broker non-vote occurs when a broker, bank or other nominee holding Ordinary Shares on your behalf does not vote on a particular proposal because it has not received voting instructions from you and does not have discretionary voting power with respect to that proposal.

What proposals are considered "routine" or "non-routine"?

Proposals 2, 3, 4 and 5 (the receipt of Aon's annual report and accounts, ratification of the appointment of E&Y as Aon's independent registered public accounting firm for 2013, appointment of our statutory auditor and authorizing our Board of Directors to determine auditor remuneration) are each considered a routine matter under the rules of the New York Stock Exchange (the "NYSE"). A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposals 2, 3, 4 or 5.

Proposals 1, 6, 7 and 8 (the election of directors by way of separate resolutions, the advisory vote on executive compensation, the advisory vote on the directors' remuneration report and the approval of the Aon plc Global Share Purchase Plan) are matters considered non-routine under the rules of the NYSE. A broker, bank or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to Proposals 1, 6, 7 and 8.

What are the voting requirements to elect directors and approve each of the resolutions?

The election of each of the eleven nominees for director will be decided by ordinary resolution, which means that the nominee will be elected if a majority of the votes are cast in favor of the nominee's election. Abstentions and broker non-votes will not be counted as a vote either for or against a nominee for director. If the number of votes cast against an incumbent nominee exceeds the number of votes cast for the nominee, the Governance Guidelines adopted by our Board (the "Governance Guidelines") provide that the nominee must immediately offer to tender his or her resignation, and the Board, through a process managed by the Governance/Nominating Committee, will determine whether to accept or reject the resignation, or take other action.

All other resolutions will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a majority of the votes cast are cast in favor of the resolution. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed. With respect to Proposal 2 (regarding the receipt of the Company's annual report and accounts) and the non-binding advisory resolutions in Proposal 6 (regarding the compensation of our named executive officers) and Proposal 7 (regarding the directors' remuneration report), the results of the vote will not legally require the Board of Directors or any committee thereof to take any action (or refrain from taking any action). Nevertheless, our Board of Directors values the opinions of our shareholders as expressed through their advisory votes and other communications and the Board of Directors will carefully consider the outcome of the advisory votes.

Can I change my vote?

If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

•
Entering a later-dated vote by telephone or through the Internet;

•
Delivering a valid, later-dated proxy card;

•
Sending written notice to the Office of the Company Secretary of Aon; or

•
Voting by ballot in person at the Annual Meeting.

If you are a beneficial owner of Ordinary Shares, you may submit new proxy appointment instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

All Ordinary Shares that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

Will the Annual Meeting be webcast?

You may listen to the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

Who can attend the Annual Meeting?

Shareholders as of the close of business on March 25, 2013, which is the record date for voting, may attend the Annual Meeting. If you are a shareholder of record, you will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on March 25, 2013, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your Ordinary Shares are registered and obtain a legal proxy to bring to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Who will pay the costs of this proxy solicitation?

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. We will also reimburse banks, brokers and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and disclosed in a Current Report on Form 8-K, which Aon is required to file with the SEC. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available on the Company's website (www.aon.com) as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

Where can I obtain directions to the Annual Meeting?

For directions to the Annual Meeting, please contact Aon at +1 (312) 381-1000 (in the United States) or +44 20 7623 5500 (in the United Kingdom).

PRINCIPAL HOLDERS OF VOTING SECURITIES

              As of March 15, 2013, the beneficial owners of 5% or more of our Ordinary Shares entitled to vote at the Annual Meeting and known to us were:

Name and Address of Beneficial Owner	Number of Class A Ordinary Shares		Percent of Class

Capital Research Global Investors 333 South Hope Street, Los Angeles, CA 90071	26,501,995	(1)	8.6%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119	20,586,365	(2)	6.7%
The Growth Fund of America, Inc. 333 South Hope Street, Los Angeles CA 90071	18,142,995	(3)	5.9%
Artisan Partners Limited Partnership 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	16,414,082	(4)	5.3%
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	16,102,112	(5)	5.2%

(1)
Based upon information contained in a Schedule 13G filed with the SEC on February 12, 2013 pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Capital Research Global Investors ("Capital Research") is a division of Capital Research Management Company ("CRMC") and a registered investment adviser and has: (a) sole voting power as to 26,501,995 Ordinary Shares; (b) shared voting power as to no Ordinary Shares; (c) sole dispositive power as to 26,501,995 Ordinary Shares; and (d) shared dispositive power as to no Ordinary Shares. According to the Schedule 13G, these Ordinary Shares are owned by various investment companies, with respect to which CRMC serves as investment adviser.

(2)
Based upon information contained in a Schedule 13G/A filed February 14, 2013 pursuant to Rule 13d-1(b) of the Exchange Act. Southeastern Asset Management, Inc. ("Southeastern") is a registered investment adviser and has: (a) sole voting power as to 11,374,077 Ordinary Shares; (b) shared voting power as to 6,649,788 Ordinary Shares; (c) no voting power as to 2,562,500 Ordinary Shares; (d) sole dispositive power as to 13,936,577 Ordinary Shares; (e) shared dispositive power as to 6,649,788 Ordinary Shares; and (f) no dispositive power as to no Ordinary Shares. According to the Schedule 13G/A, all of the Ordinary Shares covered by the Schedule 13G/A are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As permitted by Rule 13d-4 of the Exchange Act, Southeastern disclaims beneficial ownership of the Ordinary Shares covered by the Schedule 13G.

(3)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2013 pursuant to Rule 13d-1(b) of the Exchange Act. The Growth Fund of America, Inc. ("Growth Fund") is an investment company and has: (a) sole voting power as to 18,142,995 Ordinary Shares; (b) shared voting power as to no Ordinary Shares; (c) sole dispositive power as to no Ordinary Shares; and (d) shared dispositive power as to no Ordinary Shares. According to the Schedule 13G, Growth Fund is advised by CRMC and the shares reported in the Schedule 13G may also be reflected in a filing made by Capital Research.

(4)
Based upon the information contained in a Schedule 13G filed with the SEC on February 6, 2013 pursuant to Rule 13d-1(b) of the Exchange Act. Artisan Partners Limited Partnership ("Artisan Partners"); Artisan Partners Holdings LP, the sole limited partner of Artisan Partners ("Artisan Holdings"); Artisan Investment Corporation, the general partner of Artisan Holdings ("Artisan Corp."); Artisan Investments GP LLC, the general partner of Artisan Partners ("Artisan Investments"); ZFIC, Inc., the sole stockholder of Artisan Corp. ("ZFIC"); and Andrew A. Ziegler and Carlene M. Ziegler, the principal stockholders of ZFIC (together with Artisan Partners, Artisan Holdings, Artisan Corp., Artisan Investments and ZFIC, the "Artisan Parties") are the beneficial owners of 16,414,082 Ordinary Shares acquired on behalf of discretionary clients of Artisan Partners who have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares. The Artisan Parties have (a) sole voting power as to no Ordinary Shares; (b) shared voting power as to 14,913,652 Ordinary Shares; (c) sole dispositive power as to no Ordinary Shares; and shared dispositive power as to 16,414,082 Ordinary Shares.

(5)
Based upon the information contained in a Schedule 13G filed with the SEC on January 30, 2013 pursuant to Rule 13d-1(b) of the Exchange Act. BlackRock, Inc. is a parent holding company and has: (a) sole voting power as to 16,102,112 Ordinary Shares; (b) shared voting power as to no Ordinary Shares; (c) sole dispositive power as to 16,102,112 Ordinary Shares; (d) shared dispositive power as to no Ordinary Shares.

PROPOSAL 1—RESOLUTIONS REGARDING THE ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting. All of the current members of our Board of Directors (the "Board") are standing for election. With respect to Mr. Case, his employment agreement provides that he will be nominated for election as a director at each annual meeting of shareholders during the period of his employment. The term of each director expires at the next annual general meeting of shareholders, and each director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. The Board consists of a number of directors as is adopted from time to time by resolution adopted by the Board as provided in our Articles. Consistent with the terms of the Articles, the Board currently is authorized to have up to twenty-one members and the number of directors was most recently set at eleven. Proxies cannot be voted for a greater number of directors than the eleven nominees as identified in this Proxy Statement.

All nominees are currently directors of the Company. All nominees for director have consented to be named and have agreed to serve as directors, if elected. The Governance/Nominating Committee recommended to the full Board that each director be nominated to serve for an additional term.

Each of the eleven directors will be elected by the vote of a majority of the votes cast with respect to such director, which means that the number of votes cast for a nominee for director must exceed the number of votes cast against that nominee for director. A shareholder may: (i) vote for the election of a nominee for director; (ii) vote against the election of a nominee for director; or (iii) abstain from voting for a nominee for director.

Unless a proxy directs to the contrary, it is intended that the proxies will be voted FOR the election of each of the eleven nominees for director named on the following pages, to hold office until the 2014 annual general meeting or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a director. However, if any of them should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board.

Aon values a number of attributes and criteria when identifying candidates to serve as a director, including professional background, expertise, reputation for integrity, business, financial and management experience, leadership capabilities and diversity. In addition to the specific experience and qualifications set forth below, we believe all of the nominees are individuals with a reputation for integrity, demonstrate strong leadership capabilities and are able to work collaboratively to make contributions to the Board and management.

Set forth on the following pages is biographical and other background information concerning each nominee for election as a director. This information includes each nominee's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director. In addition, set forth below is the period during which each nominee has served as a director of Aon, including service as a director of Aon plc's predecessor, Aon Corporation. The information presented below has been confirmed by each nominee for purposes of its inclusion in this proxy statement. Ages shown for all directors are as of December 31, 2012.

            OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Lester B. Knight

Director since 1999
Age: 54

Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a director from 1995. Mr. Knight became Chairman of the Board of Directors of Aon in August 2008. He is a director of NorthShore University HealthSystem and Junior Achievement of Chicago, a Trustee of Northwestern University and a member of the Civic Committee of The Commercial Club of Chicago. Mr. Knight serves as Chairman of the Executive Committee and Chairman of the Governance/Nominating Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Knight should continue to serve as a director of Aon due to his background as the founder of a private equity firm focused on investing in the healthcare industry, his executive background at several leading healthcare companies and his financial and investment experience. Mr. Knight's career in positions of executive and management leadership provides the Board and the Company with management expertise and experience in oversight.

Gregory C. Case

Director since 2005
Age: 50

Mr. Case was elected President, Chief Executive Officer and director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. Mr. Case is a director of Discover Financial Services. He serves as a member of the Executive Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Case should continue to serve as a director of Aon due to his role as President and Chief Executive Officer of Aon, including his day to day leadership and intimate knowledge of Aon's business and operations, and his background as a management consultant, including in the Global Insurance and Financial Services areas.

Fulvio Conti

Director since 2008
Age: 65

Mr. Conti currently serves as Chief Executive Officer and General Manager of Enel SpA, Italy's largest power company, a position he has held since May 2005. From 1999 until his appointment as CEO and General Manager, he served as Chief Financial Officer of Enel. Mr. Conti has a financial career spanning over 40 years, and has held the role of Chief Financial Officer for various private and government-owned entities in Italy. In April 2006, Mr. Conti was appointed to the Board of Barclays PLC/Barclays Bank PLC as a non-executive director. Mr. Conti is vice president of Eurelectric and sits on the board of the National Academy of Santa Cecilia. In May 2009, he was appointed "Cavaliere del Lavoro" of the Italian Republic and in December of that year he became "Officier de la Légion d'Honneur" of the French Republic. In October 2011, Mr. Conti was appointed to the Board of Directors of the Italian Institute of Technology. In March 2012, Mr. Conti was appointed to the Board of RCS Mediagroup and in April 2012 he was appointed Vice President of Confindustria. He serves as the Chairman of the Finance Committee and as a member of the Executive Committee and Governance/Nominating Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Conti should continue to serve as a director of Aon due to his background as the Chief Executive Officer and previously, Chief Financial Officer, of a large international energy company, his familiarity with international business and finance activities, particularly in the European Union, and his global financial and management experience. Mr. Conti's background as a chief financial officer of a multinational utility provides a knowledgeable resource on matters relating to financial reporting and treasury.

Cheryl A. Francis

Director since 2010
Age: 58

Ms. Francis served as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Co., a publicly-traded print media company, from 1995 until 2000. Since 2000, Ms. Francis has served as a business consultant and, since August 2008, as Co-Chairman of the Corporate Leadership Center. From 2002 until August 2008, she served as Vice Chairman of the Corporate Leadership Center. Prior to her role at R.R. Donnelley, Ms. Francis served on the management team of FMC Corporation and its subsidiary, FMC Gold, including serving as Chief Financial Officer of FMC Gold from 1987 through 1991, and Treasurer of FMC Corporation from 1993 through 1995. She was also an adjunct professor for the University of Chicago Graduate School of Business from 1991 through 1993. Ms. Francis currently serves as a director of HNI Corporation and Morningstar, Inc., and previously served as a director of Hewitt from 2002 until our acquisition of Hewitt on October 1, 2010. She serves as a member of the Finance Committee and Organization and Compensation Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Ms. Francis should continue to serve as a director of Aon due to her background as the former Chief Financial Officer of a large publicly-traded company, which provides the Board with an increased level of financial literacy. In addition, her role as a Board member of other public companies provides valuable perspective on matters of risk oversight and executive management. Finally, her knowledge of the business conducted by Hewitt is particularly useful in matters affecting Aon Hewitt.

Edgar D. Jannotta

Director since 1995
Age: 81

Mr. Jannotta is Chairman of William Blair & Company, L.L.C., an international investment banking firm. Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, Senior Partner in January 1995, and Senior Director in January 1996. He is a Life Trustee of the University of Chicago and Chairman Emeritus of the Board of the Lyric Opera of Chicago. Mr. Jannotta is a director of Molex Incorporated and Laboratorios Grifols, S.A., and was a director of Bandag, Incorporated, Exelon Corporation and Commonwealth Edison Company during the last five years. He serves as a member of the Finance Committee and the Organization and Compensation Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Jannotta should continue to serve as a director of Aon due to his global financial experience, including his continuing role as Chairman of an international investment banking firm, which enables him to provide Aon with perspective on current global economic and financial trends. Further, his role as a Board member of a variety of companies provides valuable perspective on matters of risk oversight and executive management.

J. Michael Losh

Director since 2003
Age: 66

From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 2000 until 2002, Mr. Losh served as non-executive Chairman of Metaldyne Corporation, a leading global designer and supplier of metal based components, assemblies and modules for transportation related powertrain and chassis applications. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves on the Board of Directors of Prologis, Inc., CareFusion Corporation, H.B. Fuller Corporation, Masco Corp. and TRW Automotive Corp. He previously served as a director of Cardinal Health, Inc., Metaldyne Corporation, The Quaker Oats Company (prior to its acquisition by PepsiCo, Inc.), Delphi Corporation, Electronic Data Systems Corporation and Hughes Electronics Corporation. Mr. Losh serves as Chairman of the Audit Committee and as a member of the Executive Committee, Finance Committee and the Governance/Nominating Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Losh should continue to serve as a director of Aon due to his background as the former Chief Financial Officer of a large international automobile manufacturing company, which provides the Board with an increased level of financial literacy. In addition, his role as a Board member of a variety of companies provides valuable perspective on matters of risk oversight and executive management. Mr. Losh's experience has also led the Board to determine that Mr. Losh is an "audit committee financial expert" as defined by the SEC.

Robert S. Morrison

Director since 2000
Age: 70

Most recently, Mr. Morrison served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005. Earlier, he retired as Vice Chairman of PepsiCo, Inc. in February 2003. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. PepsiCo and Quaker Oats are companies engaged in the processing of packaged foods and beverages. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. He serves as a director of 3M and Illinois Tool Works Inc., where he is the non-executive Chairman of the Board of Directors, and also was a director of Tribune Company during the last five years. He serves as a member of the Audit Committee and Organization and Compensation Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Morrison should continue to serve as a director of Aon due to his role as the former Chairman, President and Chief Executive Officer of a large international food and beverage company and his additional executive background at large consumer product companies, which provide the Board with global management, financial and risk oversight experience. This experience has also led the Board to determine that Mr. Morrison is an "audit committee financial expert" as defined by the SEC.

Richard B. Myers

Director since 2006
Age: 70

General Myers served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a director of Deere & Company, Northrop Grumman Corporation and United Technologies Corporation. General Myers also serves as the Colin L. Powell Chair of National Security, Leadership, Character and Ethics at the National Defense University and is the Foundation Professor of Military History and Leadership at Kansas State University. He serves as a member of the Audit Committee, the Compliance Committee and the Organization and Compensation Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that General Myers should continue to serve as a director of Aon due to his background as the former Chairman of the Joint Chiefs of Staff, his strong leadership qualities and consensus building skills and his related management experience. In addition, General Myers' extensive experience and knowledge of global affairs provides the Board with an invaluable resource regarding conducting business in diverse geo-political environments.

Richard C. Notebaert

Director since 1998
Age: 65

From June 2002 until August 2007, Mr. Notebaert served as Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet based data, voice and image communications. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a director of Cardinal Health, Inc. and American Electric Power and serves as Chairman of the Board of Trustees of the University of Notre Dame. He serves as Chairman of the Organization and Compensation Committee and as a member of the Executive Committee and the Governance/Nominating Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Mr. Notebaert should continue to serve as a director of Aon due to his background as the former Chairman and Chief Executive Officer of several large international communications companies, which provides the Board with substantial global management, financial and risk oversight experience. In addition, Mr. Notebaert's experience as a director of a variety of companies provides valuable perspective on matters of risk oversight and executive management.

Gloria Santona

Director since 2004
Age: 62

Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. She is also a member of the senior management team of McDonald's. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations. She is a former member of the Board of Directors of the American Society of Corporate Secretaries, the American Corporate Counsel Association and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center, a Trustee of Lewis University, and a former member of the Board of Trustees of the Chicago Zoological Society and the Chicago Symphony Orchestra. She serves as Chair of the Compliance Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Ms. Santona should continue to serve as a director of Aon due to her background as the Executive Vice President, General Counsel and Secretary of a large international corporation and her related legal experience, which is particularly relevant to Aon in light of Aon's worldwide operations. Her experience also provides the Board with expertise in the area of regulatory compliance and risk management globally.

Dr. Carolyn Y. Woo

Director since 1998
Age: 58

Dr. Woo is the President and Chief Executive Officer of Catholic Relief Services. From July 1997 to December 2011, Dr. Woo served as the dean of the Mendoza College of Business at the University of Notre Dame. Dr. Woo currently serves on the Board of Directors of NiSource Industries, Inc. and was a director of Arvin Industries, Inc., Bindley Western Industries, Inc., Circuit City Stores, Inc., and St. Joseph Capital Bank during the last five years. She serves as a member of the Audit Committee, Compliance Committee and the Organization and Compensation Committee of our Board of Directors.

Specific experience, qualifications, attributes, and skills

The Board concluded that Dr. Woo should continue to serve as a director of Aon due to her background as leader of a global relief organization which provides the Board with an invaluable resource regarding conducting business in diverse geo-political environments. In addition, her previous position as former dean of the business school of a large university provides leadership expertise and consensus building skills as well as relevant management and business experience.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

              The following table sets forth the number of Ordinary Shares beneficially owned as of March 15, 2013 by each director nominee, by each of the named executive officers of Aon as set forth in the Summary Compensation Table for Fiscal Years 2012, 2011 and 2010 in this proxy statement, and by all directors, nominees and executive officers of Aon as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Information with respect to shares attributable to Aon's directors under various deferral accounts is set forth in the section captioned "2012 Director Compensation." No shares held by Aon's directors or executive officers are pledged as security.

Name	Aggregate Number of Ordinary Shares Beneficially Owned(1)	Percent of Class(2)
Lester B. Knight(3)(4)	131,784	*
Gregory C. Case**(5)(6)	1,998,254	*
Gregory J. Besio**(5)(7)	108,515	*
Fulvio Conti(4)	25,384	*
Christa Davies**(5)	322,226	*
Cheryl A. Francis(4)	14,328	*
Edgar D. Jannotta(4)	50,588	*
J. Michael Losh(4)	12,531	*
Stephen P. McGill**(5)	283,295	*
Robert S. Morrison(4)	17,441	*
Richard B. Myers(4)	11,208	*
Richard C. Notebaert(4)(8)	21,835	*
Gloria Santona(4)	15,220	*
Kristi A. Savacool**(5)	47,394	*
Carolyn Y. Woo(4)	12,451	*
All directors, nominees and executive officers as a group (21 persons)(5)	3,357,648	1.1%

(1)
The directors, nominees and named executive officers, and all directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the Ordinary Shares listed, except as indicated in notes (3), (6) and (8).

(2)
An asterisk indicates that the percentage of Ordinary Shares beneficially owned by the named individual does not exceed one percent (1%) of our outstanding Ordinary Shares. Named executive officers are indicated in the table by a double asterisk.

(3)
Includes 65,538 Ordinary Shares that are beneficially owned by a trust for the benefit of Mr. Knight's wife and 50,000 Ordinary Shares that are beneficially owned by the Knight Family Partnership.

(4)
Includes the following number of Ordinary Shares underlying vested deferred stock units for each director: Lester B. Knight, 16,246; Fulvio Conti, 8,754; Cheryl A. Francis, 6,486; Edgar D. Jannotta, 4,794; J. Michael Losh, 6,591; Robert S. Morrison, 5,221; Richard B. Myers, 4,536; Richard C. Notebaert, 4,794; Gloria Santona, 7,109; and Carolyn Y. Woo, 4,536.

(5)
Includes the following number of Ordinary Shares that the respective named executive officers and the other executive officers who are not named executive officers have or will have the right to acquire pursuant to presently exercisable employee stock options, or stock options that will become exercisable or stock awards that will become vested within 60 days following March 15, 2013: Gregory C. Case, 1,204,014; Gregory J. Besio, 0; Christa Davies, 164,011; Stephen P. McGill, 103,987; and Kristi A. Savacool, 45,825; and the other executive officers as a group, 117,304.

(6)
Includes 176,000 Ordinary Shares that are beneficially owned by a trust for the benefit of Mr. Case's children.

(7)
Includes a beneficial interest in Ordinary Shares of the Aon Ordinary Shares Fund of the Aon Savings Plan and the Aon Supplemental Savings Plan attributable to Mr. Besio of 7,991. No director or other executive officer has an interest in Ordinary Shares in the Aon Savings Plan or Aon Supplemental Savings Plan. The Ordinary Shares of the Aon Ordinary Shares Fund of the Aon Savings Plan and the Supplemental Savings Plan are voted by the trustees as directed by their respective participants; all Ordinary Shares for which voting instructions are not received are voted by the trustees in the same proportion as Ordinary Shares for which voting instructions are received.

(8)
Includes 17,041 Ordinary Shares that are beneficially owned by a grantor retained annuity trust.

CORPORATE GOVERNANCE

The Governance Guidelines of the Company provide the framework for the governance of Aon together with the Committee charters and the Code of Business Conduct, which sets forth standards of conduct for employees, officers and directors. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of Aon's progress on a regular basis through Board and Committee meetings, discussions with management, operating and financial reports provided by the Chief Executive Officer and Chief Financial Officer, and other material distributed to the directors throughout the year.

The Governance Guidelines require that Aon have a majority of directors who meet the categorical independence standards adopted by the Board, which must meet or exceed the independence requirements of the NYSE corporate governance standards. The Governance Guidelines further provide that each of the Audit, Governance/Nominating and Organization and Compensation Committees will be composed entirely of independent directors. The principal responsibilities of each Committee are described in this proxy statement in the section captioned "Board of Directors and Committees."

Director Independence

In accordance with the rules of the NYSE, the Board has adopted categorical independence standards, which either meet or exceed the independence requirements of the NYSE corporate governance standards, to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a director of Aon will not qualify as an independent director if:

    (i)
    The director is, or has been within the last three years, an employee of Aon, or an immediate family member of the director is, or has been within the last three years, an executive officer, of Aon;

    (ii)
    The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

    (iii)
    (A) The director is a current partner or employee of a firm that is Aon's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Aon's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Aon's audit within that time;

    (iv)
    The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

    (v)
    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

    (vi)
    The director, or the spouse of a director, serves as an executive officer of a charitable organization to which Aon's charitable contributions in the last fiscal year, excluding those made under Aon's matching gift program, exceeded the greater of $1 million or 2% of such organization's consolidated gross revenues.

For purposes of the categorical standards, "immediate family member" is defined to include a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director's home.

In connection with the determination of director independence, the Governance/Nominating Committee reviewed the categorical standards adopted by the Board together with other applicable legal requirements and the rules of the NYSE. The Committee also reviewed information compiled from the responses to questionnaires completed by each of Aon's directors, information derived from Aon's corporate and financial records, information available from public records, and information received from other relevant parties. Following this review, the Committee delivered a report to the full Board of Directors, and the Board made its determination of director independence.

As a result of this review, the Board affirmatively determined that each of the following directors does not have a material relationship with Aon and is independent under the categorical standards adopted by the Board, applicable legal requirements and the rules of the NYSE: Mr. Conti, Ms. Francis, Mr. Jannotta, Mr. Knight, Mr. Losh, Mr. Morrison, General Myers, Mr. Notebaert, Ms. Santona and Dr. Woo. In addition, the Board affirmatively determined that Mr. Kalff, Mr. Martin, Mr. McKenna and Mr. Rogers were independent under these standards during their respective tenures in 2012. Mr. Case is considered a management director because of his position as President and Chief Executive Officer of Aon.

In determining that each of the non-employee directors is independent, the Board also considered the following relationships that it deemed were immaterial to such director's independence.

With respect to Mr. Conti, Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that, in the ordinary course of business, Aon has sold services to a company (or other entity) at which these directors is an executive officer (or, in the case of Mr. Martin, is Of Counsel and a retired Partner), and in each case, the amount received from the entity in any of the previous three fiscal years was below the greater of $1 million or one percent (1%) of that entity's annual revenue. In addition, the amount received from the entity in any of the previous three fiscal years was below one percent (1%) of Aon's annual revenue.

With respect to Mr. Martin, the Board considered that, prior to his retirement from the Board and in the ordinary course of business, Aon purchased services from an entity at which Mr. Martin is Of Counsel and a retired Partner, and the amount paid to this entity in any of the previous three fiscal years was below one percent (1%) of the entity's annual revenue.

With respect to Mr. Knight, the Board considered personal investments made by Mr. Jannotta and Mr. McKenna, as well as by the Aon Pension Fund, in a privately held fund managed by Mr. Knight.

With respect to Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that Aon made charitable contributions in 2012 to organizations in which the director or a director's spouse was an officer, director or Trustee.

With respect to Ms. Francis, the Board considered the relationship between Aon and a non-profit entity of which Ms. Francis serves as co-Chair, in connection with a program designed to promote the development and advance the careers of high-potential executives.

Majority Voting

Aon's Articles require that directors be elected by majority vote in uncontested elections. In a contested election, directors will be elected by plurality vote. In addition, the Governance Guidelines provide that any incumbent director who fails to receive a majority of the votes cast in an uncontested election (and who is not otherwise removed by ordinary resolution of the shareholders) must immediately offer to tender his or her resignation to the Board. The Board will then determine, through a process overseen by the Governance/Nominating Committee, whether to accept the resignation, reject the resignation, or take other action. The Board will act on the recommendation of the Governance/Nominating Committee, and promptly disclose its decision and the rationale behind such decision in a Form 8-K filed with the SEC.

Board Meetings

The Board met eleven times in 2012 and took action by unanimous written consent twice. All incumbent directors attended at least seventy-five (75%) of the aggregate of the total meetings of the Board and all Committees of the Board on which they served.

Meetings of Non-Management Directors

In accordance with NYSE rules and the Governance Guidelines, non-management directors meet regularly in executive session without management. Lester B. Knight, Aon's Non-Executive Chairman, chairs these executive sessions.

Share Ownership Guidelines

The Board of Directors has adopted Share Ownership Guidelines for Aon's senior executives and Share Ownership Guidelines for Non-Management Directors. Additional information on the Share Ownership Guidelines for Aon's senior executives can be found under the heading "Share Ownership Guidelines" in the section captioned "Compensation Discussion and Analysis." The Share Ownership Guidelines for Non-Management Directors require each non-management director to hold an investment position in Ordinary Shares equal to five times the annual director retainer. The Guidelines provide a transition period of five years for non-management directors to achieve the ownership guidelines level; provided, however that each new non-management director is expected to hold 1,000 Ordinary Shares within the first year of joining the Board or transitioning from a management director to a non-management director. In addition to shares held directly, vested deferred stock units and shares credited to deferred accounts will be included when determining if the target ownership level has been achieved. The guidelines serve to increase our non-management directors' equity stakes in Aon and align our non-management directors' interests more closely with those of our shareholders.

Hedging and Pledging Shares

Our Board of Directors has adopted a policy prohibiting all executive officers and directors from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to our securities. The Board also has adopted a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.

Incentive Repayment Policy

In November 2012, the Board adopted an Incentive Repayment Policy applicable to our executive officers. Pursuant to the Incentive Repayment Policy, the Board may cancel or require reimbursement of any incentive payments or equity-based awards received if the incentive payment or equity award was based on the achievement of financial results that are subsequently restated. If the Board determines that the executive officer engaged in fraud that caused or partially caused the need for the financial restatement, the incentive payment or equity-based award is required to be forfeited or reimbursed in full. If the restatement was not the result of fraud by the executive officer, the Board may, to the extent allowed under applicable law, require forfeiture or reimbursement of the amount the incentive payment or equity-based award exceeded the lower amount that would have been made based on the restated financial results.

Upon the SEC's issuance of final rules regarding incentive repayments pursuant to the Dodd-Frank Act, the Company will adopt a revised mandatory Incentive Repayment Policy that will require the Company, in the event of a restatement, to recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statements.

Attendance at Annual Meeting

The Governance Guidelines provide that directors are expected to attend the annual general meeting. All of our Board members serving at the time attended the annual general meeting of Aon plc held on May 18, 2012.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors by contacting the non-management Directors of Aon plc, c/o Office of the Company Secretary, 8 Devonshire Square, London EC2M 4PL, London, United Kingdom. Alternatively, shareholders and other interested parties may communicate with Aon's non-management directors via electronic mail to the following address: corporate.governance@aon.com.

The non-management directors have established procedures for handling communications from shareholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board of Directors, the non-management directors or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director upon request.

Code of Business Conduct

The Board has adopted a code of business conduct that applies to our directors, officers and employees. The Code of Business Conduct can be found on our web site at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/code-of-business-conduct.jsp and is available in print copy to any shareholder who makes a written request to the Office of the Company Secretary.

We intend to disclose future amendments to, or waivers from, certain provisions of both the Code of Business Conduct on our website promptly following the date of such amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

Since 2005, the positions of Chief Executive Officer and Chairman of the Board of Directors have been held by separate individuals. Effective August 1, 2008, Lester B. Knight was elected Non-Executive Chairman of Aon's Board of Directors. The position of Non-Executive Chairman is independent from Aon management. As Non-Executive Chairman, Mr. Knight sets the agendas for, and presides over, the Board meetings and also chairs executive sessions of the non-management directors. The Chief Executive Officer is also a member of the Board and participates in its meetings. The Board of Directors believes the separation of the positions of Chief Executive

Officer and Chairman is the appropriate structure at this time, as it allows the Chief Executive Officer to focus on the management of Aon and the Chairman to ensure that the Board is focused on its oversight responsibilities, including independent oversight of Aon management.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of risks that Aon faces, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. In its risk oversight role, Aon's Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right "tone at the top" and full and open communication between management and the Board are essential for effective risk management and oversight. The Board regularly dedicates a portion of its meeting agenda to a review and discussion of enterprise risk management. In addition, senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board of Directors receives presentations from senior management on strategic matters involving our operations.

While the Board is ultimately responsible for risk oversight at Aon, Aon's Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Board of Directors has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing Aon. The charter provides that the Audit Committee will discuss guidelines and policies with respect to risk assessment and risk management and will discuss Aon's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also has general oversight responsibility for Aon's compliance with legal, regulatory and ethics requirements, which represent many of the most significant risks that Aon faces. The Audit Committee annually reviews legal, regulatory and ethics policies and programs, including Aon's Code of Business Conduct. In addition, the Audit Committee periodically reviews with Aon management any material correspondence with, or other action by, regulators or governmental agencies, and also periodically reviews with Aon's General Counsel legal matters that may have a material impact on Aon's financial statements or compliance policies. Aon's senior management periodically reviews with the Audit Committee the major risks facing Aon and the steps management has taken to monitor and mitigate those risks.

In light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to Aon's compliance programs and policies, the Audit Committee formed the Compliance Committee, a standing subcommittee of the Audit Committee, to oversee Aon's implementation of compliance policies, programs and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon and to assist the Audit Committee in fulfilling its oversight responsibility for Aon's legal, regulatory and ethics policies and programs.

While the Board's primary oversight of risk is through the Audit Committee, the Board has delegated to other Committees the oversight of risks within their areas of responsibility and expertise. For example, the Organization and Compensation Committee reviews the risks associated with Aon's compensation practices, including an annual review of Aon's risk assessment of its compensation policies and practices for its employees. In the first quarter of 2013, the independent compensation consultant for that committee assessed our executive compensation policies and practices and concluded that they do not motivate imprudent risk taking.

The Finance Committee reviews significant financial exposures and contingent liabilities of Aon, including Aon's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, treasury counterparty risk and Aon's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. In addition, the Finance Committee reviews proposed mergers, acquisitions and divestitures; monitors the financial performance of completed mergers and acquisitions; and oversees the financial, investment and actuarial policies and objectives of Aon's ERISA-qualified benefit plans, reviews the investment performance of those plans, and periodically reviews the investment performance of, and makes recommendations regarding investment guidelines for, non-U.S. benefit and retirement plans. The Finance Committee also reviews Aon's major insurance programs.

The Governance/Nominating Committee oversees the risks associated with Aon's overall governance and its succession planning process to confirm that Aon has a slate of future, qualified candidates for key management positions.

The Board believes that its oversight of risks, primarily through delegation to the Audit Committee but also through delegation to other Committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a company like Aon that serves clients through its risk solutions business, acting as an advisor and insurance and reinsurance broker, and human resources solutions business, partnering with organizations to solve their most complex benefits, talent and related financial challenges. The Chair of each Committee that oversees risk provides a summary of the matters discussed with the Committee to the full Board following each Committee meeting. The minutes of each Committee meeting are also provided to all Board members.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has appointed standing Committees, including Executive, Audit, Governance/ Nominating, Finance and Organization and Compensation Committees. The Audit Committee has also established the Compliance Committee as a standing sub-committee of the Audit Committee. The charters of the Executive, Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees are available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-committees-charters.jsp. The Governance Guidelines are also available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/ guidelines-policies/aon-corporation-governance- guidelines.jsp.

Membership on the Committees since the last annual general meeting in 2012 has been as follows:

Executive	Audit	Compliance	Finance	Governance/ Nominating	Organization and Compensation
Lester B. Knight(1) Gregory C. Case Fulvio Conti J. Michael Losh Richard C. Notebaert	J. Michael Losh(1) Robert S. Morrison Richard B. Myers Gloria Santona Carolyn Y. Woo	Gloria Santona(1) Richard B. Myers Carolyn Y. Woo	Fulvio Conti(1) Cheryl A. Francis Edgar D. Jannotta J. Michael Losh	Lester B. Knight(1) Fulvio Conti J. Michael Losh Richard C. Notebaert Gloria Santona	Richard C. Notebaert(1) Cheryl A. Francis Edgar D. Jannotta Robert S. Morrison Richard B. Myers Carolyn Y. Woo

(1)
Chair.

Executive Committee

When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee acted by unanimous written consent on three occasions in 2012.

Audit Committee

In 2012, the Audit Committee met seven times. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. In addition, as required by the rules of the NYSE, all of the Committee members are financially literate. The Board of Directors has determined that each of J. Michael Losh, the Chairman of our Audit Committee, and Robert S. Morrison is an "audit committee financial expert" within the meaning of rules promulgated by the SEC. The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements and financial reporting process; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the engagement of the independent auditor, and its qualifications, independence and performance; (iv) subject to the provisions of the U.K. Companies Act 2006, the appointment and performance of the U.K. statutory auditor as required under the U.K. Companies Act 2006; and (v) the performance of Aon's internal audit function. In discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities.

The Board has considered Mr. Losh's service as a member of other audit committees, and determined that Mr. Losh's simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on our Audit Committee. In reaching this determination, the Board considered Mr. Losh's substantial experience and understanding of public company financial reporting, accounting principles and audit committee functions acquired throughout the course of his professional career, and his availability to devote time and attention to his service on the Audit Committee as he is not currently serving in an executive officer capacity for another company.

Additional information regarding the Audit Committee's responsibilities may be found in this proxy statement in the section captioned "Report of the Audit Committee."

Compliance Committee

The Compliance Committee is a standing sub-committee of the Audit Committee, which has general oversight responsibility for Aon's legal, regulatory and ethics policies and programs. The primary purposes of the Compliance Committee are to: (i) oversee Aon's implementation of compliance programs, policies and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon; and (ii) assist the Audit Committee in fulfilling its oversight responsibilities for Aon's compliance and ethics programs, policies and procedures. The Compliance Committee reports regularly to the Audit Committee regarding its activities. Each member of the Compliance Committee is independent as defined in the independence standards of the NYSE. The Compliance Committee met four times during 2012.

Finance Committee

The Finance Committee is responsible for assisting the Board with monitoring and overseeing Aon's balance sheet, including Aon's capital management strategy, capital structure, investments, returns and related policies. The Finance Committee also reviews certain proposed mergers, acquisitions and divestitures in accordance with policies established by the Board. In addition, the Finance Committee oversees the financial, investment and actuarial policies and objectives of Aon's ERISA-qualified benefit plans, and reviews the investment performance of non-U.S. benefit and retirement plans. The Finance Committee met four times during 2012.

Governance/Nominating Committee

The Governance/Nominating Committee identifies and recommends to the Board of Directors candidates for service on the Board, reviews and recommends the renomination of incumbent directors, reviews and recommends Committee appointments and leads the annual performance evaluation of the Board and its Committees. In addition, the Governance/Nominating Committee develops and recommends governance guidelines for Aon to the Board of Directors, reviews related party transactions, periodically reviews management succession planning and periodically reviews compliance with stock ownership guidelines. Each member of the Governance/Nominating Committee is independent as defined in the independence standards of the NYSE. The Governance/Nominating Committee met six times during 2012.

The Governance/Nominating Committee considers recommendations for director candidates from Aon's directors and executive officers. In addition, the Governance/Nominating Committee will consider shareholders' recommendations. Recommendations, together with the name and address of the shareholder making the recommendation, relevant biographical information regarding the proposed candidate, and a description of any arrangement or understanding between the shareholder and the proposed nominee, should be sent to our Company Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating director candidates, including professional background, expertise, reputation for integrity, business experience, leadership capabilities and potential contributions to the Board of Directors and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the categorical independence standards adopted by the Board consistent with the NYSE corporate governance standards.

The Board of Directors also values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity that exists in its composition provides significant benefits to the Board and Aon. Although there is no specific policy on diversity, the Governance/Nominating Committee considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience. The effectiveness of the nomination process, including the criteria used for selecting nominees for directors, is evaluated by the Board each year as part of its annual self-evaluation process and by the Governance/Nominating Committee as it evaluates and identifies director candidates.

When a vacancy exists on the Board of Directors due to the expansion of the size of the Board of Directors or the resignation or retirement of an existing director, the Governance/Nominating Committee identifies and evaluates potential director nominees. The Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify director candidates and sole authority to approve such search firm's fees and other retention terms.

Candidates for director are evaluated using the criteria discussed above and the existing composition of the Board of Directors, including its size, structure, backgrounds and areas of expertise of existing directors and the number of independent and management directors. The Governance/Nominating Committee also considers the specific needs of the various Board Committees. The Governance/Nominating Committee recommends potential director candidates to the full Board of Directors, which is responsible for final approval of any director candidate. This process is the same for director candidates who are recommended by our shareholders.

Recommendations for director candidates to stand for election at the 2014 annual general meeting must be submitted in writing to the Company Secretary of Aon, 8 Devonshire Square, London EC2M 4PL, United Kingdom. Recommendations will be forwarded to the Chairman of the Governance/Nominating Committee for review and consideration.

Organization and Compensation Committee

The Organization and Compensation Committee (the "Compensation Committee") assists the Board in carrying out its overall responsibilities with regard to executive compensation, including oversight of the determination and administration of Aon's philosophy, policies, programs and plans for executive officers and non-management directors. The Compensation Committee annually reviews and determines the compensation of Aon's executive officers, including Aon's Chief Executive Officer subject to the input of the independent members of the Board. The Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Compensation Committee administers the Aon Corporation 2011 Incentive Plan (and its predecessor plans), including granting equity (other than awards to the Chief Executive Officer, which awards are approved by the independent members of the Board) and interpreting the plan, and has general administrative responsibility with respect to Aon's other U.S. employee benefit programs. In addition, the Compensation Committee reviews and makes recommendations to the Board concerning directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Compensation Committee also reviews and discusses the compensation disclosures contained in Aon's Annual Report on Form 10-K and proxy statement and the U.K. directors' remuneration report. The Compensation Committee may delegate its authority to sub-committees when appropriate, although it did not do so in 2012. The Compensation Committee met eight times during 2012 and acted by unanimous written consent twice.

Process of Determining Executive Compensation

Aon management assists the Compensation Committee in managing Aon's executive and director compensation programs. Direct responsibilities of management include, but are not limited to:

•
Recommending executive compensation increases, short and long-term incentive awards and, where applicable, severance benefits for executive officers other than the Chief Executive Officer;

•
Providing an ongoing review of the effectiveness of Aon's executive compensation programs and aligning the programs with the Aon's objectives;

•
Designing and recommending the amendment of long-term and short-term cash and equity-based incentive plans for executives; and

•
Designing and recommending the amendment of U.S. employee benefit plans.

In the first quarter of 2013, the independent directors evaluated the performance, and reviewed the compensation, of the Chief Executive Officer. At that time, the Compensation Committee also evaluated the performance and reviewed the compensation of all other executive officers. The Compensation Committee also approved for each executive officer a target annual incentive for 2013 performance and the specific corporate performance metric that Aon's performance would be measured against for 2013.

In connection with this annual compensation review, management presented the Compensation Committee with compensation tally sheets reporting compensation paid for 2012 and competitive pay data, where available, as a market check. The Compensation Committee also reviewed and considered the overall performance of Aon against a target that was established for 2012 culminating in certain compensation decisions made by the Compensation Committee during the first quarter of 2013. The Compensation Committee's decisions with respect to the compensation of our executive officers are described in this proxy statement in the section captioned "Compensation Discussion and Analysis."

Relationship with Executive Compensation Consultant

Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The consultant provides expertise on various matters coming before the Compensation Committee. The consultant is engaged by, and reports directly to, the Compensation Committee. The consultant does not advise Aon's management or receive other compensation from Aon. George Paulin, the Chief Executive Officer of Frederic W. Cook & Co., Inc., typically participates in all meetings of the Compensation Committee during which executive compensation matters are discussed and communicates between meetings with the Chairman of the Compensation Committee. During 2012, the consultant assisted the Compensation Committee by: providing insights and advice regarding Aon's compensation philosophy, objectives and strategy; developing criteria for identification of Aon's peer group for executive compensation and company performance review purposes; reviewing management's proposals for the design of short-term cash and long-term equity incentive compensation programs; providing insights and advice regarding Aon's analysis of risks arising from its compensation policies and practices; advising on and providing comments on management's recommendations regarding executive officers' bonuses for 2012 and equity-based awards granted in 2012; and advising the Compensation Committee on relocation benefits payable to relocating executive officers as part of Aon's redomestication to the U.K. Management periodically retains other consulting firms to provide pay survey data and other non-executive compensation services that may be presented to or reviewed by the Compensation Committee and reviewing Aon's non-employee director benefit programs.

The Compensation Committee has assessed the independence of Frederic W. Cook & Co., Inc. pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Frederic W. Cook & Co., Inc. from serving as an independent consultant to the Compensation Committee.

Review of Compensation Policies and Practices

Although recently there has been increased scrutiny of risk and whether companies' compensation programs contribute to unnecessary risk taking, Aon believes that it has historically maintained a level of prudence associated with its compensation programs and will continue to do so. Aon engages in a process to evaluate whether its executive and broad-based compensation programs contribute to unnecessary risk-taking, which includes an assessment by the Compensation Committee's independent consultant of whether these programs create material risk. Aon has concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on Aon.

Compensation Committee Interlocks and Insider Participation

From January 1, 2012 to May 18, 2012, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Cheryl A. Francis, Edgar D. Jannotta, Andrew J. McKenna (resigned effective March 30, 2012), Robert S. Morrison and Richard B. Myers. From May 18, 2012 through December 31, 2012, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Cheryl A. Francis, Edgar D. Jannotta, Robert S. Morrison, Richard B. Myers and Carolyn Y. Woo. No member of the Compensation Committee was, during 2012 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2012, there were no compensation committee interlocks required to be disclosed.

REPORT OF THE AUDIT COMMITTEE

              The Audit Committee oversees Aon's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process. Ernst & Young LLP, Aon's independent registered public accounting firm for 2012, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles and the effectiveness of Aon's internal control over financial reporting.

              In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2012, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and Ernst & Young LLP's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP the matters that are required to be discussed by Auditing Standards and the SEC.

              In addition, the Audit Committee has discussed with Ernst & Young LLP the independence of that firm from Aon and its management, including the matters in the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence). The Audit Committee has also considered whether Ernst & Young LLP's provision of non-audit services to Aon is compatible with maintaining Ernst & Young LLP's independence. The Audit Committee has concluded that Ernst & Young LLP is independent from Aon and its management.

              Ernst & Young UK LLP, Aon's U.K. statutory auditor for 2012, is responsible for expressing opinions on the conformity of Aon's audited financial statements with the requirements of the Act. The Audit Committee has discussed with Ernst & Young UK LLP the matters that are required to be discussed under the requirements under the Act. The Audit Committee has discussed with Ernst & Young UK LLP the independence of that firm from Aon and its management and the Audit Committee has concluded that Ernst & Young UK LLP is independent.

              The Audit Committee discussed with Aon's internal auditors, Ernst & Young LLP and Ernst & Young UK LLP the overall scope and plans for their audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

              In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Audit Committee has approved, and the Board of Directors has requested that shareholders ratify, the selection of Ernst & Young LLP as Aon's independent registered public accounting firm for the year ending December 31, 2013 and Ernst & Young UK LLP as our U.K. statutory auditor (as is also required under the Act) until the next annual general meeting where accounts are laid before the shareholders.

J. Michael Losh, Chairman Robert S. Morrison Richard B. Myers	Gloria Santona Carolyn Y. Woo

Audit Fees.    Fees for audit services totaled approximately $18.9 million in 2012 and $18.6 million in 2011. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes Oxley Section 404, the reviews of Aon's documents filed with the SEC, and statutory audits required domestically and internationally.

Audit Related Fees.    Fees for audit related services totaled approximately $1.6 million in 2012 and $1.7 million in 2011. Audit related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $2.1 million in 2012 and $2.0 million in 2011.

All Other Fees.    Fees for all other services not included above totaled $0 in each of 2012 and 2011.

Audit Committee's Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the Audit Committee's initial pre-approval process that occurs on an annual basis. In those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

PROPOSAL 2—RESOLUTION TO RECEIVE THE COMPANY'S ANNUAL REPORT AND ACCOUNTS

The directors are required to present to the meeting the Company's audited annual accounts and related directors' and auditor's reports and the audited part of the directors' remuneration report for the year ended December 31, 2012 (the "Annual Report"). In accordance with our obligations under English law, we will provide our shareholders at the Annual Meeting an opportunity to accept, in a non-binding vote, the Annual Report and ask any relevant and appropriate questions of the representative of Ernst & Young UK LLP in attendance at the Annual Meeting.

              OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RECEIPT OF THE ANNUAL REPORT.

PROPOSAL 3—RESOLUTION REGARDING RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as Aon's independent registered public accounting firm for the year ending December 31, 2013, subject to ratification by our shareholders. Ernst & Young LLP was first retained as the independent registered public accounting firm of our predecessor entity as parent of the Aon group, Aon Corporation, in February 1986. Although this appointment is not required to be submitted to a vote of the shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year 2013. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of Ernst & Young LLP.

We anticipate that a representative of Ernst & Young LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by shareholders at the Annual Meeting.

              OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 4—RESOLUTION RE-APPOINTING ERNST & YOUNG UK LLP AS THE COMPANY'S U.K. STATUTORY AUDITORS UNDER THE COMPANIES ACT 2006 (TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY)

              Under the U.K. Companies Act 2006, our U.K. statutory auditors must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Ernst & Young UK LLP has served as our statutory auditors since our re-registration as a public limited company in March 2012. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

              OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RE-APPOINTMENT OF ERNST & YOUNG UK LLP AS OUR U.K. STATUTORY AUDITORS UNDER THE COMPANIES ACT 2006 (TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY).

PROPOSAL 5—RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS TO DETERMINE THE COMPANY'S U.K. STATUTORY AUDITOR'S REMUNERATION

              Under the U.K. Companies Act 2006, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board of Directors to determine Ernst & Young UK LLP's remuneration as our U.K. statutory auditor. It is proposed that the Board of Directors would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board's procedures and applicable law.

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AUTHORIZATION OF OUR BOARD OF DIRECTORS TO DETERMINE OUR U.K. STATUTORY AUDITOR'S REMUNERATION.

COMPENSATION COMMITTEE REPORT

              The Organization and Compensation Committee of the Board of Directors of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

              Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Aon's Annual Report on Form 10-K.

              This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent directors:

Richard C. Notebaert, Chairman Cheryl A. Francis Edgar D. Jannotta	Robert S. Morrison Richard B. Myers Carolyn Y. Woo

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

              This Compensation Discussion and Analysis ("CD&A") describes and analyzes our executive compensation program. It should be read in conjunction with the executive compensation tables and corresponding footnotes that follow, as it provides context for the amounts shown in the tables and the footnote disclosures.

              This CD&A is arranged in the following five sections:

    •
    Executive Summary
    •
    Discussion of our compensation objectives and pay for performance orientation
    •
    Analysis of 2012 key compensation decisions
    •
    Explanation of compensation components and process
    •
    Other policies and practices as they relate to our executive compensation program

              In this proxy statement, the reference to our "named executive officers" means Gregory C. Case, our President and Chief Executive Officer (our "CEO"); Christa Davies, our Executive Vice President and Chief Financial Officer (our "CFO"); and Stephen P. McGill, Kristi Savacool and Gregory J. Besio, our three other most highly compensated executive officers for 2012.

EXECUTIVE SUMMARY

Who We Are

We are a global professional services firm with approximately 65,000 employees worldwide focused exclusively on risk and people. We are the industry-leading advisor on risk solutions, both retail and reinsurance, and human resources solutions. We have a presence in over 120 countries with more than 500 offices.

Our Performance

In 2012 net income attributable to Aon shareholders from continuing operations increased 5% per share. Additionally, we achieved record cash flow from operations of $1.4 billion. Our stock price return was a positive 19%, as compared to the return of the benchmark S&P 500 of 16%, Marsh & McLennan of 7% and a decline in Willis Group Holdings of 14%.

We delivered improved organic growth in 2012 across both our Risk Solutions segment and HR Solutions segment, despite continuing economic headwinds in Europe and competitive pricing in key areas of our HR Solutions segment. The market had a modestly favorable impact on average globally for our Risk Solutions segment as pricing trended positively throughout the year and exposures were largely stable across the globe. We believe that we have significant leverage in an improved economy as GDP, insured values, unemployment levels and interest rates improve.

We continued to execute on our goals of strategically investing in long-term growth, managing expenses and effectively allocating capital. In our Risk Solutions segment, we continue to drive a set of initiatives to strengthen our industry-leading platform with investment in our Global Risk Insight Platform and in key talent to support emerging market growth. In our HR Solutions segment, we successfully launched the first fully-insured multi-carrier healthcare exchange for corporate participants. We returned $1.3 billion of excess capital to shareholders through our share repurchase program and dividends, highlighting our strong cash flow generation and effective allocation of capital. In addition, we took significant steps to unlock that value for shareholders by increasing our strategic position and financial flexibility with the change in jurisdiction of incorporation from Delaware to England on April 2, 2012 and the move of our corporate headquarters to London.

We believe we are well positioned for long-term value creation through improvements in operating performance and strong free cash flow generation.

How We Measure Performance for Pay Purposes

For 2012 and each of the six prior calendar years, achievement under our long-term equity-based incentive program (LPP) was based on a three-year cumulative adjusted non-GAAP earnings per share ("EPS") growth rate. For each period's program, the list of applicable adjustments to the corresponding GAAP figure is set forth in the program documentation at the beginning of the three year period and is intended to exclude the impact of items of a discrete or non-operating nature such as restructuring charges so as to provide a target that while challenging, does not factor in events outside of the officers' control. We believe this metric measures our core operating performance in a manner more consistent with how our shareholders evaluate our core operating performance. We also believe the cumulative nature of the measure balances short and long term perspectives appropriately. As explained in more detail below, the growth rate for the period 2010-2012 exceeded the minimum threshold for payout but moderately missed the target growth rate.

For our 2012 annual bonus plan, we measured threshold achievement using a non-GAAP measure of adjusted pre-tax income ("PTI") from continuing operations. We believe this metric, which excludes the impact of restructuring charges and certain other unusual items, is a better tailored measure of our core operating performance that more closely ties to how we evaluate our performance and directly links executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. In 2012, adjusted pre-tax income surpassed the payout threshold but fell slightly short of the target level, as described below.

For 2013, our long-term equity-based incentive program will use our publicly-reported adjusted EPS metric as a starting point, while our 2013 annual bonus plan will use our publicly-reported adjusted PTI metric as a starting point. Both programs will allow for potential but limited adjustments from those measures. These changes to the baseline for the calculation are intended to add to the clarity and transparency of the compensation programs but not anticipated to make targets fundamentally more or less challenging to achieve.

Our Compensation

We awarded our named executive officers for their dedication and achievement in 2012 with compensation linked to performance, in most cases long-term sustained performance. Namely:

  •
  Performance-based compensation comprised 89% of the 2012 total direct compensation for Mr. Case and 85% for our other named executive officers on average.

  •
  Aon's financial performance over a multi-year period was the sole consideration for long-term incentives settled for the 2012 fiscal year. In early 2013, we settled performance share units granted to our named executive officers in 2010. Those units were linked to Aon's performance from 2010 through 2012. The units were settled, and Ordinary Shares were awarded, at 87% of target due to Aon's performance over that three-year period, as measured by cumulative adjusted EPS from continuing operations. Our cumulative adjusted EPS for that period moderately missed the target.

  •
  In 2012, we granted performance share units to each of our named executive officers, the settlement value of which will depend on Aon's cumulative EPS performance from 2012 through 2014 and the share price at the time of settlement.

  •
  Aon's financial performance was the principal consideration for the bonuses awarded to our named executive officers for 2012. The 2012 bonus pool for our 11 senior executives funded at 91% of target. The target was set pursuant to a matrix formulation adopted by the Compensation Committee for 2012. The matrix formulation determined funding for the pool based solely on Aon's actual 2012 adjusted PTI as compared to planned 2012 PTI as established in accordance with Aon's internal forecasts. Mr. Case received an annual bonus for 2012 of $2,950,000. This represents 98% of the 2012 target annual bonus for Mr. Case. The remaining named executive officers received in the range of 83% to 103% of their target annual bonuses for 2012 performance.

  •
  In 2012, we continued to implement our policy of eliminating excise tax gross-up protection from our change-in-control agreements. Effective March 27, 2012, Ms. Davies and Mr. Besio each entered into a change-in-control agreement with Aon that provides the executive no such protection in the event of a change-in-control of Aon. Currently, none of our named executive officers have tax gross-up protection under change-in-control agreements. As the employment agreements of our other senior executives are up for renewal or are otherwise materially amended, we intend to eliminate tax gross-up protection from their change-in-control agreements.

  •
  Aon's Board adopted an Incentive Repayment Policy applicable to our executive officers effective in the fourth quarter of 2012.

  •
  In 2012, we made no adjustments from the previously established levels for base salaries or target annual bonuses of our named executive officers, other than the reduction to Mr. Besio's target bonus from 150% to 100% in the first quarter of 2012.

  •
  In 2012, we provided relocation benefits to certain of our named executive officers that relocated to our new corporate headquarters in London, England. The Compensation Committee approved the benefits after consulting with its independent compensation consultant, and each relocating executive signed an international assignment letter with Aon that sets forth the material relocation benefits available to him or her. Aon's shareholders indicated their support for the relocation benefits by passing an advisory vote on the "say on golden parachute" proposal presented at the March 16, 2012 special meeting of shareholders with approximately 94% of votes cast on the proposal in favor of the proposal. Accordingly, during 2012 the Compensation Committee made no changes to the relocation benefits provided to our named executive officers in response to such vote. The compensation received in connection with the relocation is reflected in the Summary Compensation Table for Fiscal Years 2012, 2011 and 2010.

These and other compensation decisions are explained below. We believe our compensation program achieved its purpose in 2012, as described below.

COMPENSATION OBJECTIVES AND PAY FOR PERFORMANCE ORIENTATION

We continue our journey to build, and continuously improve upon, the leading risk advice and HR solutions firm in the world. We accomplish this by providing clients with world-class advice, solutions, innovation and execution. To achieve those objectives, we must be the destination of choice for the best talent. Our compensation program supports this vision and business strategy and fundamentally aligns the financial interests of our executives with those of our shareholders in both our short and long-term programs. We strive to maximize shareholders' return primarily through growth in PTI from continuing operations and adjusted EPS.

We have a guiding philosophy with regard to our variable components of compensation, such as equity-based awards and annual bonuses. This philosophy dictates that our shareholders should always benefit first before any element of our executives' variable compensation is earned or paid. For example, under our annual bonus program, a minimum level of corporate performance must be achieved before any bonus is payable. We carefully set that minimum each year. Even if the minimum level is achieved, the Compensation Committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

The core principle of our executive compensation program continues to be pay for performance. Our approach includes strong governance features, including our share ownership guidelines for executive officers, as described below, and our annual risk assessment regarding our compensation program.

We strive to link the vast majority of our executives' pay to performance. Performance-based compensation for 2012 of our named executive officers represents a significant percentage of their total direct compensation, as follows:

(1)
The "performance-based pay" component of the charts above is the sum of: (A) the cash portion of the executive's bonus paid for 2012 performance plus (B) the target value of all performance-based equity awards granted to the executive for 2012 performance or during 2012.
(2)
The "fixed pay" component of the chart above is the executive's 2012 base salary.
(3)
For our other NEOs, the performance-based amount ranged from 78% to 93% of the named executive officer's total compensation.

These supplemental graphs are not required by the SEC, but rather they are provided to demonstrate the link between performance and our executives' total direct compensation for 2012. Please refer to the Summary Compensation Table for Fiscal Years 2012, 2011 and 2010 for complete disclosure of the total compensation of our named executive officers, reported in accordance with the SEC disclosure requirements.

ANALYSIS OF 2012 KEY COMPENSATION DECISIONS

Equity-Based Awards

During 2012, we granted to our named executive officers, and settled where appropriate, two forms of equity compensation—performance share units and restricted stock units.

Performance Share Units

LPP 7

In the first quarter of 2012, we granted performance share units to our executive officers, including each named executive officer, pursuant to the seventh cycle of our "Leadership Performance Program" ("LPP 7"). LPP 7 is the seventh layer of consecutive three-year performance cycles for certain of our named executive officers. It is intended to further strengthen the relationship between capital accumulation for our executives and long-term Aon financial performance and shareholder value.

The performance share units awarded under LPP 7 are payable in Ordinary Shares. The nominal value of the awards was determined and approved by the Compensation Committee. The number of target performance share units was calculated on the date of grant based on that day's closing price of Ordinary Shares on the New York Stock Exchange.

The performance share units under LPP 7 will be earned and settled in a range of 0% to 200% of the target value based on performance results over a three-year performance period. The performance period began January 1, 2012, and will end on December 31, 2014. The performance results will be measured against the specified cumulative adjusted EPS target for 2012-2014. After adjustments, the cumulative target ranges from

$12.49, below which no shares would be issued, to $14.19, which would yield shares equal to 200% of the target value. A result of $13.01 in cumulative adjusted EPS would yield settlement in Ordinary Shares at 100% of target. This target represents a 4% increase over the adjusted target for the sixth cycle of our Leadership Performance Program established for the performance period 2011-2013 ("LPP 6"). At the time the target was established, the Compensation Committee believed that such target represented a challenging, yet achievable, performance goal.

Award Values and Features

In determining the individual awards under LPP 7, the Compensation Committee considered internal pay fairness factors, the award recipient's compensation mix and total direct compensation. In addition, the market data relevant to Mr. Case supported a larger award to him than the awards granted to the other named executive officers generally, excluding the effect of the one-time awards to Ms. Davies and Mr. Besio discussed below.

In connection with the 2012 renewal of their employment contracts and reduction of financial protection in the event of a change in control of Aon, Ms. Davies and Mr. Besio were each awarded additional awards with a target value of $6,000,000 and $1,750,000, respectively, under LPP 7 to be earned and settled in a range of 0% to 200% of the target value on the same performance criteria and weightings as their regular awards. The additional awards were intended to recognize their commitment to Aon, effective in the first quarter of 2012, in entering into five-year renewals of their employment contracts and amended and restated change-in-control agreements that significantly reduced the financial protection to be afforded to them in the event of a termination of employment in connection with a change-in-control of Aon due to the removal of excise tax gross-up protection from such agreements. The 2012 contractual commitment to grant such award was subject to approval by the Compensation Committee, and such approval was granted on March 15, 2012, with regard to Ms. Davies, and on March 26, 2012 with regard to Mr. Besio.

The Compensation Committee determined that performance share units should continue to be the exclusive form of award under LPP 7 (as opposed to a mix of performance share units and stock options under earlier versions of the program) because performance share units use fewer shares and are, therefore, a more efficient form of award while allowing us to maintain a strong performance focus.

The Compensation Committee's selection under LPP 7 of the three-year performance period and cumulative adjusted EPS financial performance metric provides the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives. The Compensation Committee believes adjusted EPS more effectively aligns executives to improve Aon performance, rather than EPS calculated in accordance with U.S. GAAP, as the adjusted measure provides a target that is within their control and area of accountability, and is a better measure of long-term operating performance. Further, the Company believes that as adjusted, the EPS measure provides a perspective on the Company's core operating performance that is more consistent with that of its shareholders.

Settlement of LPP 5

In early 2013, we determined the actual achievement under the fifth cycle of our Leadership Performance Program, covering the performance period January 1, 2010 through December 31, 2012 ("LPP 5"). We settled the performance share units in Ordinary Shares. The cumulative adjusted EPS from continuing operations target ranged from $9.25, below which no payout was due to occur, to $10.82, which would have yielded shares equal to 200% of the target value. A result of $9.67 in cumulative adjusted EPS from continuing operations would have yielded shares equal to 100% of the target value. This target represented a 4% increase over the adjusted target for the fourth cycle of our Leadership Performance Program established for the performance period from 2009 through 2011 ("LPP 4"). Our actual cumulative adjusted EPS from continuing operations for the three-year period was $9.56, resulting in a payout at 87% of target.

The adjusted EPS from continuing operations results for LPP 5 include adjustments detailed by the plan governing LPP 5 and approved by the Compensation Committee. For each year of the performance period associated with LPP 5 adjustments to EPS from continuing operations were approved by the Compensation Committee as follows: actual restructuring charges; gain on sale of land, businesses or discontinued operations, legacy receivable write-offs, U.K. statutory tax rate change; amortization of intangible assets; pension error adjustment; costs related to our acquisition of Hewitt; and an adjustment to results related to the Hewitt acquisition. Any permissible adjustment will be made on a comparable basis across the other Leadership Performance Programs then in progress.

Each of our named executive officers was a participant in LPP 5 other than Ms. Savacool, who joined Aon on October 1, 2010 in connection with Aon's acquisition of Hewitt Associates, Inc.

We do not pay dividends or dividend equivalents on performance share units.

Restricted Stock Units

In the first quarter of 2012, we granted time-vested restricted stock units to each of our named executive officers in connection with Aon's Incentive Stock Program (the "ISP"). The ISP award is based on prior year performance and provides executives with 35% of their annual bonus in the form of restricted stock units. The primary goals of the ISP are to further focus the employees' attention on the longer-term performance of Aon as a whole, and to further promote employee retention and stock ownership.

Each of the time-vested restricted stock units granted in connection with the ISP will vest ratably over a three-year period. Awards are not subject to forfeiture if the employee voluntarily terminates employment but vesting continues over the same three-year period. The restricted stock units are settled in Ordinary Shares.

No other time-vested equity awards were granted to our named executive officers during 2012. With respect to restricted stock units awarded under the ISP, we provide dividend equivalents on unvested restricted stock units in cash at the time actual dividends on Aon's Ordinary Shares are declared for shareholders.

Performance-Based Annual Bonus

Determination of 2012 Bonuses

The bonus program for our executive management committee, which includes each of our named executive officers, provides that the Compensation Committee has sole discretion to determine each executive's actual bonus amount as long as the corporate performance threshold was achieved. As explained below, for 2012 the threshold was achieved and, thus, the Compensation Committee had discretion to pay bonuses at the cap level or a lesser amount. It was anticipated that the Compensation Committee would consider in determining the executive's actual bonus, among other factors, the bonus for such executive at the pool funding level of 91%, as well as the executive's targeted bonus allocation. However, the Compensation Committee reserved, and for 2012 exercised, the discretion to set bonuses at levels higher or lower than the funded or targeted allocations.

The Compensation Committee chose to exercise negative discretion with regard to each of the named executive officers. In other words, none of the named executive officers received their maximum bonus of the lesser of $10 million or 3 times their target bonus. In fact, each officer received in the range of 83% to 103% of their target bonus. The following table sets forth the target bonus, cap, and actual bonus paid to each of our named executive officers under the Senior Executive Incentive Compensation Plan:

Named Executive Officer	Target Bonus	Cap (lesser of $10 million or 3 times target bonus)	Actual Bonus
Case	$3,000,000	$9,000,000	$2,950,000
Davies	$1,380,000	$4,140,000	$1,370,000
McGill	$1,925,000	$5,775,000	$1,600,000
Savacool	$800,000	$2,400,000	$825,000
Besio	$747,500	$2,242,500	$700,000

The Compensation Committee's rationale in determining the actual bonus awards was as follows:

•
In order for a named executive officer to get a bonus significantly in excess of the funded bonus, there needed to be certain exceptional factors; however, the Compensation Committee did not utilize a formula for determining the amount of any named executive officer's bonus to be awarded that was greater or less than the funded or target bonus level.

•
With regard to each of our named executive officers, the Compensation Committee determined it was appropriate to award a bonus at or near the named executive officer's funded bonus level; however:

•
With regard to Mr. Case, the independent members of the board determined that he met expectations with regard to Aon's financial results. The board determined that he met expectations in leading efforts to build the firm for long-term success, including execution of strategic initiatives to grow the firm and enhance client value and satisfaction, and leading the firm's talent agenda. The board further determined that he met expectations in improving cash flow from operations and execution of the redomestication.

•
With regard to Ms. Davies, the Compensation Committee determined that her performance met expectations with regard to Aon's financial results and met expectations with regard to contributions to our strategy to build Aon, improvements in cash flow from operations and the execution of the redomestication.

•
With regard to Mr. McGill, the Compensation Committee determined that he met expectations. The board determined that Mr. McGill successfully transitioned to his new role and led the development and execution of the global Risk Solutions strategy. However, the performance of his business unit, the Risk Solutions segment, missed financial targets for 2012.

•
With regard to Ms. Savacool, the Compensation Committee determined that she met expectations with regard to the financial performance of her business unit, our HR Solutions segment, drove the important rollout in 2012 of the first multi-carrier health care exchange, and contributed to our strategy to build Aon overall.

•
With regard to Mr. Besio, the Compensation Committee determined that he met expectations with regard to Aon's financial results and successfully drove the talent and performance initiatives that are critical to Aon's long-term sustained success.

For 2012, as was true in earlier years, all annual bonuses for executive officers are payable 65% in cash and 35% in restricted stock units, with such restricted stock units vesting ratably over a three-year period. The Compensation Committee believes this strikes a fair balance between reward for past performance and incentive for future improvements.

Shareholder-Approved Plan

For purposes of satisfying the "performance-based" compensation exemption under Section 162(m) of the Internal Revenue Code, Aon's shareholders approved an omnibus equity-based and cash incentive plan called the Aon Corporation 2011 Incentive Plan (the "Shareholder-Approved Plan") pursuant to which we award bonuses to our senior executives. Pursuant to our Shareholder-Approved Plan, the Compensation Committee annually sets an Aon-wide performance target (expressed in U.S. dollars) and minimum achievement threshold (expressed as a percentage). If the metric is not achieved, no bonuses are payable under the Shareholder-Approved Plan.

If the metric is achieved, the Shareholder-Approved Plan allows for the payment of current year tax deductible bonuses to our executive officers up to a cap of the lesser of $10 million or the maximum bonus otherwise established by the Compensation Committee for each executive officer. For 2012, the Compensation Committee established a cap of 300% of each named executive officer's target bonus.

In the first quarter of 2012, the Compensation Committee set bonus eligibility for our named executive officers. For each named executive officer other than Mr. Case, bonus eligibility was set as a target percentage of the executive's base salary at year-end plus any annual foreign service allowance the executive received in connection with his or her relocation to London. The Compensation Committee and Mr. Case determined prior to beginning his international assignment that his foreign service allowance would not factor into his bonus eligibility. The target bonuses and the applicable cap for each of our named executive officers are shown in the table below under the heading "Determination of 2012 Bonuses."

The Shareholder-Approved Plan does not provide guidelines or formulas for determining the actual bonuses payable to our executive officers once the metric is achieved. Rather, the Compensation Committee retains sole discretion for determining the actual bonuses payable. If the metric is achieved, the Shareholder- Approved Plan would allow the Compensation Committee to award a bonus equal to the cap or allow it to exercise negative discretion to award a lesser amount. As explained below, for 2012 the Compensation Committee adopted the "Senior Executive Incentive Compensation Plan" as a set of guidelines for consideration by the Compensation Committee in determining actual bonuses to be paid if the metric under the Shareholder-Approved Plan was achieved.

2012 Metric Under Shareholder-Approved Plan

In the first quarter of 2012, the Compensation Committee determined that the 2012 Aon-wide performance target would be planned PTI from continuing operations excluding restructuring charges of $1,640 million. The Compensation Committee set the minimum achievement threshold at 85% of such target, or $1,394 million, as adjusted for extraordinary, unusual or infrequently occurring items. The Compensation Committee selected PTI as the measure to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. In combination with the performance targets established under each of LPP 5 through LPP 7 (i.e. cumulative adjusted EPS), we believe the targets are better measures of our core operating performance and balance the executives' short and long-term perspective appropriately.

The 2012 PTI target was set at a level higher than Aon's 2011 actual adjusted PTI. We believed that the 2012 target was achievable but challenging. We set the minimum threshold at 85% because we believed performance below that level would not create sufficient value for our shareholders and, therefore, should not result in bonus payments.

2012 Performance

During the first quarter of 2013, the Compensation Committee determined that Aon's 2012 PTI, after permitted adjustments for extraordinary or unusual items, was $1,507 million, or 91.9% of target. This exceeded the minimum threshold established under the Shareholder- Approved Plan.

Senior Executive Incentive Compensation Plan

In the first quarter of 2012, the Compensation Committee approved a set of guidelines for funding the total bonus pool under the Shareholder-Approved Plan for the 10 executives that at such time comprised Aon's executive management committee or were senior executives regularly invited to attend meetings of such committee (collectively, the "executive management committee"). That group included each of the named executive officers. The rationale for establishing funding guidelines was to provide executives with a clearer connection between the expected reward and the required performance, as well as for bonus accrual purposes.

The funding formula was based on Aon's planned growth in PTI in 2012 as compared to 2011. The calculation was based on Aon's performance as measured solely by achievement of budgeted PTI. The funding was adjustable up by 10% at the discretion of the Compensation Committee or down by 20% at the discretion of Mr. Case. To align with the Shareholder-Approved Plan, the formula provided that no funding was to occur unless Aon achieved the minimum threshold of 85% of the 2012 PTI target. After consideration of this factor, the resulting bonus pool funding is determined. The funding level can range from 0% to 300%. The incentive pool funding was determined by the aggregate of each participant's individual target bonus then multiplied by the result of the funding calculation.

After determining Aon's 2012 PTI, with permitted adjustments for extraordinary or unusual items, was $1,507 million, or 91.9% of target, the Compensation Committee then met to determine the funding status of the pool for 2012. The actual size of the incentive pool equals the aggregate target bonuses multiplied by the percentage the pool was funded after application of the formula, as described above. After application of the PTI metric, the total incentive pool for participants, including each of our named executive officers, in the Senior Executive Incentive Compensation Plan was determined to be funded at 91%, equating to a pool of $11.9 million. Aggregated awards paid did not exceed this amount.

Relocation Benefits

During 2012, in connection with our relocation to our new corporate headquarters in London, England, certain of our named executive officers received relocation benefits. Relocation benefits are customary for expatriate assignments for Aon and other employers in our industry. The Compensation Committee approved certain relocation benefits for the relocating executives after consulting with its independent compensation consultant, and each relocating executive signed an international assignment letter with Aon (the "Letter") that sets forth the relocation benefits available to him or her. The compensation received in the form of such benefits is reflected in the Summary Compensation Table for Fiscal Years 2012, 2011 and 2010.

Under the terms of the Letters, the relocation packages generally provide for some or all of the following benefits, depending on each executive's personal circumstances: (i) relocation and housing benefits; (ii) cost of living differential benefits; (iii) a monthly foreign service allowance; (iv) an annual waiver/retention bonus (ranging from $0 for Mr. Case to $250,000 for certain other relocating executives); (v) transportation and home leave benefits; (vi) schooling assistance for eligible dependents; and (vii) tax preparation and equalization benefits. The terms of the relocation packages are consistent with those submitted to and approved by Aon's shareholders at its special meeting held March 16, 2012.

The annual waiver/retention bonus is subject to recoupment under certain circumstances resulting in termination of the executive officer's employment during the period of the international assignment. All of the relocation benefits are subject to recoupment if the executive officer resigns employment with Aon within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of Aon.

Incentive Repayment Policy

In the fourth quarter of 2012, Aon's board adopted an Incentive Repayment Policy applicable to our executive officers. Pursuant to the Incentive Repayment Policy, we may cancel or require reimbursement of any incentive payment or equity-based award received if the payment or award was based on the achievement of financial results that are subsequently restated. If we determine that an executive officer engaged in fraud that caused or partially caused the need for financial restatement, the incentive payment or equity-based award is required to be forfeited or reimbursed to Aon in full. If the restatement was not the result of fraud by the executive officer, we may, to the extent allowable under applicable law, require forfeiture or reimbursement of the amount the incentive payment or equity-based award exceeded the lower amount that would have been made based on the restated financial results.

Amendment of Employment Agreement with Ms. Davies

On March 27, 2012, Aon entered into an amendment to its employment agreement with Ms. Davies. Prior to approving such amendment, the Compensation Committee consulted with its independent executive compensation consultant, Frederic W. Cook & Co., Inc.

The amendment extended the term of Ms. Davies' employment for five years, through March 31, 2017 unless terminated earlier. Prior to such amendment, Ms. Davies' employment agreement was due to expire on November 11, 2012.

The amendment continued Ms. Davies' current annual base salary of $800,000 and her annual bonus target at 150% of annual base salary.

As a reflection of Ms. Davies' exceptional performance to date and her commitment to the extended term of employment, the Compensation Committee approved an additional $6 million award to her under LPP 7. The award may settle from 0% to 200% of target value wholly dependent on Aon's performance over the 2012-2014 performance period. The additional award will be earned based on the same performance criteria and weightings as the annual LPP award granted to Ms. Davies for the same performance period. The performance criteria and weightings are also the same as those applicable to other 2012 LPP award recipients.

The amendment modified Ms. Davies' termination severance provisions by reducing the available severance benefits to two years' pay (rather than a continuation of salary for the duration of the agreement) in the event of a termination of Ms. Davies' employment by Aon without cause, bringing Ms. Davies' severance in line with Aon's standard termination severance provisions generally applicable to its executives. In addition, the amendment modified the list of events that are deemed to be a "good reason" for Ms. Davies to terminate her employment with Aon, entitling her to severance benefits, by removing from the list any requirement by Aon for Ms. Davies' principal office to be located more than 50 miles outside of the greater Chicago metropolitan area.

Amendment of Employment Agreement with Mr. Besio

On March 27, 2012, Aon entered into an employment agreement with Mr. Besio that modifies and supersedes the prior agreement with Mr. Besio. Prior to approving such arrangement, the Compensation Committee consulted with its independent executive compensation consultant, Frederic W. Cook & Co., Inc. The amendment extended the term of Mr. Besio's employment for five years, through March 31, 2017 unless terminated earlier. Prior to such amendment, Mr. Besio's employment agreement was due to expire on November 14, 2012.

In connection with Mr. Besio's assumption of the role of Chief Human Resources Officer, the agreement reduced his annual bonus target from 150% to 100%. No adjustment to Mr. Besio's base salary was made by the Compensation Committee.

As a reflection of Mr. Besio's exceptional performance to date and his commitment to the extended term of employment, the Compensation Committee approved an additional $1,750,000 award to him under LPP 7. The award may settle from 0% to 200% of target value wholly dependent on Aon's performance over the 2012-2014 performance period. The additional award will be earned based on the same performance criteria and weightings as the annual LPP 7 award granted to Mr. Besio for the same performance period. The performance criteria and weightings are also the same as those applicable to other LPP 7 award recipients.

The agreement contains other key terms and conditions that are generally consistent with those applicable to Aon's senior executives, and are described in greater detail under the heading "Employment Agreements" herein.

Amended Change in Control Agreements

On March 27, 2012, Aon entered into a Change in Control Agreement with each of Ms. Davies and Mr. Besio, which modify and supersede the existing severance agreements entered into by them.

The Change in Control Agreement for each of Ms. Davies and Mr. Besio significantly reduces the financial protection to be afforded to the executive in the event of the termination of the executive's employment in connection with a change-in-control of Aon. The principal changes are: (a) complete elimination of Aon's obligation to provide a gross-up payment to the executive in connection with excise taxes imposed by Section 4999 of the Internal Revenue Code; and (b) capping the executive's payments and benefits under the Change in Control Agreement to the best of (i) the "safe harbor" amount under Section 280G of the Internal Revenue Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (ii) such greater amount of payments and benefits that would otherwise be provided under the Change in Control Agreement so long as the greater payments and benefits outweigh the tax consequences to the executive of receipt thereof.

COMPENSATION COMPONENTS AND PROCESS

Key Pay Components

The table below describes our rationale for providing each of the key components of our executive compensation program and the factors that we consider in determining the amounts for a given year.

Component	Purpose	Factors Considered
Equity-Based Awards, comprised of:
Performance share units that vest after three years and the value of which are determined based on Aon's achievement of a cumulative three-year performance objective
	Long-term incentive to focus executives' efforts on increasing long-term shareholder value and align executives' interests with shareholder interests; encourage executive retention with multi-year vesting provisions; and encourage ownership of Aon equity	Executive's past performance; expectations regarding executive's future contributions to Aon; and market pay data as a reference point for grant values

Restricted stock units that are awarded in lieu of a portion of the cash payment under our annual bonus program; and, for this reason, are performance-based compensation; vest ratably over a three-year period	Same as above	Same as above
Annual Bonus	Short-term performance-based incentive to achieve select annual performance objectives
Expectations or opinions regarding the executive's qualitative and quantitative contributions to Aon-wide and business unit performance and individual performance; scope of job responsibilities; and market pay data as a reference point
Base Salary	Stream of income provided throughout the year in exchange for performance of specific job responsibilities	Scope of job responsibilities; historical pay and responsibilities; tenure; contractual commitments; and market pay data as a reference point
Other Personal, Executive and Relocation Benefits
	Attraction and retention of top talent; with regard to executive benefits, provide mechanism to accumulate retirement benefits; with regard to relocation benefits, provide customary benefits to make the executive "whole" on a total rewards basis, be transparent and equitable and reflect best practices and benchmarks of industry counterparts	Perquisites or benefits received from prior employer to the extent necessary to attract and retain talent; time management factors; market practice regarding relocation benefits for executives
Post-Termination Compensation
	Provide temporary income stream following involuntary termination of employment and, in the case of change-in-control protection, to provide for continuity and objectivity of management during that event	Executive's role within organization; market practices

Use of Peer Group Solely as a Market Check of Target Total Direct Compensation

We set executive compensation at levels that we believe to be appropriate and competitive for global professional services firms within our market sector and the general industry marketplace. We review annual financial reports filed by our peer group. For purposes of evaluating the competitive market, and not for purposes of doing true benchmarking to specific percentiles, we look at peer group compensation data. We compare the target total direct compensation (defined as base salary plus target bonus plus equity-based awards) for our named executive officers to the target total direct compensation for executives at selected peer companies where job descriptions are sufficiently similar to those of our executives to permit comparison.

In November 2012, we reviewed our peer group composition with the independent compensation consultant to the Compensation Committee and determined that certain modifications were necessary or advisable. Namely, Assurant, Inc. and Prudential Financial, Inc., both of which were in our peer group for 2011, currently fall outside of the market capitalization guideline we utilize and were therefore removed from the peer group for 2012. The Compensation Committee referred to the modified peer group when determining the actual bonus paid in 2013 related to 2012 performance.

Our 2012 peer group members were selected based upon three criteria. They are global financial services industry companies or major consulting firms with whom we compete for executive talent or financial capital. With the exception of Towers Watson, which is a direct competitor, and Accenture and Aetna, which are industry comparators, the peer group is comprised of companies that are between one-fourth and four times our size in average market capitalization (as calculated over the most recent eight quarters to reduce volatility), revenues and number of employees. Lastly, each company provides public disclosure regarding its executive compensation.

Our peer group members represent five financial GICS sub-sectors, and are:

Accenture plc	Chubb Corp.	The Progressive Corporation
ACE Limited	Cognizant Technology Solutions Corporation	Sun Life Financial Inc.
Automatic Data Processing, Inc.	Computer Sciences Corporation	Towers Watson & Co.
AFLAC Inc.	Fiserv, Inc.	The Travelers Companies, Inc.
Aetna Inc.	Humana Inc.	Willis Group Holdings plc
The Allstate Corporation	Marsh & McLennan Companies, Inc.	Xerox Corporation
CIGNA Corporation	Principal Financial Group, Inc.

How We Determine Total Compensation

As described above, market data is helpful in determining the competitive level of various elements of total direct compensation. However, for 2012 we did not have a specific market target to set total compensation or particular components of it. We did not use a specific formula to set total compensation either in relation to market data, the relative mix of pay components or otherwise. A decision regarding one component of compensation had only an indirect link to decisions regarding other pay components.

We generally targeted a competitive level and mix of total direct compensation elements using market data simply as a reference point. This was not a mechanical process. Rather, we used our judgment and business experience. Overall, our intent was to manage the various elements of total compensation together so that the emphasis of our compensation program was on our variable components of pay, including long term equity awards and annual bonus awards that fluctuate based on the performance of Aon.

Our Use of Tally Sheets

In connection with our annual compensation review process, as described in the section of this proxy statement captioned "Board of Directors and Committees—Organization and Compensation Committee—Process of Determining Executive Compensation," the Compensation Committee reviews compensation tally sheets. The tally sheets assign dollar amounts to each component of the executive's compensation, including outstanding equity awards, current bonus and base salary, deferred compensation, employee benefits (including supplemental savings plan benefits), perquisites and potential change-in-control severance payments. The tally sheets are presented to the Compensation Committee to ensure it is aware of all compensation elements and the value of such elements.

Involvement of Mr. Case in the Compensation Process

Each year, the Compensation Committee approves all elements of compensation for Aon's named executive officers and other executive officers. These decisions are typically made during the annual compensation review process conducted in the first calendar quarter. The Compensation Committee solicits certain recommendations from each of Mr. Case and Mr. Besio, our Chief Human Resources Officer.

Mr. Case recommends to the Compensation Committee the equity award, annual bonus and base salary adjustments, if any, for the executive officers who report directly to him. He has direct knowledge of the contributions made by those executive officers to Aon and he shares this knowledge with the Compensation Committee. Mr. Case supports his recommendations by providing performance evaluations for his direct reports.

During the annual review process, Mr. Besio and the Chairman of the Compensation Committee work together on Mr. Case's annual evaluation report, which summarizes Mr. Case's qualitative and quantitative performance. The report is considered in the determination of Mr. Case's compensation, along with other factors, including the Compensation Committee's own assessment of Mr. Case's performance, relevant market data and Aon's overall performance.

The Compensation Committee has the ultimate authority to make compensation decisions. The Compensation Committee discusses its preliminary compensation decisions with the independent members of the Board who do not serve on the Compensation Committee. This process garners valuable input from those Directors regarding the executives' performance. The sharing of performance review information also aids the Directors in carrying out their succession planning responsibilities. After considering input from those Directors, the Compensation Committee makes its final determination.

Mr. Case, together with Mr. Besio and Ms. Davies, our CFO, makes recommendations to the Compensation Committee relating to the corporate performance targets to be established under Aon's annual incentive and long-term equity incentive programs. The Compensation Committee reviews such recommendations with its independent executive compensation consultant and reserves the ultimate authority to set such targets and to determine whether such goals were achieved.

Results of Advisory Vote by Shareholders on our "Say on Pay" Proposal

The Compensation Committee considered the results of the advisory vote by shareholders on the "say on pay" proposal presented to our shareholders at the 2012 Annual General Meeting of Shareholders. As reported in Aon's Form 8-K, filed with the SEC on May 21, 2012, there was significant support by shareholders for the compensation program offered to our named executive officers. Accordingly, the Compensation Committee made no changes to our executive compensation program as a direct result of such vote.

Results of Advisory Vote by Shareholders on our "Say on Golden Parachute" Proposal related to the Relocation Benefits

Aon's shareholders indicated their support for the relocation benefits described above by passing an advisory vote on the "say on golden parachute" proposal presented at the March 16, 2012 special meeting of shareholders. As reported in Aon's Form 8-K, filed with the SEC on March 19, 2012, with approximately 94% of the votes cast on the proposal voting in favor of the proposal. Accordingly, the Compensation Committee made no changes to the relocation benefits provided to our executive officers in response to such vote.

Other Policies and Practices

Internal Pay Fairness Considerations for Other Executive Officers

In determining an executive officer's target bonus or long-term performance award value, the Compensation Committee will, from time to time, consider internal pay fairness factors. However, the Compensation Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is tied to or targeted against the compensation of other executive officers.

Hedging and Pledging Company Shares

Our Board of Directors has adopted a policy prohibiting all executive officers and directors from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to our securities. The Board also has adopted a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.

Base Salary

Base salary is a fixed component of compensation and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of our senior-most executives are adjusted rarely, as our general practice is to increase other components of pay based upon superior performance. However, base salaries may be adjusted to, among other things, recognize a significant change in job function or responsibilities or to bring the fixed component of an executive's total compensation in line with his or her peers at Aon or the industry generally. No base salary adjustments were made for any of our named executive officers during 2012.

Executive and Relocation Benefits

During 2012 we provided few personal benefits to our named executive officers as a component of their total compensation. Over the years, we have taken significant steps to de-emphasize personal benefits in our executive compensation practices.

Executive Benefits

In addition to Aon's broad-based employee benefit programs that are available to Aon employees generally (such as health coverage, 401(k) salary deferrals, etc.), each of our named executive officers is eligible to participate in a deferred compensation program and a supplemental savings plan. In addition, Aon provides an executive health screening program available to all members of Aon's executive management committee, including our named executive officers. None of our named executive officers participate in our defined benefit pension plan or the supplemental pension program because each was hired after eligibility in the qualified plan was frozen in 2004. Additional information regarding certain of our executive benefits is set forth under the heading "Nonqualified Deferred Compensation in Fiscal 2012" contained in this proxy statement.

We maintain a Supplemental Savings Plan. It is a non-qualified, deferred compensation plan that provides approximately 2,000 eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Aon Savings Plan because of tax limitations and the specific provisions of such plan.

Relocation Benefits

As described above under the heading "Analysis of 2012 Key Compensation Decisions—Relocation Benefits," in connection with Aon's relocation of its headquarters to London, England, the Compensation Committee approved relocation benefits for the executive officers who relocated to our new corporate headquarters.

Relocation benefits are customary for expatriate assignments for Aon and other employers in our industry. The relocation packages approved for our named executive officers are intended to: keep them "whole" on a total rewards basis; be transparent and equitable; and reflect competitive practices and benchmarks of industry counterparts. The Compensation Committee will periodically review the relocation packages of our executives.

Post-Termination Compensation

We believe that the provision of change-in-control severance agreements and other transitional compensation arrangements are critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their senior executives. While we consider these agreements to be necessary, the terms of these agreements are not considered as part of the compensation strategy when the Compensation Committee annually determines the compensation for the named executive officers. Additional information about post-termination compensation is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

Severance Agreements regarding Change-in-Control

Beginning in 2005, we entered into change-in-control severance agreements with certain of our key executive officers, including each of our named executive officers. The agreements are intended to secure the continued service, and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change-in-control of Aon. The agreements provide that covered executives receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change-in-control of Aon. Thus, the agreements require a "double trigger"—a qualifying change-in-control of Aon and a qualifying termination of the executive's employment—in order for severance benefits to become payable.

None of the agreements for our named executive officers currently provide for excise tax gross-up protection in the event the executive becomes subject to tax under Section 280G of the Internal Revenue Code in connection with such double trigger. To better align with market practice, Aon removed such protection from its standard form of agreement for newly-hired or newly-promoted senior executives.

Additional information regarding the change-in-control agreement for our named executive officers is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

Severance Benefits Pursuant to Employment Agreements

We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change-in-control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement. Additional information regarding such post-employment severance or transitional compensation for Mr. Case and the other named executive officers is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

Share Ownership Guidelines

Aon's share ownership guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our shareholders. The guidelines provide that the Chief

Executive Officer should attain an investment position in Ordinary Shares equal to six times annual base salary and each other executive officer, including the remainder of our named executive officers, should attain an investment position in Ordinary Shares equal to three times annual base salary. The guidelines also set out equity retention rules generally requiring that net profit shares received upon the exercise of options to purchase Ordinary Shares, the vesting of restricted stock units and the vesting of performance share units be retained until the required investment position is achieved. Ordinary Shares counted toward these guidelines include: any shares owned outright; shares owned through an Aon-sponsored savings or retirement plan; shares purchased through an Aon-sponsored employee share purchase plan; shares obtained through the exercise of stock options; shares issued upon the vesting of restricted stock units or performance share units; "phantom shares" held in the deferred compensation plan; and "phantom shares" held in the Aon Supplemental Savings Plan. Each of our named executive officers held the requisite number of shares under the guidelines as of December 31, 2012.

Role of the Compensation Consultant

The Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The role of the compensation consultant is described in this proxy statement under "Board of Directors and Committees—Organization and Compensation Committee—Relationship with Executive Compensation Consultant."

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code provides that a public corporation may take a deduction for compensation in excess of $1 million for its chief executive officer and certain of its other highest paid executive officers only if specific and detailed criteria are satisfied. Other sections of the Internal Revenue Code could result in adverse tax consequences to Aon and/or the executive related to certain change-in-control payments or the receipt of deferred compensation. Among other factors, we consider the company deductibility of compensation paid to the named executive officers.

The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. The deductibility of compensation is also affected by interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control. Also, in some circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of Aon and its shareholders.

For these and other reasons, we have determined that we will make a reasonable effort to administer Aon's compensation program in a tax-effective manner; however, we have approved elements of compensation for certain executive officers that are not fully deductible or result in adverse tax consequences to the executive and we reserve the right to do so in the future, when appropriate. For instance, we cannot deduct the portion of base salary in excess of $1 million that we paid to certain executive officers.

EXECUTIVE COMPENSATION

The executive compensation disclosure contained in this section reflects compensation information for the years ended December 31, 2012, December 31, 2011 and December 31, 2010. The following Summary Compensation Table contains compensation information for: (1) Mr. Case, who served as our Chief Executive Officer during 2012, (2) Ms. Davies, who served as our Chief Financial Officer during 2012 and (3) Mr. McGill, Ms. Savacool and Mr. Besio, who were our three other most highly compensated executive officers serving as of December 31, 2012. We refer to these five individuals in this proxy statement as our "named executive officers." No compensation information is provided for Ms. Savacool or Mr. Besio for 2010 as each became a named executive officer in 2011.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2012, 2011 AND 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory C. Case	2012	1,500,000	—	8,989,184	—	1,917,500	—	316,386	12,723,070
(President and Chief	2011	1,500,000	—	9,168,251	—	1,300,000	—	49,280	12,017,531
Executive Officer)(1)	2010	1,500,000	—	17,280,702	—	1,950,000	—	52,599	20,783,301

Christa Davies	2012	800,000	—	8,903,565	—	890,500	—	798,884	11,392,949
(Executive Vice President	2011	800,000	—	3,217,494	—	877,500	—	32,775	4,927,769
and Chief Financial Officer)	2010	791,667	—	2,655,669	—	1,040,000	—	27,921	4,515,257

Stephen P. McGill	2012	1,100,000	—	4,450,636	—	1,040,000	—	473,427	7,064,063
(Group President—Aon plc,	2011	1,100,000	—	9,379,657	—	1,105,000	—	33,547	11,618,204
Chairman and Chief Executive Officer—Aon Risk Solutions)	2010	1,100,000	2,500,000	3,441,763	—	1,267,500	—	419,738	8,729,001

Kristi Savacool	2012	800,000	—	2,260,275	—	536,250	—	25,000	3,621,525
(Chief Executive Officer— Aon Hewitt)	2011	864,519	617,500	2,415,838	—	—	—	25,323	3,923,180

Gregory J. Besio	2012	650,000	—	3,359,263	—	455,000	—	444,466	4,908,729
(Executive Vice President and Chief Human Resources Officer)	2011	650,000	—	2,704,565	—	422,500	—	32,463	3,809,528

(1)
Mr. Case also served as a director of Aon in 2012, 2011 and 2010, but received no additional compensation for such service.

Bonus (Column (d))

Except for Mr. McGill in 2010 and Ms. Savacool in 2011, no other of the named executive officers received any payments for 2012, 2011 or 2010 that would be characterized as "bonus" payments under the rules of the SEC. As the amount of the one-time transfer payment made to Mr. McGill in 2010 and Ms. Savacool's fiscal year 2011 annual bonus, her first bonus subsequent to her joining Aon from Hewitt in October 2010, were guaranteed pursuant to their respective employment agreements, these payments are reported in column (d) as a "bonus" payment. Annual cash bonuses earned by the named executive officers in 2012, 2011 and 2010 as short-term incentive compensation are shown in column (g) "Non-Equity Incentive Plan Compensation."

Stock Awards (Column (e))

The amounts shown reflect the aggregate grant date fair value determined in accordance with Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB Topic 718") for grants made in 2012,

2011 and 2010, respectively, of restricted stock unit awards and performance share unit awards granted to the named executive officers pursuant to the Aon Stock Plan (the "Stock Plan"), and its sub-plans, specifically, the ISP, the LPP and the Aon Hewitt Performance Plan ("AHPP"), disregarding adjustments for forfeiture assumptions, and do not reflect amounts actually paid to, or realized by, the named executive officers in 2012, 2011, 2010, or prior years.

For awards granted under the LPP and AHPP, the performance share units are calculated in accordance with FASB Topic 718 based on the probable outcome of the performance conditions at the time of grant. Set forth below are the grant date fair values of the performance share unit awards granted under the LPP and AHPP, as applicable, calculated assuming (i) the probable outcome of the performance conditions for each program as discussed in the prior paragraph, which amount is included in column (e) of this Summary Compensation Table and (ii) achievement of the maximum levels of performance (which is the dollar value attributed to the original award multiplied by 200% for each of 2012, 2011 and 2010 for the LPP and 200% for 2011 under the AHPP).

Name	Year	Grant Date Fair Value of Performance Share Unit Awards Assuming Probable Outcomes under LPP and AHPP ($)	Grant Date Fair Value of Performance Share Unit Awards Assuming Achievement of Maximum Performance Levels under LPP and AHPP ($)
Gregory C. Case	2012	8,289,170	16,578,339
	2011	8,118,226	16,236,452
	2010	16,230,714	32,461,428

Christa Davies	2012	8,431,056	16,862,112
	2011	2,657,485	5,314,970
	2010	2,148,172	4,296,344

Stephen P. McGill	2012	3,855,613	7,711,225
	2011	8,697,169	17,394,338
	2010	2,864,255	5,728,510

Kristi Savacool	2012	1,927,783	3,855,565
	2011	2,415,839	3,865,342

Gregory J. Besio	2012	3,131,784	6,263,569
	2011	2,415,839	3,865,342

The amounts shown in the table above reflect the aggregate grant date fair value for these awards computed in accordance with FASB Topic 718, and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock awards granted in 2012, see the Grants of Plan-Based Awards in Fiscal Year 2012 table below.

Non-Equity Incentive Plan Compensation (Column (g))

In the first quarter of 2013, the Compensation Committee granted the following awards under the Shareholder-Approved Plan based on the achievement of certain performance measures by the named executive officers during 2012: Mr. Case, $2,950,000; Ms. Davies, $1,370,000; Mr. McGill, $1,600,000; Ms. Savacool, $825,000 and Mr. Besio, $700,000. In accordance with the terms of the ISP applicable to awards paid for 2012 service, all of the named executive officers receiving these awards were paid: (a) 65% of the awards in cash, and (b) 35% of the awards in the form of restricted stock units under the ISP.

The amounts shown in column (g) for each of 2012, 2011 and 2010 reflect the cash portion of the awards paid to the named executive officers for performance in those years. The following amounts of restricted stock units represent the restricted stock unit portion of these awards related to fiscal year 2012 performance awarded in February 2013: Mr. Case, 18,114; Ms. Davies, 8,368; Mr. McGill, 9,773;

Ms. Savacool, 5,039 and Mr. Besio, 4,276. To the extent these individuals are again designated as our named executive officers in future years, all of these restricted stock units will be shown in our Grants of Plan-Based Awards Table and our Outstanding Equity Awards at Fiscal Year-End Table and the applicable grant date fair value for these restricted stock units will be included in the amount in column (e) for 2013 compensation in future executive compensation disclosures that present information for the fiscal year ending December 31, 2013. For further information on the terms of the ISP, see the section entitled "Analysis of 2012 Key Compensation Decisions" in the Compensation Discussion and Analysis. For awards paid for service in 2011 and 2010 as set forth in column (g), the named executive officers that received such awards were paid 65% of the awards in cash and 35% in the form of restricted stock units under the ISP.

All Other Compensation (Column (i))

For 2012, the amounts reported as "All Other Compensation" consist of the following components:

Name	Company Contributions ($)	Perquisites ($)	Other ($)	Tax Reimbursement- Equalization ($)	Total ($)
	(a)	(b)	(c)	(d)
Gregory C. Case	25,000	24,386	267,000	—	316,386
Christa Davies	25,000	221,101	529,174	23,609	798,884
Stephen P. McGill	25,000	92,704	255,667	100,056	473,427
Kristi Savacool	25,000	—	—	—	25,000
Gregory J. Besio	25,000	38,460	381,006	—	444,466

Company Contributions (Column (a))

The amounts shown in the "Company Contributions" column represent for each of the named executive officers, (i) a contribution by Aon of $15,000 to the Aon Savings Plan, a defined contribution plan; and (ii) a contribution to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan, of $10,000 for each named executive officer.

Perquisites (Column (b))

In connection with the redomestication, certain of our named executive officers agreed to relocate to London. Relocation benefits are customary for expatriate assignments for the Company and other employers in its industry. The relocation packages approved are intended to keep the transferred executives "whole" on a total rewards basis, be transparent and equitable and reflect competitive practices and benchmarks of industry counterparts. Aon's shareholders approved the relocation compensation in connection with the special meeting of stockholders held on March 16, 2012, with approximately 94% of the votes cast in favor of the relocation compensation.

For schooling assistance and housing related costs, the amounts shown are the amounts actually paid by Aon to third parties in connection with the named executive officer's eligible dependents schooling and in connection with securing housing for the named executive officer and his or her family in London. For the pre-move and transfer in trip, the amount shown is the actual amount reimbursed to the named executive officer for expenses incurred in connection with any pre-move house hunting trip and the initial transportation of the named executive officer and his or her family to London.

The costs to the Company in 2012 for perquisites related to the relocation were as follows:

Name	Schooling Assistance ($)	Pre-Move and Transfer In Trip ($)	Household Goods Move ($)	Tax Preparation Services ($)	Housing Related Costs ($)
Gregory C. Case	—	—	—	✓	—
Christa Davies	76,078	44,150	✓	✓	66,510
Stephen P. McGill	—	—	34,076	✓	—
Gregory J. Besio	—	✓	—	✓	—

A check mark in the table above indicates that the named executive officer received the perquisite, but the amount is not required to be separately quantified. For a description of cash allowances and cash bonuses paid to our named executive officers in connection with the relocation, see "—Other (Column (c))" below.

Our executive officers are not eligible to use the Company's aircraft or the Company's arrangements with NetJets for personal travel. Infrequently, spouses and guests of our named executive officers accompany the executive when a Company-owned aircraft or NetJets flight is already going to a specific destination for a business purpose. This has a minimal cost to the Company and, where applicable, the direct variable costs associated with the additional passenger are included in determining the aggregate incremental cost to Aon. For Mr. Case and Mr. Besio, the perquisite column includes amounts related to such accompanied travel.

All named executive officers, other than Ms. Savacool, participated in 2012 in Aon's executive health screening program. The amount included in "All Other Compensation" is the actual cost to Aon of the named executive officers' use of this program.

Other (Column (c))

In connection with their relocation to London, our relocated named executive officers are also entitled to additional cash compensation in accordance with the terms of their relocation letters and our relocation programs. Aon's shareholders approved the estimated relocation compensation in connection with the special meeting of stockholders held on March 16, 2012, with approximately 94% of the votes cast in favor of the relocation compensation. Allowances became payable to the named executive officers beginning on the date the named executive officer's foreign assignment began. The following table sets forth the additional compensation received by the named executive officers with respect to 2012 service:

Name	Housing Allowance ($)	Cost of Living Allowance ($)	Foreign Service Allowance ($)	Transportation Allowance ($)	Waiver/ Retention Bonus ($)	Relocation Allowance ($)
Gregory C. Case	112,000	30,000	45,000	—	—	80,000
Christa Davies	115,500	41,250	55,000	10,769	209,988	96,667
Stephen P. McGill	—	60,000	—	15,667	100,000	80,000
Gregory J. Besio	84,000	30,000	32,500	7,833	162,506	64,167

Tax Reimbursement-Equalization (Column (d))

In connection with their relocation to London, Ms. Davies, Mr. McGill and Mr. Besio are entitled to receive a tax equalization benefit designed to equalize the income tax paid by the executive so that his or her total income and social tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the executive would have paid had all of the earnings been taxable solely pursuant to U.S. income and social tax laws. This tax equalization benefit does not include a gross-up feature for U.S. income and social taxes on any earnings, including any taxable relocation benefits.

The tax equalization benefit caps the executive's total income and social tax exposure to that he or she would be taxed on earnings from the Company under the U.S. tax laws (as compared to the U.K. tax laws as in existence from time to time).

The amounts shown in column (d) above in the "All Other Compensation" table represent Aon's calculation of the excess United Kingdom taxes paid above the hypothetical tax that the named executive officer would have paid had he or she not been relocated to London.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

The following table provides information on non-equity incentive plan awards, restricted stock unit awards and performance share unit awards granted in 2012 to each of the named executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underling Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gregory C. Case	—	—	3,000,000	9,000,000	—	—	—	—	—	—	—
	2/17/2012	—	—	—	—	—	—	14,700(1)	—	—	700,014
	3/16/2012	—	—	—	87,809	175,618	351,236	—	—	—	8,289,170

Christa Davies	—	—	1,380,000	4,140,000	—	—	—	—	—	—	—
	2/16/2012	—	—	—	—	—	—	9,935(1)	—	—	472,509
	3/15/2012	—	—	—	28,044	56,088	112,176	—	—	—	2,650,719
	3/27/2012	—	—	—	61,703	123,406	246,812	—	—	—	5,780,337(2)

Stephen P. McGill	—	—	1,925,000	5,775,000	—	—	—	—	—	—	—
	2/16/2012	—	—	—	—	—	—	12,511(1)	—	—	595,023
	3/15/2012	—	—	—	40,792	81,583	163,166	—	—	—	3,855,613

Kristi Savacool	—	—	800,000	2,400,000	—	—	—	—	—	—	—
	2/16/2012	—	—	—				6,991(1)	—	—	332,492
	3/15/2012	—	—	—	20,396	40,791	81,582	—	—	—	1,927,783

Gregory J. Besio	—	—	747,500	2,242,500	—	—	—	—	—	—	—
	2/16/2012	—	—	—	—	—	—	4,783(1)	—	—	227,479
	3/15/2012	—	—	—	15,297	30,594	61,188	—	—	—	1,445,872
	3/27/2012	—	—	—	17,997	35,993	71,986	—	—	—	1,685,912(3)

(1)
This amount represents the restricted stock unit portion of the named executive officer's incentive bonus earned in 2011 and granted in 2012 under the ISP pursuant to the terms of the Shareholder-Approved Plan for 2011 service. Annual bonus eligibility for 2011 service for any executive officer was capped at $10 million under the Shareholder-Approved Plan. Within the framework of the Shareholder-Approved Plan, we set bonus eligibility for 2011 incentive bonuses for our named executive officers as follows: the target amount of each executive's bonus as a percentage of base salary was 200% for Mr. Case, 175% for Mr. McGill, 150% for Ms. Davies and Mr. Besio and 100% for Ms. Savacool; the bonus range was capped at 600% for Mr. Case, 525% for Mr. McGill, 450% for each of Ms. Davies and Mr. Besio and 300% for Ms. Savacool. The determination of the actual bonus amount payable was determined based, among other things, on Aon's performance overall, the performance of the executive's business unit and individual performance.

These restricted stock units will vest in installments of 33 1/3% on the first through third anniversaries of the date of grant. Dividend equivalents are paid quarterly in cash on unvested restricted stock units granted pursuant to the ISP and voting rights do not attach to any unvested restricted stock units. See "Performance-Based Annual Bonus" in the Compensation Discussion and Analysis for information on the terms of these plans applicable to 2012 performance.

(2)
Amount represents the grant date fair value of an additional grant of performance share units having a target value of $6,000,000 awarded in connection with the amendment of Ms. Davies's employment agreement. The amount shown in the table above is the grant date fair value of the awards determined in accordance with FASB Topic 718 based on the probable outcome of the performance conditions at the time of grant and not the target value of the award. The grant is subject to the same vesting conditions as the other awards granted under LPP 7.

(3)
Amount represents the grant date fair value of an additional grant of performance share units having a target value of $1,750,000 awarded in connection with the amendment of Mr. Besio's employment agreement. The amount shown in the table above is the grant date fair value of the awards determined in accordance with FASB Topic 718 based on the probable outcome of the performance conditions at the time of grant and not the target value of the award. The grant is subject to the same vesting conditions as the other awards granted under LPP 7.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (c), (d) and (e))

The amounts shown reflect the incentive plan awards for 2012 service made to each named executive officer under the Shareholder-Approved Plan. The amounts shown in column (d) represent the target payment level of 200% for Mr. Case, 175% for Mr. McGill, 150% for Ms. Davies and 100% for Ms. Savacool and Mr. Besio of their base salary and the amounts shown in column (e) reflect the maximum payment level of the lesser of three times the target incentive amount or $10,000,000 as provided by the terms of the Shareholder-Approved Plan. For Ms. Davies and Mr. Besio, the annual foreign service allowance is included with base salary in determining their bonus targets.

The Shareholder-Approved Plan does not contain a threshold payment level for each named executive officer. If pre-established performance measures are not met, no payments are made.

The amounts in columns (d) and (e) represent 100% of the target and maximum payment levels of the award; however, pursuant to the terms of the ISP for 2012 service, the awards granted to the named executive officers were paid 65% in cash and 35% in restricted stock units. The actual cash portions paid to the named executive officers are set forth in column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. The actual restricted stock unit portions of the awards granted to the named executive officers are set forth in the footnote to column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

For more information regarding the terms of the Shareholder-Approved Plan, see the section entitled "Analysis of 2012 Key Compensation Decisions" in the Compensation Discussion and Analysis.

Estimated Possible Payouts Under Equity Incentive Plan Awards (Columns (f), (g) and (h))

The amounts shown in columns (f), (g) and (h) represent the threshold, target and maximum payout levels of performance share units granted to certain of the named executive officers pursuant to Aon's LPP that will be earned and settled in Ordinary Shares if certain performance criteria are achieved. As the potential payments are dependent on the achievement of certain performance criteria, actual payouts could differ by a significant amount. For more information regarding the terms of these performance share units and the LPP, see the section entitled "Analysis of 2012 Key Compensation Decisions" in the Compensation Discussion and Analysis.

Grant Date Fair Value of Stock and Option Awards (Column (l))

The amounts shown in column (l) are the grant date fair values of the various awards. The grant date fair value generally reflects the aggregate grant date fair value computed in accordance with FASB Topic 718 and, with respect to the performance share unit awards granted under the LPP, is based on the probable outcome of the performance-based conditions at the time of grant. These amounts do not correspond to the actual value (if any) that may be recognized by the named executive officers.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

Each of the named executive officers has entered into an Employment Agreement with Aon that addresses the payments and benefits these individuals will receive under various termination scenarios. These payments and benefits are described in the section entitled "Potential Payments on Termination or Change-in-Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each of the named executive officers for a period of two years, in each case following the termination of employment of such executive without regard to the reason for such termination.

In addition to the employment agreements, each of the named executive officers has entered into a severance agreement with Aon. Please see the section entitled "Potential Payments on Termination or Change-in-Control" of this proxy statement for a description of these agreements.

Mr. Case's Employment Agreement

Aon has entered into an Amended and Restated Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated November 13, 2009, which commenced November 13, 2009 and will expire April 3, 2015 unless terminated earlier. The agreement provides that Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be nominated for reelection as a member of Aon's Board of Directors at each annual meeting of shareholders during the period of his employment.

The agreement provides for an initial base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, a target annual incentive bonus of not less than 200% of his base salary and an annual incentive bonus of up to 300% of the target annual incentive bonus, subject to the cap established under the Shareholder-Approved Plan. The Board of Directors retains the discretion to determine Mr. Case's actual bonus payment.

Pursuant to the agreement, Mr. Case received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2010 and ending December 31, 2012 with a grant date target value of $10,000,000. The $10,000,000 value was in addition to the value otherwise granted to Mr. Case pursuant to Aon's regular annual long-term incentive award process, and will be earned based on the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period. In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in an amount no less than $5,000,000 during the term of the agreement.

Ms. Davies' Employment Agreement

Aon has entered into an Employment Agreement with Christa Davies, our Executive Vice President, Global Finance and Chief Financial Officer, dated as of October 3, 2007, which was amended on March 27, 2012 and expires on March 31, 2017. The agreement, as amended, provides that Ms. Davies will be employed as Aon's Executive Vice President, Global Finance and Chief Financial Officer. The agreement, as amended, provides for a base salary of no less than $800,000, subject to adjustment at the discretion of the Chief Executive Officer and the Compensation Committee of the Board of Directors, and a target annual incentive bonus of 150% of her base salary.

Pursuant to the amendment Ms. Davies received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2012 and ending December 31, 2014 with a grant date target value of $6,000,000. This additional award will be earned based upon the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period.

Mr. McGill's Employment Agreement

Aon entered into an Employment Agreement with Stephen P. McGill, our Group President—Aon plc, Chairman and Chief Executive Officer of Aon Risk Solutions, dated December 7, 2010, which commenced effective as of November 18, 2010 and will expire November 18, 2015, unless terminated earlier. The agreement provides that Mr. McGill will be employed as the Chairman and Chief Executive Officer of Aon Risk Solutions. The agreement provides for a base salary of no less than $1,100,000, subject to adjustment at the discretion of the Chief Executive Officer and the Compensation Committee of the Board of Directors. The Board of Directors retains the discretion to determine Mr. McGill's actual bonus payment.

Pursuant to the agreement, Mr. McGill agreed to permanently relocate his residence to the United States from the United Kingdom, and become directly employed by Aon. Under the terms of the agreement, Mr. McGill received a one-time transfer payment of $2.5 million from Aon in recognition of his willingness to enter into the agreement, which resulted in the elimination of expatriate benefits previously received by Mr. McGill, including housing allowance, and the forfeiture by Mr. McGill of his participation in certain U.K. employee benefits, including car allowance and pension contributions, and incurring relocation costs to permanently relocate to the United States. If Mr. McGill voluntarily terminates his employment with Aon prior to November 18, 2015, he will be obligated to repay to Aon a prorated amount of such payment.

In addition, Mr. McGill received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2011 and ending December 31, 2013 with a grant date target value of $6 million. The $6 million value is in addition to the value to be otherwise granted to Mr. McGill pursuant to Aon's regular annual long-term incentive award process, and will be earned based on the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period.

Ms. Savacool's Employment Agreement

Aon has entered into an Employment Agreement with Kristi Savacool, the Chief Executive Officer of Aon Hewitt dated as of September 30, 2010, which was amended on May 16, 2011, which will expire on September 30, 2015 unless terminated earlier. The agreement, as amended, provides for a base salary of no less than $800,000, subject to adjustment, and a target annual incentive bonus of 100% of her base salary, subject to a cap of 300% of her base salary. For the period from October 1, 2010 to December 31, 2011, the agreement, as amended, provided for a target bonus of $1,000,000 with a guaranteed bonus of $950,000.

Pursuant to the agreement, upon commencement of her employment, Ms. Savacool received a restricted stock unit award equal in value to $1,800,000, which was immediately vested upon grant. In addition, under the terms of the agreement, as amended, Ms. Savacool received an award pursuant to Aon's LPP for the performance period beginning January 1, 2011 and ending December 31, 2013 with a grant date target value of $1,000,000 and an award pursuant to Aon's AHPP for the performance period beginning January 1, 2011 and ending December 31, 2013 with a grant date target value of $1,000,000.

Mr. Besio's Employment Agreement

Aon has entered into an Employment Agreement with Gregory J. Besio, our Executive Vice President and Chief Human Resources Officer, dated as of March 27, 2012 and will expire on March 31, 2017 unless terminated earlier. The agreement provides for a base salary of no less than $650,000, subject to adjustment, and a target annual incentive bonus of 100% of his base salary, subject to a cap of 300% of his base salary. Pursuant to the agreement, Mr. Besio received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2012 and ending December 31, 2014 with a grant date target value of $1,750,000. This additional award will be earned based on the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period.

International Assignment Letters

In connection with the redomestication, in 2012, Aon entered into international assignment letters with each of Mr. Case, Ms. Davies, Mr. McGill and Mr. Besio. The letter describes the international assignment and sets forth the relocation benefits to the executive, which are described below. The letter is not intended to diminish the rights of the executive under his or her current employment arrangement; however, the letter provides by its terms that the executive's acceptance of the international assignment, and repatriation thereafter, shall not give rise to any right to terminate for good reason (as such term is defined in the executive's employment agreement, if applicable). The letter will only remain in effect during the international assignment, and is not intended to continue for more than two years.

Depending on each executive's personal circumstances, and as disclosed in the tables above, the relocation packages generally provide some or all of the following benefits, each shown in U.S. dollars:

•
A monthly housing allowance of approximately (a) $28,000 for Mr. Case and (b) $21,000 for the other executive officers;

•
A monthly cost of living differential, equal to 15% of the executive's monthly base salary (such monthly salary considered in the formula is subject to a cap of $50,000);

•
A monthly foreign service allowance of up to the monthly equivalent of 15% of the executive's annual base salary as of January 12, 2012;

•
An annual waiver/retention bonus, ranging from $0 for Mr. Case to $210,000 for certain of the other relocating executive officers;

•
A monthly transportation allowance of approximately $2,000;

•
An annual home leave benefit of $5,000 per family member, providing one round-trip air fare for the executive, his or her partner and eligible dependents;

•
Eligible dependents' schooling assistance, including tuition and application fees;

•
A households goods move at the beginning and end of the international assignment;

•
A one-time relocation allowance of the sum of the executive's monthly base salary plus $10,000 (capped at $80,000);

•
A tax equalization benefit (without a tax gross-up feature insulating the executive from incurring any U.S. income or social tax, such as FICA, on the relocation benefits) designed to equalize the income tax paid by the executive so that his or her total income and social tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the executive would have paid had all of the earnings been taxable solely pursuant to the U.S. income and social tax laws; and

•
Enhanced tax preparation and planning and expatriate services for the tax years covered by the international assignment or for which international earnings are taxed by the host country.

The annual waiver/retention bonus is subject to recoupment under certain circumstances resulting in termination of the executive officer's employment during the period of the international assignment. All of the relocation benefits are subject to recoupment if the executive officer resigns employment with the Company within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of the Company.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options, restricted stock units and performance share units held by each of the named executive officers on December 31, 2012. See "Potential Payments on Termination or Change-in-Control" for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		Option Awards					Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory C. Case	4/4/2005	1,000,000	—	—	22.8600	4/4/2015	—	—	—	—
	3/16/2007	118,985	—	—	37.8200	3/16/2013	—	—	—	—
	3/13/2008	96,432	—	—	40.9100	3/13/2014	—	—	—	—
	3/20/2009	107,582	—	—	39.0400	3/20/2015	—	—	—	—
	2/26/2010(2)	—	—	—	—	—	8,548	475,354	—	—
	3/9/2010(3)	—	—	—	—	—	411,523	22,884,794	—	—
	2/18/2011(2)	—	—	—	—	—	13,225	735,442	—	—
	3/18/2011(4)	—	—	—	—	—	—	—	323,264	17,976,711
	2/17/2012(2)	—	—	—	—	—	14,700	817,467	—	—
	3/16/2012(4)	—	—	—	—	—	—	—	351,236	19,532,234

Christa Davies	11/12/2007	100,000	—	—	45.8950	11/12/2017	—	—	—	—
	3/13/2008	29,333	—	—	40.9100	3/13/2014	—	—	—	—
	3/19/2009	34,678	—	—	38.9300	3/19/2015	—	—	—	—
	2/25/2010(2)	—	—	—	—	—	4,126	229,447	—	—
	3/9/2010(3)	—	—	—	—	—	54,466	3,028,854	—	—
	2/17/2011(2)	—	—	—	—	—	7,190	399,836	—	—
	3/17/2011(4)	—	—	—	—	—	—	—	106,158	5,903,446
	2/16/2012(2)	—	—	—	—	—	9,935	552,485	—	—
	3/15/2012(4)	—	—	—	—	—	—	—	112,176	6,238,107
	3/27/2012(4)	—	—	—	—	—	—	—	246,812	13,725,215

Stephen P. McGill	5/15/2005	—	—	—	—	—	55,000	3,058,550	—	—
	3/15/2007	30,324	—	—	37.1000	3/15/2013	—	—	—	—
	3/13/2008	44,000	—	—	40.9100	3/13/2014	—	—	—	—
	3/19/2009	46,237	—	—	38.9300	3/19/2015	—	—	—	—
	2/25/2010(2)	—	—	—	—	—	4,696	261,145	—	—
	3/9/2010(3)	—	—	—	—	—	72,622	4,038,509	—	—
	2/17/2011(2)	—	—	—	—	—	8,763	487,310	—	—
	3/17/2011(4)	—	—	—	—	—	—	—	347,424	19,320,249
	2/16/2012(2)	—	—	—	—	—	12,511	695,737	—	—
	3/15/2012(4)	—	—	—	—	—	—	—	163,166	9,073,661

Kristi Savacool	3/17/2011(5)	—	—	—	—	—	—	—	9,651	536,664
	3/17/2011(4)	—	—	—	—	—	—	—	38,602	2,146,657
	2/16/2012(2)	—	—	—	—	—	6,991	388,770	—	—
	3/15/2012(4)	—	—	—	—	—	—	—	81,582	4,536,775

Gregory J. Besio	2/25/2010(2)	—	—	—	—	—	2,276	126,568	—	—
	3/9/2010(3)	—	—	—	—	—	36,311	2,019,255	—	—
	2/17/2011(2)	—	—	—	—	—	3,707	206,146	—	—
	3/17/2011(5)	—	—	—	—	—	—	—	9,651	536,664
	3/17/2011(4)	—	—	—	—	—	—	—	38,602	2,146,657
	2/16/2012(2)	—	—	—	—	—	4,783	265,983	—	—
	3/15/2012(4)	—	—	—	—	—	—	—	61,188	3,402,665
	3/27/2012(4)	—	—	—	—	—	—	—	71,986	4,003,141

(1)
For options issued prior to January 1, 2009, the exercise price was determined by averaging the high and low selling prices of a share of Aon Corporation common stock on the NYSE on the grant date. For options issued after that date, the exercise price is determined using the closing price of a share of Aon Corporation common stock on the NYSE on the grant date.

(2)
The vesting schedule for the restricted stock units, other than performance share units, held by each named executive officer is as follows:

Vesting Date	Gregory C. Case	Christa Davies	Stephen McGill	Kristi Savacool	Gregory J. Besio
2/16/2013	—	3,312	4,171	2,331	1,595
2/17/2013	4,901	3,595	4,382	—	1,854
2/18/2013	6,613	—	—	—	—
2/25/2013	—	4,126	4,696	—	2,276
2/26/2013	8,548	—	—	—	—
2/28/2013	—	—	—	—	—
5/15/2013	—	—	13,750	—	—
2/16/2014	—	3,312	4,170	2,330	1,594
2/17/2014	4,900	3,595	4,381	—	1,853
2/18/2014	6,612	—	—	—	—
5/15/2014	—	—	13,750	—	—
2/16/2015	—	3,311	4,170	2,330	1,594
2/17/2015	4,899	—	—	—	—
5/15/2015	—	—	27,500	—	—

TOTAL	36,473	21,251	80,970	6,991	10,766

(3)
The performance share units convert into Ordinary Shares on a one-to-one basis after the conclusion of a three-year performance period. For performance share units with a 3/9/2010 grant date, the three-year performance period ended on December 31, 2012. These performance share units were subsequently settled into Class A Ordinary Shares of Aon plc on February 14, 2013 or February 15, 2013.

(4)
The performance share units convert into Ordinary Shares on a one-to-one basis after the conclusion of a three-year performance period. For the LPP, a pre-established cumulative earnings per share target as certified by the Compensation Committee in the first quarter of the following year after the performance period has ended must be met. For LPP performance share units with a 3/17/2011 or 3/18/2011 grant date, the three-year performance period ends on December 31, 2013 and for LPP performance share units with a 3/15/2012, 3/16/2012 or 3/27/2012 grant date, the three-year performance period ends on December 31, 2014.

If the minimum or threshold performance is not attained, the performance share units will be forfeited. In this table the maximum number of performance share units is shown for LPP units with a 3/18/2011, 3/19/2011, 3/15/2012, 3/16/2012 or 3/27/2012 LPP grant date as the awards are currently tracking at or above target payout levels. The market value is calculated using $55.61, the closing price of an Ordinary Share of Aon plc on the NYSE on December 31, 2012. If Aon does not attain the maximum cumulative target over the three-year period, the number of Ordinary Shares received by the named executive officers upon settlement will be reduced.

(5)
The performance share units convert into Ordinary Shares on a one-to-one basis after the conclusion of a three-year performance period. For the AHPP, a pre-established adjusted three-year cumulative segment pre-tax income target as certified by the Compensation Committee in the first quarter of the following year after the performance period has ended must be met. The performance period for these performance share units will end on December 31, 2013. If the minimum or threshold performance is not attained, the performance share units will be forfeited. For these performance share units, performance is currently tracking below threshold and the threshold award value is displayed. The market value is calculated using $55.61, the closing price of an Ordinary Share of Aon plc on the NYSE on December 31, 2012.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

The following table sets forth (1) the number of Class A Ordinary Shares of Aon plc acquired during 2012 by our named executive officers upon the exercise of stock options, the vesting of restricted stock unit awards and the settlement of performance share unit awards, and (2) the value realized upon such exercise, vesting or settlement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)
(a)	(b)	(c)	(d)	(e)
Gregory C. Case	90,567	687,706	196,033	9,323,650
Christa Davies	—	—	93,390	4,680,851
Stephen P. McGill	45,515	339,237	101,083	4,809,526
Kristi Savacool	—	—	—	—
Gregory J. Besio	10,274	109,349	62,111	2,945,523

(1)
The amounts shown in column (b) reflect the aggregate number of Class A Ordinary Shares of Aon plc underlying options that were exercised in 2012.

(2)
Calculated by multiplying (a) the difference between (i) the market price of Class A Ordinary Shares of Aon plc on the exercise date, and (ii) the exercise price of the options, by (b) the number of Class A Ordinary Shares of Aon plc acquired upon exercise.

(3)
Represents (i) the vesting of restricted stock units granted under the Aon Stock Plan and (ii) the settlement of performance share unit awards granted under the LPP on March 19, 2009 for each of the named executive officers other than Ms. Savacool, for the three-year performance period ending on December 31, 2011, which were converted into Ordinary Shares on February 16, 2012.

(4)
The amounts shown in column (d) reflect the aggregate number of Class A Ordinary Shares of Aon plc underlying the restricted stock unit awards and performance share unit awards that vested in 2012. Of the amounts shown, the following aggregate number of Class A Ordinary Shares of Aon plc were withheld to pay taxes due in connection with the vesting: Mr. Case, 79,156 shares; Ms. Davies, 36,616 shares; Mr. McGill, 40,511 shares; and Mr. Besio, 23,671 shares.

(5)
Calculated by multiplying (a) the fair market value of Class A Ordinary Shares of Aon plc on the vesting date, which was determined using the closing price on the NYSE of a Class A Ordinary Share of Aon plc on the date of vesting or, if such day is a holiday, on the immediately preceding working day, by (b) the number of Class A Ordinary Shares of Aon plc acquired upon vesting.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2012

The table below shows any executive contributions, contributions by Aon, earnings, withdrawals and account balances for the named executive officers with respect to each of the following non-qualified savings plans of Aon:

•
the Aon Deferred Compensation Plan, referred to as the "Deferred Compensation Plan," and

•
the Aon Supplemental Savings Plan, referred to as the "Supplemental Savings Plan."

See the section entitled "Executive and Relocation Benefits" in Compensation Discussion and Analysis and the narratives set forth below the following table for additional information on these plans.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)	Aon Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
	(a)	(b)	(c)	(d)	(e)	(f)
Gregory C. Case	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,000	844	—	74,184

Christa Davies	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,000	5,606	—	52,037

Stephen P. McGill	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,000	1,429	—	21,629

Kristi Savacool	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,000	1,203	—	21,629

Gregory J. Besio	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,000	7,701	—	56,018

(1)
These amounts are included in "All Other Compensation" for 2012 in the Summary Compensation Table.

(2)
No amounts in this column are included as 2012 compensation in the Summary Compensation Table.

(3)
The following table provides the amount reported in the "Aggregate Balance at Last Fiscal Year End" column for each named executive officer that has been previously reported as compensation in our Summary Compensation Tables for 2012, 2011 and 2010.

Name	Name of Plan	Amount Included in 2012 Compensation in Summary Compensation Table ($)	Amount Included in 2011 Compensation in Summary Compensation Table ($)	Amount Included in 2010 Compensation in Summary Compensation Table ($)
Gregory C. Case	Supplemental Savings Plan	10,000	10,200	10,200
Christa Davies	Supplemental Savings Plan	10,000	7,650	7,650
Stephen P. McGill	Supplemental Savings Plan	10,000	10,200	—
	McGill Agreement(a)	—	—	73,648
Kristi Savacool	Supplemental Savings Plan	10,000	10,200	N/A(b)
Gregory J. Besio	Supplemental Savings Plan	10,000	7,650	N/A(b)

(a)
The amounts set forth with respect to the McGill Agreement represent payments made to him under his personal pension plan under the terms of his prior employment arrangement. Effective December 7, 2010, our obligations under this arrangement ceased.

(b)
The compensation of Ms. Savacool and Mr. Besio was first reported in a Summary Compensation Table of Aon in 2011.

Aon Deferred Compensation Plan ("Deferred Compensation Plan")

The Deferred Compensation Plan is an unfunded, unsecured nonqualified deferred compensation program that allows participants to defer:

•
Up to 75% of their base salary;

•
All or a portion of their annual performance bonus; and

•
Up to 75% of other earnings, including certain hiring, retention or non-performance bonuses.

None of our named executive officers participated in the Deferred Compensation Plan in 2012.

Aon Supplemental Savings Plan ("Supplemental Savings Plan")

The named executive officers may, similar to all U.S. employees hired in 2004 or later, participate at their election in the Aon Savings Plan, a defined contribution 401(k) plan (the "Aon Savings Plan"). The Aon Supplemental Savings Plan was created to provide matching and other company allocations similar to those that participants in the Aon Savings Plan would have received had the Internal Revenue Code limits not restricted contributions under the Aon Savings Plan. Participants eligible for Aon Savings Plan matching contributions who are active at the end of the plan year and who attain the IRS 401(k) contribution limit and compensation limit (or participate in the Deferred Compensation Plan) receive supplemental allocations to the Supplemental Savings Plan based on their years of service and their match eligible compensation in excess of the IRS limit or Deferred Compensation Plan deferrals (to a combined plan limit of $500,000). Distributions from the Supplemental Savings Plan must begin at the earlier of retirement or age 65.

Each of the named executive officers participated in the Supplemental Savings Plan in 2012. If the named executive officer contributes the maximum permissible amount to the Aon Savings Plan, the Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($250,000 in 2012), with such compensation capped at $500,000. The percentage allocation varies by length of service but in the first four years of employment the allocation percentage is 3% and increases to 6% after 15 years of service. Aon made the following allocations for 2012 to the respective accounts of each of Mr. Case, Ms. Davies, Mr. McGill, Ms. Savacool and Mr. Besio: a matching contribution to each named executive officer's account under the Aon Savings Plan of $15,000, and an allocation to the Aon Supplemental Savings Plan account of $10,000.

Going forward, each of the named executive officers will continue to be eligible for the Aon Savings Plan and the associated Supplemental Savings Plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

Severance Agreements

Aon has entered into severance agreements, as amended, which we refer to as "Tier 1 Agreements," with certain of its key executive officers, including each of the named executive officers. We refer to these officers as "Tier 1 Executives."

The Tier 1 Agreements are intended to secure the continued service and to ensure the dedication and objectivity of the Tier 1 Executives in the event of an actual or threatened change-in-control (as defined below) of Aon.

The Tier 1 Agreement between Aon and each Tier 1 Executive provides that the executive receives the following severance benefits upon qualifying terminations (as defined below) of employment in connection with or within two years following a change-in-control of Aon: (a) the executive's base salary through the date of termination, a pro-rated bonus based upon the executive's average annual cash incentive for the preceding three years and any accrued vacation pay; (b) for Tier 1 Executives other than Mr. Case, two times the sum of: (i) the executive's annual base salary in effect on the date of termination; and (ii) the executive's average incentive compensation over the previous two years (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with two additional years of age and service credit and, in the case of the Supplemental Savings Plan, two additional years of plan contributions (with regard to Mr. Case, three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions). In addition, pursuant to the terms of Mr. Case's severance agreement, Aon is required to pay Mr. Case a lump sum cash amount equal to the actuarial equivalent of Mr. Case's accrued benefits under Aon's nonqualified benefit plans within 30 days of his termination of employment with Aon. Qualifying terminations consist of termination by Aon other than for cause (as defined in the Tier 1 Agreements) or by the executive for good reason (as defined in the Tier 1 Agreements), in each case in connection with or within two years following a change-in-control of Aon.

As defined in the Tier 1 Agreements:

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"Good reason" means: (1) a material adverse change in authority, powers, functions, duties or responsibilities; (2) a material reduction in salary or bonus opportunity; (3) a failure to maintain material employee benefit or compensation plans; (4) a reassignment of the executive to an office location more than 50 miles from the executive's current location; or (5) a failure by Aon to require a successor to assume Aon's obligations under the severance agreement, and

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"Cause" means: (1) a material breach by the executive of the executive's duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (2) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to Aon; or (3) the commission by the executive of a felony involving moral turpitude.

Each Tier 1 Agreement between Aon and each Tier 1 Executive also requires that Aon maintain medical, dental and life insurance on behalf of Tier 1 Executives other than Mr. Case for two years (with regard to Mr. Case, for three years), or, if earlier, until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

A "change-in-control" for purposes of the agreements generally occurs upon any of the following: (a) an acquisition of 30% or more of either outstanding Ordinary Shares or the combined voting power of the outstanding securities entitled to vote; (b) a change in the majority of the current Board; (c) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aon (unless (i) the existing shareholders receive more than 60% of the outstanding Ordinary Shares and the combined voting power of the surviving company, as the case may be, (ii) no person or group owns 30% or more of the outstanding Ordinary Shares or combined voting power of the surviving company and (iii) there is no change in the majority of the Board); or (d) a liquidation or dissolution of Aon.

As a condition to the receipt of payments and benefits pursuant to the Tier 1 Agreement, the executive is required to enter into an agreement with Aon providing that the executive will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon. In addition, the Tier 1 Agreement provides for a full release by the executive of claims in connection with the payment of severance benefits.

Pursuant to the terms of the severance agreements with each of our named executive officers, Aon is not obligated to provide a gross-up payment in connection with any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code. The severance agreements with Ms. Davies, Mr. McGill, Ms. Savacool and Mr. Besio provide that his or her payments and benefits shall be capped at the greater of: (i) the "safe harbor" amount under Section 280G of the Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (ii) the amount of payments and benefits that would otherwise be provided under the agreement so long as the payments and benefits outweigh the tax consequences to them of receipt thereof.

The Board may terminate the Tier 1 Agreements for Tier 1 Executives upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change-in-control or if there has been a change-in-control. In any event, each executive's Tier 1 Agreement will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change-in-control.

Employment Agreements

As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" following the table captioned "Grants of Plan-Based Awards in Fiscal Year 2012" each of the named executive officers has entered into an employment agreement with Aon. The terms of these various employment agreements that provide benefits upon a change-in-control or the termination of employment under various scenarios are set forth below.

Mr. Case's Employment Agreement

Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) accelerated vesting of the restricted stock unit awards, continued vesting of the stock option awards and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence, substituting the word "disability" for "death."

Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from Aon's Board of Directors.

If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination, subject to the satisfaction of the specified performance goals established for the applicable bonus year; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit awards, continued vesting of the stock option awards and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement; (vi) a lump sum cash payment equal to two times Mr. Case's target annual incentive bonus for the bonus year in which his employment terminates; and (vii) subject to continuing compliance with the non-competition, non-solicitation and confidentiality covenants set forth in the agreement, an amount equal to two times Mr. Case's base salary, payable in installment payments when Aon provides salary payments to its executives generally, through the two-year non-competition period.

If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vii) of the immediately preceding sentence. If Mr. Case voluntarily terminates his employment for any reason (other than with good reason), he will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In addition, if Mr. Case's employment is terminated for any reason other than by Aon for cause (as defined in the agreement) after Mr. Case has attained at least age 50, which occurred in December 2012, and completed at least 10 years of continuous employment, Mr. Case, his spouse and his dependent children will be eligible for coverage under Aon's retiree medical program.

Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

Ms. Davies' Employment Agreement

Ms. Davies' employment agreement, as amended, provides that, in the event of the death of Ms. Davies during the term of the agreement, her heirs, executors or the administrators of her estate will receive: (i) her accrued base salary through and including her date of death plus any unpaid annual or long-term bonus earned for the completed year prior to her death; and (ii) a lump sum cash payment equal to her base salary at the date of death through March 31, 2017, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's termination of the employment of Ms. Davies by reason of disability, she will receive: (i) her accrued base salary through and including her date of termination plus any unpaid annual or long-term bonus earned for the completed year prior to her termination; and (ii) continuation of her base salary at the rate in effect at the date of termination through March 17, 2017, reduced by the amount of any benefits paid under any disability insurance policy maintained by Aon for her benefit.

Ms. Davies' employment agreement also provides that if Aon terminates Ms. Davies' employment for cause due to a failure to perform her material duties under the agreement, Ms. Davies will be entitled to receive: (i) her accrued base salary through the date of termination; (ii) the continuation of her base salary for a period of two years from the date of termination; and (iii) other employee benefits to which she was entitled at the time of her termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for cause as set forth in her employment agreement (other than as provided in the immediately preceding sentence), Ms. Davies will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for any reason, other than for cause, or other than due to death or disability, Aon must give Ms. Davies 365 days prior written notice of termination, and she will be entitled to the following: (i) for the period of time beginning with Aon's delivery of notice of termination to Ms. Davies and extending through the date of termination: (A) Aon will continue to pay her salary at the rate in effect on the date of delivery of notice of termination; (B) Ms. Davies will remain eligible for annual bonuses determined in accordance with the terms of the senior management incentive plan; (C) Ms. Davies will continue to be entitled to all employee benefits; and (D) Ms. Davies will continue to vest in and be eligible to earn long-term incentive awards; (ii) on the termination date, Ms. Davies shall receive a lump sum cash payment equal to any accrued but unpaid base salary; any unpaid annual or long-term bonus earned for the completed year prior to such date; and an amount equal to her target full-year annual incentive award based on her base salary and target annual award percentage (or value, as applicable) as determined under the senior management incentive plan in effect for the bonus year in which the notice of termination is given; and (iii) for two years, provided that Ms. Davies complies with the non-competition, non-solicitation and confidentiality provisions of the employment agreement, the continuation of base salary at the rate in effect on the date notice of termination is given.

If Ms. Davies voluntarily terminates her employment for any reason (other than good reason), Ms. Davies must give Aon ninety (90) days prior written notice and will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Ms. Davies voluntarily terminates her employment for good reason (as defined in the agreement), Ms. Davies must give Aon thirty (30) days prior written notice and Ms. Davies will receive the benefits outlined in the last sentence of the immediately preceding paragraph, with the date of the delivery by Ms. Davies to Aon of notice of termination deemed to be the date of the notice of termination, and the date specified in such notice as Ms. Davies' last day of employment with Aon as the termination date.

In addition, if Ms. Davies is terminated without cause, or if she voluntarily terminates her employment for good reason (as defined in the agreement), the stock awards and stock options granted to Ms. Davies pursuant to the employment agreement will immediately vest as of the date of termination.

Non-competition and non-solicitation covenants apply to Ms. Davies for a period of two years following the termination of her employment without regard to the reason for such termination.

Mr. McGill's Employment Agreement

Mr. McGill's employment agreement provides that, in the event of Mr. McGill's death during the term of the agreement, his estate will receive (i) within sixty (60) days following his death, an amount equal to Mr. McGill's base salary at the date of death through November 18, 2015, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for his benefit; and (ii) a pro rata bonus for the year in which his death occurred equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of death multiplied by a ratio equal to the number of days Mr. McGill was employed during the year of death divided by 365. In the event of Aon's termination of Mr. McGill's employment by reason of a disability termination (as defined in the agreement), he will receive: (i) within sixty (60) days following the date of termination, an amount equal to Mr. McGill's base salary at the date of termination through November 18, 2015, reduced by the amount of any projected benefits paid under any disability insurance policy maintained by Aon for his benefit and (ii) a pro rata bonus for the year in which the termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination multiplied by a ratio equal to the number of days Mr. McGill was employed during the year of termination divided by 365.

If Aon terminates Mr. McGill's employment for cause as set forth in his employment agreement, Mr. McGill will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination. If Aon terminates Mr. McGill's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. McGill 365 days prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) during such twelve-month notice period his base salary at the rate in effect as of the notice date through his date of termination; (iii) a cash payment payable on the termination date in an amount equal to Mr. McGill's base salary as of the notice date and (iv) during such twelve- month notice period and thereafter, as applicable, other employee benefits to which he would be entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Mr. McGill voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon no less than ninety (90) days, but no more than 365 days advance notice and will be entitled to receive the payments and benefits set forth in items (i) through (iv) of the immediately preceding sentence. If Mr. McGill voluntarily terminates his employment for any reason (other than for good reason), he will only receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination.

Non-competition and non-solicitation covenants apply to Mr. McGill for a period of two years following the termination of his employment without regard to the reason for such termination.

Ms. Savacool's Employment Agreement

Ms. Savacool's employment agreement provides that, in the event of Ms. Savacool's death during the term of the agreement, her estate will receive an amount equal to Ms. Savacool's base salary at the date of death through September 30, 2015, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's termination of Ms. Savacool's employment by reason of total disability, she will receive (i) an amount equal to her base salary at the date of termination through September 30, 2015, reduced by the amount of any benefits paid under any disability insurance policy maintained by Aon for his benefit; and (ii) a pro rata bonus for the year in which such disability occurs equal to the total value of the bonus paid to her for the prior year.

If Aon terminates Ms. Savacool's employment for cause as set forth in her employment agreement, Ms. Savacool will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Savacool's employment for any reason, other than for cause, or due to death or disability, Aon must give Ms. Savacool 365 days prior written notice of termination, and she will be entitled to receive: (i) all accrued base salary and benefits as of the date of termination; (ii) a pro rata bonus payable on the termination date in an amount equal to Ms. Savacool's bonus equal to the bonus received by Ms. Savacool for the prior year; and (iii) the vesting of all outstanding restricted stock units. If Ms. Savacool voluntarily terminates her employment for good reason (as defined in the agreement), the agreement will terminate on the 365th day following receipt of written notice of good reason, and she will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. If Ms. Savacool voluntarily terminates her employment for any reason (other than for good reason), she will only receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon.

Non-competition and non-solicitation covenants apply to Ms. Savacool for a period of two years following the termination of her employment without regard to the reason for such termination.

Mr. Besio's Employment Agreement

Mr. Besio's employment agreement, as amended, provides that, in the event of Mr. Besio's death or total disability during the term of the agreement, the agreement will terminate and Mr. Besio is not entitled to continued compensation, but may be entitled to employee benefits to which he was entitled at the time of termination. If Aon terminates Mr. Besio's employment for cause as set forth in his employment agreement, Mr. Besio will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Besio's employment for any reason, other than for cause, or other than due to death or disability, Aon must give Mr. Besio 365 days' prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) his base salary at the rate in effect as of the notice date through his date of termination; and (iii) a cash payment payable on the termination date in an amount equal to Mr. Besio's base salary as of the notice date. If Mr. Besio voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon 90 days' prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence.

Non-competition and non-solicitation covenants apply to Mr. Besio for a period of two years following the termination of his employment without regard to the reason for such termination.

Termination and Change-in-Control Tables

The tables below outline the potential payments to the named executive officers upon the occurrence of various termination events, including, without limitation, a termination upon a change-in-control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

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The amounts shown in the table assume that the employment of each named executive officer was terminated on December 31, 2012, and that the price per Ordinary Share is $55.61 per share, the closing market price per share on December 31, 2012. Accordingly, the tables set forth amounts earned as of December 31, 2012 and include estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination event.

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Each named executive officer is entitled to receive amounts earned during the term of his or her employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the named executive officer was entitled on the date of termination, and are not shown in the tables below.

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For purposes of the tables below, the specific definitions of (i) "good reason" applicable to the column entitled "Voluntary Termination—by Executive for Good Reason," (ii) "cause" applicable to the column entitled "Involuntary Termination—For Cause," and (iii) "without cause" or "not for cause" applicable to the column entitled "Involuntary Termination—Without Cause" for each of the named executive officers can be found, to the extent applicable, in their respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to the column entitled "Qualifying Termination—Change-in-Control" can be found in the Tier 1 Agreements entered into with each of the named executive officers.

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No named executive officer held unvested stock options as of December 31, 2012.

Leadership Performance Program

The various cycles of the Leadership Performance Program were adopted as sub-plans of the Stock Plan to unite senior leaders of Aon around the common objectives of growing value, driving and motivating performance, and aligning senior executives with the overall success of Aon. LPP 5 was effective January 1, 2010, and covers the performance period beginning January 1, 2010 and ending December 31, 2012. LPP 6 was effective January 1, 2011, and covers the performance period beginning January 1, 2011 and ending December 31, 2013. LPP 7 was effective January 1, 2012, and covers the performance period beginning January 1, 2012 and ending December 31, 2014. Each named executive officer other than Ms. Savacool received a performance award under each of LPP 5, LPP 6 and LPP 7. Ms. Savacool joined Aon in 2010, and as a result received an award under LPP 6 and LPP 7. For purposes of the tables below, performance share units granted pursuant to LPP 5, LPP 6 and LPP 7 will be treated as follows upon the occurrence of various termination events:

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For grants of performance share units under each of LPP 5, LPP 6 and LPP 7, under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," participation in the LPP is cancelled retroactively back to the beginning of the performance period and performance share units will be forfeited in their entirety. For Ms. Savacool, for her grant under LPP 6, under the terms of her employment agreement, under "Voluntary Termination—by Executive Without Good Reason," a pro-rated amount of the outstanding performance share units convert to Ordinary Shares at the end of the performance period based on the cumulative growth achieved during Ms. Savacool's employment during the performance period as a proportion of the total achieved over the performance period. The growth achieved during Ms. Savacool's employment will be measured as of the last full calendar quarter preceding her termination date.

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For grants of performance share units under LPP 5, under "Death" or "Disability," the outstanding performance share units will immediately convert to Ordinary Shares at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period. For grants of performance share units under LPP 6 and LPP 7, under "Death" or "Disability": (i) if death or disability occurs in the first or second calendar years of the performance cycle, the performance share units will become immediately vested at the target award level and convert to Ordinary Shares as soon as administratively feasible following such death or disability; and (ii) if death or disability occurs in the third calendar year of the performance cycle, the performance share units will become vested at the greater of: (a) the target award level; or (b) the number of units earned based on the actual achievement of cumulative earnings for the entire performance cycle.

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For grants of performance share units under LPP 5, LPP 6 and LPP 7, under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to Ordinary Shares at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding the termination date.

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For grants of performance share units under the LPP 5, LPP 6 and LPP 7, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to Ordinary Shares as follows: (a) if the named executive officer's employment is terminated without cause following a change-in-control but prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period, measured as of the last full calendar quarter preceding the termination date; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment of performance share units described elsewhere in this section shall apply as if a change-in-control did not occur. In addition, amounts calculated using the methodology as described in this paragraph represent, for all grants under LPP 5, LPP 6 and LPP 7, the payout of a pro-rated amount of the outstanding performance share units at current performance levels. For grants of performance share units under LPP 5, LPP 6 and LPP 7, in the event of a change-in-control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to Ordinary Shares at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period measured as of the last full calendar quarter preceding the consummation of the change-in-control.

Aon Hewitt Performance Program

The Aon Hewitt Performance Program was adopted as a sub-plan of the Stock Plan effective January 1, 2011 to provide a unifying and motivating long-term wealth-building program for the key members of the leadership team of Aon Hewitt, which conducts Aon's human capital operations. The AHPP covers the performance period beginning January 1, 2011 and ending December 31, 2013. Ms. Savacool and Mr. Besio received grants under the AHPP on March 17, 2011. No other named executive officer is a participant in this performance program. For purposes of the tables below, performance share units granted pursuant to the AHPP will be treated as follows upon the occurrence of various termination events:

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For grants of performance share units under the AHPP, under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," the outstanding performance share units convert to Ordinary Shares at the end of the performance period based on the actual achievement of the target cumulative segment pre-tax income for the performance cycle, with the results pro-rated as of the last full calendar quarter preceding the termination date (which includes an additional year of service credit).

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For grants of performance share units under the AHPP, under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," participation in the AHPP is cancelled retroactively back to the beginning of the performance period and performance share units will be forfeited in their entirety; except that, for Ms. Savacool, the performance share units will be forfeited only in the case of an "Involuntary Termination—for Cause." For Ms. Savacool, for her grant under AHPP, under the terms of her employment agreement, under "Voluntary Termination—by Executive Without Good Reason," a pro-rated amount of the outstanding performance share units convert to Ordinary Shares at the end of the performance period based on the cumulative growth achieved during Ms. Savacool's employment during the performance period as a proportion of the total achieved over the performance period. The growth achieved during Ms. Savacool's employment will be measured as of the last full calendar quarter preceding her termination date.

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For grants of performance share units under the AHPP, under "Death" or "Disability": (i) if death or disability occurs in the first or second calendar years of the performance cycle, the performance share units will become immediately vested at the target award level and convert to Ordinary Shares as soon as administratively feasible following such death or disability; and (ii) if death or disability occurs in the third calendar year of the performance cycle, the performance share units will become vested at the greater of: (a) the target award level; or (b) the number of units earned based on the actual achievement of the cumulative segment pre-tax income for the entire performance cycle.

•
For grants of performance share units under the AHPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to Ordinary Shares as follows: (a) if the named executive officer's employment is terminated without cause following a change-in-control prior to the end of the first year of the performance cycle, the conversion occurs at the greater of: (i) fifty percent (50%) of the target level; or (ii) the number of Ordinary Shares that would have been earned based on the proportion of achievement of the target cumulative segment pre-tax income, measured as of the last full calendar quarter preceding the termination date; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described above with respect to the AHPP shall apply to the performance share units as if a change-in-control did not occur. For grants under the AHPP, in the event of a change-in-control, without a qualifying termination, where the successor entity does not assume and continue the AHPP, the outstanding performance share units will immediately convert to Ordinary Shares at the greater of: (i) one hundred percent (100%) of the target level; or (iii) the number of shares that would have been earned based on the proportion of achievement of the target cumulative segment pre-tax income measured as of the last full calendar quarter preceding the consummation of the change-in-control.

Gregory C. Case
President and Chief Executive Officer
Payments and Benefits Upon Termination as of December 31, 2012

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive for Good Reason(1) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(2) ($)
Cash Severance(3)	—	9,000,000	—	—	—	9,000,000	—
Annual Incentive Bonus(4)	—	2,950,000	3,000,000	3,000,000	—	2,950,000	1,733,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(5)	—	2,028,264	2,028,264	2,028,264	—	2,028,264	2,028,264
Performance Share Units (LPP)(6)	—	29,845,527	41,639,267	41,639,267	—	29,845,527	41,639,267
Continuation of Health & Welfare Benefits(7)	—	15,949	—	—	—	15,949	—
Additional Benefit(8)	—	—	2,000,000	—	—	—	—

(1)
Represents a voluntary termination by Mr. Case due to: (a) the assignment to Mr. Case of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Case's principal office be located more than fifty (50) miles outside of the greater Chicago metropolitan area (other than as set forth in his international assignment letter); or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Case shall constitute "Voluntary Termination—by Executive Without Good Reason."

(2)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Case would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section above entitled "Severance Agreements." Pursuant to the terms of Mr. Case's severance agreement, Aon is not obligated to provide a gross-up payment to Mr. Case in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code. The amount set forth above reflects the application of such cap.

(3)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary and target annual incentive bonus for "Qualifying Termination—Change-in-Control." For additional information regarding the payments and benefits to Mr. Case upon a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Severance Agreements."

(4)
For "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," the annual incentive bonus is the pro rata amount earned for 2012. For "Death" and "Disability," the annual incentive bonus is calculated based upon target annual incentive bonus. For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. As Aon considers the annual incentive bonus to be "reasonable" compensation, under Section 280G of the Code, it is not included in Mr. Case's Change-in-Control calculations for purposes of determining the payments subject to Section 280G of the Code.

(5)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested RSUs granted pursuant to the ISP vest immediately. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(6)
The amounts in this row are attributable to grants of performance share units under LPP 5, LPP 6 and LPP 7. For information regarding the treatment of performance share units granted under LPP 5, LPP 6 and LPP 7 in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(7)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause."

(8)
Represents an additional benefit pursuant to the terms of his employment agreement payable upon Mr. Case's death in excess of the amount generally available to Aon's employees.

Christa Davies
Executive Vice President and Chief Financial Officer
Payments and Benefits Upon Termination as of December 31, 2012

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive for Good Reason(1) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (Performance)(2) ($)	Involuntary Termination— For Cause (all others)(3) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(4) ($)
Cash Severance(5)	—	2,980,000	1,799,452	2,399,452	1,600,000	—	2,980,000	4,550,000
Annual Incentive Bonus(6)	—	1,380,000	—	—	—	—	1,380,000	953,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	—	613,545	1,181,768	1,181,768	—	—	1,181,768	1,181,768
Performance Share Units (LPP)(8)	—	14,093,461	15,962,239	15,962,239	—	—	14,093,461	15,962,239
Continuation of Health & Welfare Benefits(9)	—	10,689	—	—	—	—	10,689	10,689
Additional Pension and Non-Qualified Plan Benefit(10)	—	—	—	—	—	—	—	50,000
Continuation of Life and Disability(11)	—	—	—	—	—	—	—	2,900

(1)
Represents a voluntary termination by Ms. Davies due to: (a) the assignment to Ms. Davies of any duties materially inconsistent with her position, authority, duties or responsibilities contemplated by her employment agreement; (b) Aon's failure to comply with the provisions of her employment agreement regarding compensation; or (c) any other material breach by Aon of her employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Ms. Davies shall constitute "Voluntary Termination—by Executive Without Good Reason."

(2)
Represents a termination for any failure (other than physical or mental disability) of Ms. Davies to perform her material duties under her employment agreement.

(3)
Represents any termination for "Cause" as defined in Ms. Davies' employment agreement, other than as provided in footnote (2) above.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Ms. Davies would receive the maximum benefits possible pursuant to the terms of her Tier 1 Agreement as described in the section entitled "Severance Agreements."

(5)
Severance is calculated as: (a) the continuation of base salary from the date of delivery of 30 days advance written notice of termination plus the continuation of base salary from the termination date through the end of her employment agreement plus target annual incentive bonus for "Voluntary Termination—by Executive For Good Reason," (b) the continuation of base salary from the date of delivery of written notice of termination through the one year notice period plus the continuation of base salary from the termination date for one year plus target annual incentive bonus for "Involuntary Termination—Without Cause" and (c) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death or disability through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Ms. Davies. For "Involuntary Termination—For Cause (Performance)," severance is calculated as the continuation of base salary for a period of two years from the date of termination of employment.

(6)
For "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," the annual incentive bonus is calculated at Ms. Davies's target full-year annual bonus. For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(7)
Under "Voluntary Termination—by Executive Without Good Reason," "Involuntary Termination—For Cause (Performance)," and "Involuntary Termination—For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Voluntary Termination—by Executive For Good Reason" (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Davies' employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one additional year. Under "Involuntary Termination—Without Cause" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(8)
The amounts in this row are attributable to grants of performance share units under LPP 5, LPP 6 and LPP 7. The amounts in this row reflect an additional year of performance credit that will accrue to Ms. Davies during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," or "Involuntary Termination—Without Cause." For information regarding the treatment of performance share units granted under LPP 5, LPP 6 and LPP 7, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(9)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(10)
Represents additional pension and non-qualified plan benefits payable to Ms. Davies under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(11)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Stephen P. McGill
Group President—Aon plc, Chairman and Chief Executive Officer—Aon Risk Solutions
Payments and Benefits Upon Termination as of December 31, 2012

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive for Good Reason(1) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(2) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(3) ($)
Cash Severance(4)	—	2,200,000	7,070,411	3,870,411	—	2,200,000	2,563,098
Annual Incentive Bonus(5)	—	—	—	—	—	—	—
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	2,172,683	4,502,742	4,502,742	—	3,455,883	4,502,742
Performance Share Units (LPP)(7)	—	17,608,377	18,235,464	18,235,464	—	17,608,377	18,235,464
Continuation of Health & Welfare Benefits(8)	—	—	—	—	—	—	15,949
Additional Pension and Non-Qualified Plan Benefit(9)	—	—	—	—	—	—	50,000
Continuation of Life and Disability(10)	—	—	—	—	—	—	11,429

(1)
Represents a voluntary termination by Mr. McGill due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of Mr. McGill; (b) any material breach of the employment agreement by Aon, including any purported termination of Mr. McGill's employment that breaches the employment agreement; or (c) a change by Aon in the location at which Mr. McGill is required to perform his principal duties under the agreement to offices that are not located in the Chicago or New York greater metropolitan areas (other than as set forth in his international assignment letter).

(2)
Represents any termination for "Cause" as defined in Mr. McGill's employment agreement.

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. McGill would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements." Pursuant to the terms of Mr. McGill's severance agreement, Aon is not obligated to provide a gross-up payment to Mr. McGill in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. McGill's severance agreement provides that Mr. McGill's cash and non-equity award payments shall be capped at the greater of: (a) the "safe harbor" amount under Section 280G of the Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (b) the amount of payments and benefits that would otherwise be provided under the agreement so long as the payments and benefits outweigh the tax consequences to Mr. McGill of receipt thereof. The amounts set forth above were reduced as a result of this cap.

(4)
Severance is calculated as: (a) the continuation of base salary for one year from the date of delivery of written notice of termination plus a cash payment equal to Mr. McGill's annual base salary as of the notice date for "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," and (b) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control"; subject to any reduction in payments as described in note 3 of this table relating to Section 280G of the Code. For "Death," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period plus the amount of any benefit paid under any individual or group life insurance policy maintained by Aon for the benefit of Mr. McGill, plus a pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination. For "Disability," severance is calculated as a pro-rata amount of base salary from the date of disability through the end of the employment period less the amount of any benefit paid under any disability policy maintained by Aon for the benefit of Mr. McGill, plus a pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination.

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(6)
Under "Voluntary Termination—by Executive without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Voluntary Termination—by Executive For Good Reason" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one additional year. Under "Involuntary Termination—Without Cause" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
The amounts in this row are attributable to grants of performance share units under LPP 5, LPP 6 and LPP 7. The amounts in this row reflect an additional year of performance credit that will accrue to Mr. McGill during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," or "Involuntary Termination—Without Cause." For information regarding the treatment of performance share units granted under LPP 5, LPP 6 and LPP 7, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(8)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(9)
Represents additional pension and non-qualified plan benefits payable to Mr. McGill under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(10)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Kristi A. Savacool
Chief Executive Officer—Aon Hewitt
Payments and Benefits Upon Termination as of December 31, 2012

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(1) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(2) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)
Cash Severance(4)	—	1,600,000	664,109	1,264,109	—	1,600,000	2,442,475
Annual Incentive Bonus(5)	—	950,000	950,000	950,000	—	950,000	—
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	388,770	388,770	388,770	—	388,770	388,770
Performance Share Units (AHPP and LPP)(7)	727,356	3,034,788	4,415,045	4,415,045	—	3,034,788	4,415,045
Continuation of Health & Welfare Benefits(8)	—	10,500	—	—	—	10,500	20,999
Additional Pension and Non-Qualified Plan Benefit(9)	—	—	—	—	—	—	50,000
Continuation of Life and Disability(10)	—	—	—	—	—	—	7,104

(1)
Represents a voluntary termination by Ms. Savacool due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of Ms. Savacool in a manner not contemplated by the terms of the employment agreement; (b) any material breach of the employment agreement by Aon, including any purported termination of Ms. Savacool's employment that breaches the employment agreement; or (c) a change by Aon in the location at which Ms. Savacool is required to perform her principal duties under the employment agreement to offices that are not located in the greater Chicago metropolitan area.

(2)
Represents any termination for "Cause" as defined in Ms. Savacool's employment agreement.

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Ms. Savacool would receive the maximum benefits possible pursuant to the terms of her Tier 1 Agreement as described in the section entitled "Severance Agreements." Pursuant to the terms of Ms. Savacool's severance agreement, Aon is not obligated to provide a gross-up payment to Ms. Savacool in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Ms. Savacool's severance agreement provides that Ms. Savacool's cash and non-equity award payments shall be capped at the greater of: (a) the "safe harbor" amount under Section 280G of the Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (b) the amount of payments and benefits that would otherwise be provided under the agreement so long as the payments and benefits outweigh the tax consequences to Ms. Savacool of receipt thereof. The amounts set forth above were reduced as a result of this cap.

(4)
Severance is calculated as: (a) the continuation of base salary for one year from the date of delivery of written notice of termination plus a cash payment equal to Ms. Savacool's annual base salary as of the notice date plus a cash payment equal to Ms. Savacool's annual base salary as of the notice date for "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," and (b) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death or disability through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Ms. Savacool, plus a pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Ms. Savacool for the year prior to the year of termination.

(5)
For "Voluntary Termination—by Executive for Good Reason," "Death," "Disability" and "Involuntary Termination—Without Cause" the annual incentive bonus equals the total annual incentive bonus received for the prior year. For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(6)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause," the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested restricted stock unit awards are forfeited. Under "Voluntary Termination—by Executive For Good Reason" (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Savacool's employment agreement will vest pro rata; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one more year. Under "Involuntary Termination—Without Cause" (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Savacool's employment agreement will vest pro rata; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
The amounts in this row are attributable to grants of performance share units under AHPP, LPP 6 and LPP 7. For information regarding the treatment of performance share units granted under AHPP, LPP 6 and LPP 7, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program" and "Termination and Change-in-Control Tables—Aon Hewitt Performance Program."

(8)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(9)
Represents additional pension and non-qualified plan benefits payable to Ms. Savacool under the various termination scenarios, which includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(10)
Continuation of life and disability insurance is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Gregory J. Besio
Executive Vice President and Chief Human Resources Officer
Payments and Benefits Upon Termination as of December 31, 2012

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(1) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(2) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(3) ($)
Cash Severance(4)	—	1,300,000	—	—	—	1,300,000	2,775,000
Annual Incentive Bonus(5)	—	—	—	—	—		492,917
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	318,367	598,697	598,697	—	598,697	598,697
Performance Share Units (AHPP and LPP)(7)	—	5,983,451	7,868,815	7,868,815	—	5,983,451	7,868,815
Continuation of Health & Welfare Benefits(8)	—	—	—	—	—	—	15,949
Additional Pension and Non-Qualified Plan Benefit(9)	—	—	—	—	—	—	50,000
Continuation of Life and Disability(10)	—	—	—	—	—	—	6,871

(1)
Represents a voluntary termination by Mr. Besio due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of Mr. Besio, (b) any material breach of the employment agreement by Aon, including any purported termination of Mr. Besio's employment that breaches the employment agreement; or (c) the failure of Aon to obtain from any successor an express written and unconditional assumption of the employment agreement.

(2)
Represents any termination for "Cause" as defined in Mr. Besio's employment agreement.

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Besio would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements."

(4)
Severance is calculated as: (a) the continuation of base salary for one year from the date of delivery of written notice of termination plus a cash payment equal to Mr. Besio's annual base salary as of the notice date plus the payment of base salary until December 31, 2013 for "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," and (b) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control."

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(6)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause," the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Voluntary Termination—by Executive For Good Reason" (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Besio's employment agreement will vest pro rata; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one more year. Under "Involuntary Termination—Without Cause" (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Besio's employment agreement will vest pro rata; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
The amounts in this row are attributable to grants of performance share units under LPP5, LPP6, LPP7 and AHPP. For information regarding the treatment of performance share units granted under LPP5, LPP6, LPP7 and AHPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program." The amounts in this row reflect an additional year of performance credit that will accrue to Mr. Besio during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," and an additional year of performance credit that will accrue to Mr. Besio during the notice period in the event of "Involuntary Termination—Without Cause."

(8)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(9)
Represents additional pension and non-qualified plan benefits payable to Mr. Besio under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(10)
Continuation of life and disability insurance is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

2012 DIRECTOR COMPENSATION

The table below summarizes compensation for Aon's non-employee directors for the fiscal year ended December 31, 2012. All non-employee directors are referred to in this proxy statement as "non-management directors."

Gregory C. Case, Aon's President and Chief Executive Officer, receives no additional compensation for his services as a director of Aon. The compensation received by Mr. Case as an employee of Aon is shown in the Summary Compensation Table for Fiscal Years 2012, 2011 and 2010 set forth in this proxy statement.

The Compensation Committee of Aon's Board of Directors periodically reviews the compensation of Aon's non-management directors, including the compensation of Aon's Non-Executive Chairman.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Fulvio Conti	110,000	145,001	8,264	263,265
Cheryl A. Francis	102,500	145,001	18,550	266,051
Edgar D. Jannotta	102,500	145,001	58,414	305,915
Jan Kalff(1)	50,000	—	—	50,000
Lester B. Knight	117,500	345,043	32,216	494,759
J. Michael Losh	127,500	145,001	17,714	290,215
R. Eden Martin(1)	50,000	—	—	50,000
Andrew J. McKenna(2)	23,750	—	53,141	76,891
Robert S. Morrison	102,500	145,001	18,581	266,082
Richard B. Myers	102,500	145,001	18,282	265,783
Richard C. Notebaert	117,500	145,001	18,558	281,059
John W. Rogers, Jr.(1)	57,500	—	—	57,500
Gloria Santona	117,500	145,001	7,714	270,215
Carolyn Y. Woo	102,500	145,001	18,272	265,773

(1)
Messrs. Kalff, Martin and Rogers did not stand for re-election at the 2012 annual general meeting.

(2)
Mr. McKenna resigned from Aon's Board of Directors effective March 30, 2012.

Fees Earned or Paid in Cash (Column (b))

This column represents the amount of cash compensation earned in 2012 for Board and Committee service. The following non-management directors deferred cash compensation earned in 2012 into the Aon stock fund under the Aon Outside Director Deferred Compensation Plan, a subplan of the Stock Plan and described below this table under the heading "Deferred Compensation":

Name	2012 Cash Fees Deferred ($)	Units in Deferred Account Attributed to 2012 Cash Fees Deferred (#)
Edgar D. Jannotta	23,750	485
Andrew J. McKenna	23,750	485
Robert S. Morrison	23,750	485

As of December 31, 2012, each non-management director had the following aggregate number of Ordinary Shares equivalents credited to various deferral accounts for all years of service as a non-management director, including additional share units credited as a result of the reinvestment of dividend equivalents:

Name	Deferred Stock Units/ Ordinary Shares Equivalents Credited to Various Deferral Accounts
Fulvio Conti	8,731
Cheryl A. Francis	6,486
Edgar D. Jannotta	47,761
Jan Kalff	1,568
Lester B. Knight	44,578
J. Michael Losh	33,645
R. Eden Martin	28,565
Andrew J. McKenna	60,440
Robert S. Morrison	43,064
Richard B. Myers	8,851
Richard C. Notebaert	42,322
John W. Rogers, Jr.	46,350
Gloria Santona	26,904
Carolyn Y. Woo	22,246

On March 30, 2012, the Board terminated the plan governing cash deferrals made prior to 2005, and, on May 18, 2012, all other deferred compensation plans were terminated. As a result, the remaining amounts deferred under the Aon's deferred compensation plans will be distributed in accordance with the terms of the plan termination and the governing plan documents.

Stock Awards (Column (c))

Reflects the aggregate grant date fair value computed in accordance with FASB Topic 718 of Class A Ordinary Shares granted in 2012. Additional information regarding the share awards granted to each non-management director in 2012 is contained under the heading "Components of Director Compensation—Equity Compensation."

All Other Compensation (Column (g))

Name	Matching Contribution ($)	Tax Equalization ($)	Perquisites ($)	Total ($)
	(i)	(ii)	(iii)
Fulvio Conti	—	8,264	—	8,264
Cheryl A. Francis	10,000	8,550	—	18,550
Edgar D. Jannotta	10,000	8,588	39,826	58,414
Lester B. Knight	10,000	22,216	—	32,216
J. Michael Losh	10,000	7,714	—	17,714
Andrew J. McKenna	—	—	53,141	53,141
Robert S. Morrison	10,000	8,581	—	18,581
Richard B. Myers	10,000	8,282	—	18,282
Richard C. Notebaert	10,000	8,558	—	18,558
Gloria Santona	—	7,714	—	7,714
Carolyn Y. Woo	10,000	8,272	—	18,272

Matching Contribution (Column (i))

The amounts shown consist of a matching contribution of $10,000 on behalf of the non-management director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program.

Tax Equalization (Column (ii))

The amounts shown are the amount paid in United Kingdom income taxes on behalf of the non-management director. See "Components of Director Compensation—Tax Equalization" below.

Other (Column (iii))

For each of Mr. Jannotta and Mr. McKenna, the amount includes $39,741 in legal fees paid by Aon to a law firm for legal advice with respect to the termination of certain of Aon's deferred compensation plans. A portion of the services related to the effect of the termination on Mr. Jannotta and Mr. McKenna personally, and on Mr. McKenna's retirement from our Board of Directors. For Mr. Jannotta, the amount also includes the cost to Aon of a gift in honor honoring his continued service to Aon. For Mr. McKenna the amount also includes the cost to Aon of a retirement gift in recognition of Mr. McKenna's service to Aon.

Components of Director Compensation

Cash Compensation

Effective January 1, 2012, Aon provided its non-management directors with the following cash compensation:

•
an annual retainer of $95,000, payable quarterly;

•
an additional annual retainer of $15,000 to the Chairs of each Board Committee other than the Audit Committee; and

•
an additional annual retainer of $25,000 to the Chair of the Audit Committee.

In conjunction with the redomestication, to reflect the additional time commitment required as a result of serving as a director of a United Kingdom-domiciled company, the Board approved an increase in the annual retainer to $105,000, payable quarterly and effective at the 2012 annual general meeting. Retainers for service as

Chair of the Board or any Board committee were unchanged.

Aon also pays or reimburses non-management directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Aon business meetings and for other reasonable expenses related to Board service such as continuing education.

Equity Compensation

Effective January 1, 2012, the annual deferred stock unit award was increased from $105,000 to $120,000. In conjunction with the U.K. redomestication, to reflect the additional time commitment required as a result of serving as a director of a United Kingdom-domiciled company and the elimination of deferred equity compensation, the Board approved a change in this program such that each non-management director would receive an annual grant of fully vested shares with a value of $145,000 in lieu of the previously approved grant of deferred stock units, effective at the 2012 annual general meeting. The Non-Executive Chairman's additional deferred stock unit award of $200,000 was replaced with an award of fully vested shares with a value of $200,000. The number of Class A Ordinary Shares to be granted will be determined by dividing $145,000 (or in the case of our Non-Executive Chairman, $345,000) by the fair market value of an Ordinary Share on the date of grant.

Each non-management director receives an annual grant of Class A Ordinary Shares on the date of Aon's annual general meeting of shareholders. In 2012, the annual grant was dependent on the Company receiving confirmation from H.M. Revenue and Customs of the tax treatment of the annual grant, and as a result the grant occurred on July 27, 2012.

Effective January 1, 2012, Aon eliminated the initial equity grant of $170,000 previously awarded to new directors upon their appointment. New directors joining after the 2012 annual general meeting will receive a prorated annual award.

Tax Equalization

Non-management directors are eligible to receive a tax equalization payment if the United Kingdom income taxes owed on their director compensation exceed the income taxes owed on such compensation in their country of residence. Without these tax equalization payments, a director would be subject to double taxation since they are already paying taxes on their director income in their country of residence. We believe these tax equalization payments are appropriate to ensure our ability to continue to attract highly qualified persons who do not reside in the United Kingdom.

Matching Charitable Contributions

During 2012, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any non-management director.

Deferred Compensation

Pursuant to the Aon plc Outside Director Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the "Deferred Plan") and the Aon plc Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2008 (the "Award Plan") (as subplans of the Stock Plan), non-management directors had the ability to defer receipt of cash compensation and Ordinary Shares until, generally, retirement from the Board.

Effective as of the 2012 annual general meeting, all remaining deferred compensation plans in which non-management directors participated were terminated. No future cash or equity deferrals are allowed. As a result, the remaining amounts deferred under Aon's deferred compensation plans will be distributed in accordance with the terms of the plan termination and the governing plan documents.

Retirement Benefits

In addition, under the Award Plan, for periods prior to January 1, 2006, non-management directors were also entitled to certain deferred benefits when they retired from the Board. The Award Plan provided for $20,000 to be credited to an account on behalf of each non-management director for Board service for each year of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular non-management director would be distributed in ten installments consisting of Ordinary Shares.

Effective as of the 2012 annual general meeting, the Award Plan was terminated. As a result, the remaining retirement benefits will be distributed in accordance with the terms of the plan termination and the governing plan documents.

Bequest Plan

Non-management directors elected or appointed to serve on the Board before January 1, 2006, and who have completed at least one year of service as a member of the Board, remain eligible to participate in the Aon plc Corporate Sponsored Bequest Plan (the "Bequest Plan"), established in 1994. Non-management directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan. The Bequest Plan was closed to future participants in connection with certain modifications to director compensation that were effective January 1, 2006.

The Bequest Plan was established to acknowledge the service of non-management directors, to recognize the mutual interest of Aon and our non-management directors in supporting worthy charitable institutions and to assist us in attracting and retaining non-management directors of the highest caliber. Individual non-management directors derive no financial benefit from the Bequest Plan, as any and all insurance proceeds and tax-deductible charitable donations accrue solely to us.

The Bequest Plan allows each eligible non-management director to recommend total charitable contributions of up to $1,000,000 to eligible tax-exempt organization(s) chosen by the eligible non-management director and approved by Aon Foundation. Each eligible non-management director may designate up to five tax qualified organizations to receive a portion of the $1,000,000 bequest amount, subject to a $100,000 minimum amount per organization. Each eligible non-management director is paired with another eligible non-management director under the Bequest Plan. The distribution of each eligible non-management director's charitable bequest amount will begin at the later of: (i) the death of such eligible non-management director; or (ii) the death of the other eligible non-management director with whom such eligible non-management director is paired. Distributions under the Bequest Plan, once they begin, will be made to the designated tax qualified organization(s) in ten equal annual installments.

PROPOSAL 6—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

What am I voting on?

In accordance with applicable law and Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as "say-on-pay," approving Aon's executive compensation as reported in this proxy statement.

At the 2011 annual meeting of stockholders of Aon Corporation, we asked shareholders to indicate if we should hold an advisory vote on the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 annual meeting of Aon Corporation a large majority of the votes cast were in favor of an annual advisory vote, we are again asking shareholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

At the 2012 annual general meeting of Aon plc, we provided shareholders with the opportunity to vote on an advisory resolution regarding the executive compensation of our named executive officers as disclosed in the proxy statement for the 2012 annual general meeting, and shareholders approved the proposal by a large majority, with more than 80% of the votes cast in favor.

We encourage shareholders to read the Compensation Discussion and Analysis beginning on page 30 of this proxy statement, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives of directly linking the compensation of our named executive officers to our performance and fundamentally aligning the financial interests of our named executive officers with those of our shareholders, as well as the Summary Compensation Table for Fiscal Years 2012, 2011 and 2010 and other related tabular and narrative disclosures beginning on page 46 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives, and the design of our compensation program and the compensation awarded to our named executive officers, fulfills these objectives.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Aon's named executive officers as described in this proxy statement under "Compensation Discussion and Analysis" and "Executive Compensation", including the tabular and narrative disclosure contained in this proxy statement.

Is this vote binding on the Board of Directors?

Because this vote is advisory, it will not be binding upon the Board of Directors or the Organization and Compensation Committee, and neither the Board of Directors nor the Organization and Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Organization and Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Aon's executive compensation program.

How does the Board of Directors recommend that I vote?

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADVISORY APPROVAL OF THE COMPENSATION OF AON'S NAMED EXECUTIVE OFFICERS.

PROPOSAL 7—ADVISORY RESOLUTION ON DIRECTORS' REMUNERATION REPORT

What am I voting on?

The Board of Directors considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company's overall objectives, and, accordingly, and in compliance with the Companies Act, we are providing shareholders with the opportunity to vote on an advisory resolution approving the directors' remuneration report included in our Annual Report.

This proposal is similar to Proposal 6 regarding the compensation of our named executive officers. However, the directors' remuneration report is concerned solely with the remuneration of our executive and non-executive directors and is required under the Companies Act.

We encourage shareholders to read the directors' remuneration report as set forth in Appendix A to this Proxy Statement, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives for our executive director and to attract and retain high-quality non-executive directors.

The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the directors' remuneration report are effective in achieving our compensation objectives for our executive director, and serves to attract and retain high-quality non-executive directors, and the design of our compensation program and the compensation awarded to our executive and non-executive directors fulfills these objectives.

Is this vote binding on the Board of Directors?

Because this vote is advisory, it will not be legally binding upon the Board of Directors or the Organization and Compensation Committee, and neither the Board of Directors nor the Organization and Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Organization and Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Aon's executive director and non-executive director compensation programs.

How does the Board of Directors recommend that I vote?

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADVISORY APPROVAL OF THE DIRECTORS' REMUNERATION REPORT INCLUDED IN THE ANNUAL REPORT OF THE COMPANY.

PROPOSAL 8—RESOLUTION ON AON PLC GLOBAL SHARE PURCHASE PLAN

What am I voting on?

You are voting on a proposal to approve the Aon plc Global Share Purchase Plan, which amends and restates the current Aon plc 2011 Employee Stock Purchase Plan and reflects the transfer of sponsorship of such plan from Aon Corporation to Aon plc.

Why is the proposal being submitted to the shareholders?

On March 15, 2013, the Board of Directors adopted the Aon plc Global Share Purchase Plan (the "Global Share Purchase Plan"), subject to shareholder approval. If approved, the Global Share Purchase Plan will become effective July 1, 2013.

The Board of Directors believes it is in the best interest of Aon and its shareholders to approve the Global Share Purchase Plan. The purpose of the Global Share Purchase Plan and reasons the Board recommends approval of it are described below.

You are asked to approve the Global Share Purchase Plan expand the eligible employees to include non-U.S. employees where local share purchase programs are offered. The Global Share Purchase Plan permits the Compensation Committee to adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Global Share Purchase Plan by eligible employees who are citizens or residents of a non-U.S. jurisdiction or are employed outside the United States. The Global Share Purchase Plan also reflects the transfer of sponsorship of such plan from Aon Corporation to Aon plc. The Global Share Purchase Plan does not increase the number of Class A Ordinary Shares in the plan's share pool.

What factors should I consider in voting on this proposal?

A summary of the material terms of the Global Share Purchase Plan is set forth below; however, this summary should be read in conjunction with, and is subject to, the specific provisions of the full text of the Global Share Purchase Plan, as set forth in Appendix B to this Proxy Statement.

Purpose of the Global Share Purchase Plan.    The Global Share Purchase Plan will help retain and attract eligible U.S. and non-U.S. employees of Aon and its subsidiaries and affiliates through the ability to acquire a larger personal financial interest in Aon in a manner designed to achieve tax effectiveness, securities law compliance or other objectives for eligible employees, the Company and its subsidiaries and affiliates. The Global Share Purchase Plan includes two components. One component, which we refer to as the 423 component, is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and generally will continue to cover our U.S. employees who are eligible to participate in the current Aon Corporation 2011 Employee Stock Purchase Plan, while the second component, which we refer to as the non-423 component, is not intended to qualify under Section 423 of the Code, and will generally cover certain of our non-U.S. employees.

Eligible Employees.    Employees of Aon and its subsidiaries and affiliates that are on United States payroll are generally eligible to participate in the current Aon Corporation 2011 Employee Stock Purchase Plan. These employees will continue to be eligible to participate in the 423 component of the Global Share Purchase Plan. The non-423 component of the Global Share Purchase Plan expands the eligibility to non-U.S. employees where local share purchase programs are offered, currently the United Kingdom and Australia. There are approximately 28,000 employees eligible to participate in the Global Share Purchase Plan. Aon may adopt sub-plans in the future to extend the non-423 component of the Global Share Purchase Plan to employees in additional jurisdictions.

Purchase of Shares.    The Global Share Purchase Plan allows global share purchases to be made from the share pool under the current Aon Corporation 2011 Employee Stock Purchase Plan. The Global Share Purchase Plan does not increase the number of shares in the share pool.

The current Aon Corporation 2011 Employee Stock Purchase Plan provides eligible employees the ability to purchase Class A Ordinary Shares of Aon through payroll deduction. A total of 7.5 million Class A Ordinary Shares were made available for purchase under the current Aon Corporation 2011 Employee Stock Purchase Plan, subject to adjustment if the number of outstanding shares are increased or decreased through share dividends, recapitalizations, share splits, reorganizations or similar changes. On March 15, 2013, the closing sales price per

Class A Ordinary Share as reported on the NYSE was $59.90.

Limitations on Purchases.    The Global Share Purchase Plan does not change any current limitations on purchases. Employees who, after purchasing shares under the Global Share Purchase Plan would own 5% or more of our Class A Ordinary Shares are not eligible to purchase additional shares under the Global Share Purchase Plan. Employees may not purchase more than $25,000 of Class A Ordinary Shares (as determined by the fair market value of the Class A Ordinary Shares on the first date of the purchase period) under the Global Share Purchase Plan in any offering period or, with respect to the 423 component, in any calendar year.

Administration.    The Compensation Committee will serve as the plan administrator for the Global Share Purchase Plan. The Compensation Committee will have the authority to make rules and adopt policies governing the administration of the Global Share Purchase Plan, including the adoption of any rules, procedures or sub-plans to permit the participation in the Global Share Purchase Plan by eligible employees who are citizens or residents of a non-U.S. jurisdiction or employed outside the U.S.

Offering Periods and Discount.    If our shareholders approve the Global Share Purchase Plan, we anticipate that the first offering period under the Global Share Purchase Plan will begin July 1, 2013. The offering periods will, as under the current Aon Corporation 2011 Employee Stock Purchase Plan, be semi-annual periods commencing on dates determined from time to time by the Compensation Committee. Class A Ordinary Shares will be deemed purchased on the last business day of the offering period. The purchase price per share will, as under the current Aon Corporation 2011 Employee Stock Purchase Plan, be the lower of 85% of the fair market value per Class A Ordinary Share on the first business day of the offering period or the last business day of the offering period. The fair market value per Class A Ordinary Share will continue to be determined by reference to the closing price of a share of our Class A Ordinary Shares on the New York Stock Exchange on the relevant date.

Election to Participate.    To participate in the Global Share Purchase Plan, an eligible employee must file electronically an enrollment and payroll deduction authorization form with the Compensation Committee's designee at least 15 days prior to the first day of the offering period in which the employee initially participates. Eligible employees who participated in the current Aon Corporation 2011 Employee Stock Purchase Plan will continue to participate in the 423 component of the Global Share Purchase Plan unless they opt to discontinue participation.

The election form will authorize Aon to make payroll deductions of up to 15% from the participant's eligible compensation (as defined in the Global Share Purchase Plan) on each regular payday for as long as the employee participates in the Global Share Purchase Plan. Participants may only purchase shares through the Global Share Purchase Plan by payroll deduction. These amounts will be credited to the employee's account under the Global Share Purchase Plan.

Withdrawals and Holding Period.    A participant may reduce his or her contribution percentage or discontinue participation in the Global Share Purchase Plan at any time, but no other change can be made during an offering period. If a participant discontinues participation within 30 days of the end of the offering period, all amounts credited to his or her account will be used to purchase shares on the next purchase date. If a participant's employment terminates for any reason, or a participant discontinues participation within the permitted time frame, all amounts credited to his or her account will be returned or, at his or her election, used to purchase shares on the next purchase date.

Amendment or Termination.    Our Board of Directors reserves the right to amend or terminate the Global Share Purchase Plan, including any sub-plan, at any time without notice. However, the Board of Directors generally may not, without shareholder approval: (i) increase the number of Class A Ordinary Shares issuable under the Global Share Purchase Plan; (ii) increase the maximum value of shares that may be purchased by each participant (except for permissible adjustments in the event of certain changes in our capitalization); (iii) alter the purchase price formula so as to reduce the purchase price payable for the Class A Ordinary Shares purchased under the Global Share Purchase Plan; or (iv) materially modify the requirements for eligibility to participate in the Global Share Purchase Plan.

Sub-Plans.    The Compensation Committee may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Global Share Purchase Plan by eligible employees who are citizens or residents of a non-U.S. jurisdiction or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of the Global Share Purchase Plan, with the exception of the total number of Class A Ordinary Shares reserved for issuance under the Global Share Purchase Plan. Unless otherwise superseded by the terms of a sub-plan, the provisions of the Global Share Purchase Plan shall govern the operation of a sub-plan.

What benefits will be received by our directors, officers and employees under the Global Share Purchase Plan?

Our non-employee directors are not eligible to participate in the current Aon Corporation 2011 Employee Stock Purchase Plan and will not be eligible to participate in the Global Share Purchase Plan. Employee-directors and officers do not receive any special benefits under the current Aon Corporation 2011 Employee Stock Purchase Plan or the Global Share Purchase Plan. All eligible employees that elect to participate will receive the benefits outlined above.

How will the funds received from the Global Share Purchase Plan be used and where will the shares come from?

All funds held or received by Aon under the Global Share Purchase Plan may be used for any corporate purpose until applied to the purchase of Class A Ordinary Shares or refunded to employees. The funds will not be segregated from Aon's general assets. To deliver Class A Ordinary Shares purchased by employees under the Global Share Purchase Plan, we will either purchase Class A Ordinary Shares in the open market or issue Class A Ordinary Shares from authorized but unissued shares.

Who will pay the costs associated with the Global Share Purchase Plan?

Aon will, as under the current Aon Corporation 2011 Employee Stock Purchase Plan, pay all costs associated with the administration of the Global Share Purchase Plan.

What happens if the Global Share Purchase Plan does not receive shareholder approval?

Aon's U.S.-employees will still be eligible to participate in the current Aon Corporation 2011 Employee Stock Purchase Plan.

What are the United States Federal Income Tax Consequences?

The 423 component of the Global Share Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code. As a result, a participant in the 423 component will pay no federal income tax upon enrolling in the 423 component or upon purchase of the shares. A participant may recognize income and/or gain or loss upon the sale or other disposition of shares purchased under the 423 component, the amount and character of which will depend on whether the shares are held for two years from the first day of the offering period.

If the participant sells or otherwise disposes of the shares within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the shares on the date of purchase over the purchase price and Aon will be entitled to a tax deduction for the same amount.

If the participant sells or otherwise disposes of the shares after holding the shares for the two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the lesser of: (i) the excess of the market price of the shares on the first day of the offering period over the purchase price; or (ii) the excess of the market price of the shares on the date of disposition over the purchase price. Aon will not be entitled to any tax deduction with respect to shares purchased under the 423 component if the shares are held for the requisite two-year period.

The participant may also recognize capital gain or loss at the time of disposition of the shares, either short-term or long-term, depending on the holding period for the shares.

How does the Board of Directors recommend that I vote?

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AON PLC GLOBAL SHARE PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

              The following table summarizes the number of Ordinary Shares that may be issued under our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	23,302,284(1)(2)	33.7500(3)	23,616,242(4)
Equity compensation plans not approved by security holders(5)	1,216,554	—(6)	—(7)

Total	24,518,839	33.7500(6)	23,616,242

(1)
This amount includes the following:
  –
  4,646,319 shares that may be issued in connection with outstanding stock options
  –
  10,354,890 shares that may be issued in connection with stock awards;
  –
  427,302 shares that may be issued in connection with directors' compensation;
  –
  712,672 shares that may be issued in connection with deferred stock awards;
  –
  275 shares that may be issued in connection with deferred stock options;
  –
  291,726 shares that may be issued in connection with the US employee stock purchase plan;
  –
  223,066 shares that may be issued to satisfy obligations under the Aon Deferred Compensation Plan; and
  –
  6,646,034 shares that may be issued in connection with the settlement of performance share units. For awards where the performance period has been completed, the actual number of shares to be issued is shown. For awards tracking significantly below threshold, the threshold number of shares which may be issued is shown. For all other performance share awards, the maximum number of shares which may be issued is shown.

(2)
On November 1, 2002, the Aon Deferred Compensation Plan was amended to discontinue the distribution of shares with respect to deferrals after November 1, 2002 from that plan. As of December 31, 2012, based on a stock price of $55.61, the maximum number of shares that could be issued under the Aon Deferred Compensation Plan was 223,066.

(3)
Indicates weighted average exercise price for 4,646,319 outstanding options under the Aon Stock Incentive Plan.

(4)
The total number of Ordinary Shares authorized for issuance in connection with awards under the 2011 Aon Stock Incentive Plan is 25,000,000. As of December 31, 2012, 17,028,720 shares remained according to such calculation. The amount shown in column (c) also includes 6,587,522 shares available for future issuance under the Aon Corporation 2011 Employee Stock Purchase Plan, including 291,726 shares subject to purchase as of December 31, 2012. Permissible awards under the 2011 Aon Stock Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where the vesting, granting or settlement of which is contingent upon the achievement of specified performance goals, called "performance awards."

(5)
Below are the material features of our equity compensation plans that have not been approved by shareholders:

Aon U.K. Sharesave Scheme

The Aon U.K. Sharesave Scheme (the "U.K. Scheme") is available solely to employees in the United Kingdom. Under the U.K. Scheme, employees authorize Aon to deduct a specified amount from compensation each pay period for deposit into a savings account for a three-year term. If a participant's deductions continue through the last day of the term, the participant is credited with a tax-free cash bonus equal to 1.4 times the monthly payroll deduction. Participants may cease participation in the U.K. Scheme at any time and receive their deductions back, plus accrued interest. Participants are also granted options at the beginning of each savings period and may direct Aon to purchase or issue Ordinary Shares at a price equal to 85% of the market value at the beginning of the period, utilizing the accumulated amounts in their account. Options may be exercised generally within six months after the last day of the term, or after death, injury, disability, redundancy or retirement. If a participant ceases to be employed by Aon for other reasons, or declines to purchase Ordinary Shares during any of the available purchase periods, the participant's right to purchase Ordinary Shares or accumulate additional payroll deductions lapses. The U.K. Scheme was approved by the Board of Directors in 1999. No specific authorization of shares of Aon Ordinary Shares for the U.K. Scheme has been made. As of December 31, 2012, the number of shares that could be issued under the plan was 175,518.

Aon Supplemental Savings Plan

The Supplemental Savings Plan was adopted by the Board of Directors in 1998. It is a nonqualified supplemental retirement plan that provides benefits to participants in the Aon Savings Plan whose employer matching contributions are limited because of IRS-imposed restrictions. Prior to January 1, 2004, participants covered under the Supplemental Plan were credited with an additional matching allocation they would have received under the former Aon Savings Plan provisions—100% of the first 1% to 3% of compensation ("Tier I") and 75% of the next 4% to 6% of compensation ("Tier 2")—had compensation up to $500,000 been considered. Between January 1, 2004 and December 31, 2005, only participants defined as employees of Aon Consulting's Human Resource Outsourcing Group maintained the matching provision in the Supplemental Plan. Participants may elect to have Tier I allocations credited to their accounts as if invested in a money market account or as if invested in Ordinary Shares. Tier I allocations directed to an Ordinary Shares account may not be moved to the money market account, regardless of the participant's age. As of January 1, 2006, no participants are eligible for Tier I or Tier II matching allocations. Before the beginning of each plan year, an election may be made by any participant to transfer some or all of a participant's money market account to the Ordinary Shares account. All amounts credited to the Ordinary Shares account are credited with dividends and other investment returns as under the Aon Savings Plan fund. Between January 1, 2004 and December 31, 2008, the Supplemental Plan provision in effect provided employees hired January 1, 2004 and later, benefits on plan compensation above the IRS limits (and up to $500,000) as under the Aon Retirement Account (the "ARA") provision of the Aon Savings Plan. Benefits were in the form of a discretionary non-contributory company contribution made to eligible employees active at the end of the plan year with 1,000 or more hours of paid service. The Supplemental Plan ARA allocation was calculated using the same formula that the Board determines for the Aon Savings Plan ARA. Ongoing balances which resulted from the Supplemental Plan ARA allocation will continue to track the same investment options as selected by the participant under the Aon Savings Plan. This includes the Aon Ordinary Shares option, and, like the Aon Savings Plan provision, has no transfer restrictions.

Effective for plan years beginning January 1, 2009, a new Supplemental Plan provision went into effect whereby employees were credited with an additional matching allocation they would have received under the new Aon Savings Plan match provision—100% of the first 6% of compensation—had compensation up to $500,000 been considered. Participants must also contribute the limit prescribed by the IRS ($17,000 for 2012) and be active on the last day of the year in order to receive the allocation. As of December 31, 2012, the number of shares that could be issued under the plan was 486,272.

Aon Supplemental Employee Stock Ownership Plan

The Aon Supplemental Employee Stock Ownership Plan was a plan established in 1989 as a nonqualified supplemental retirement plan that provided benefits to participants in the Aon Employee Stock Ownership Plan whose employer contributions were limited because of IRS-imposed restrictions. As of 1998, no additional amounts have been credited to participant accounts, although account balances are maintained for participants, and credited with dividends, until distribution is required under the plan. Distributions are made solely in Ordinary Shares. No specific authorization of Ordinary Shares for the plan has been made. As of December 31, 2012, the number of shares that could be issued under the plan was 229,764.

Awards to Gregory C. Case Pursuant to Employment Agreement

Pursuant to the Employment Agreement between Gregory C. Case and Aon, dated April 4, 2005, the terms of which are described in this Proxy Statement under the heading "Executive Compensation" and are incorporated herein by reference, Mr. Case was granted 125,000 restricted stock units and options to purchase an aggregate of 1,000,000 shares. A portion of this award, namely options to purchase 325,000 shares, was granted outside of the Stock Incentive Plan as inducement for his employment with Aon. This option to purchase 325,000 Ordinary Shares remains outstanding. All of the 325,000 options are fully vested and expire on April 4, 2015.

(6)
The weighted-average exercise price of such shares is uncertain and is not included in this column.

(7)
None of these equity compensation plans contain a limit on the number of shares that may be issued under such plans; however, these plans are subject to the limitations set forth in the descriptions of these plans contained in Note 5 above.

In connection with the Hewitt acquisition, Aon became the successor sponsor of the Hewitt Associates, Inc. Amended and Restated Global Stock and Incentive Plan (the "Hewitt Plan"). No awards have been made under the Hewitt Plan subsequent to the Hewitt acquisition. As of December 31, 2012, 640,000 shares were covered by outstanding and unexercised options granted under the Hewitt Plan, which awards had a weighted average exercise price of $21.09 and were fully vested as of the completion date of the Hewitt acquisition. These shares are not included in the table above. Aon will not grant any additional awards under the Hewitt Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds or reasonably can be expected to exceed $120,000; and (iii) any director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's directors and executive officers complete an annual director and officer questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware. Aon's General Counsel reports these transactions, as well as any other related party transactions of which he is aware, to the Governance/Nominating Committee. The Governance/ Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

In 2012, Yvan Legris became an executive officer of the Company. The Company owns a 33.3% interest in a consulting joint venture in Mauritius in which Mr. Legris owns a 33.3% interest and is also a director. The joint venture was originally formed in 1997 by Mr. Legris, Bacon & Woodrow and an unaffiliated third party who is the managing director and owner of the remaining 33.3% interest in the joint venture. The joint venture interest was acquired by Hewitt Associates in 2002 and in turn by the Company in 2010 with the acquisition of Hewitt Associates, Inc. The Company has instituted policies to insulate Mr. Legris from the day to day management of the joint venture. Revenues for the joint venture for its fiscal year ended September 30, 2012 were approximately $980,000, after tax profits were approximately $176,000 and dividends of approximately $70,000 were paid by the joint venture to each of its members. Mr. Legris received no other payments from the joint venture in 2012.

SHAREHOLDERS' REQUESTS UNDER SECTION 527 OF THE COMPANIES ACT 2006

Under section 527 of the Companies Act 2006 members meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to:

•
the audit of the Company's accounts (including the auditor's report and the conduct of the audit) that are to be laid before the annual general meeting; or

•
any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.

The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act 2006. Where the Company is required to place a statement on a website under section 527 of the Companies Act 2006, it must forward the statement to the Company's auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the annual general meeting includes any statement that the Company has been required under section 527 of the Companies Act 2006 to publish on a website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that each of our directors and executive officers, and any other person who owns more than ten percent of our Ordinary Shares, file with the SEC initial reports of ownership and reports of changes in ownership of our Ordinary Shares. To our knowledge, based solely on information furnished to us and written representations by such persons that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met in a timely manner during 2012.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL GENERAL MEETING

Shareholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2014 annual general meeting must submit their proposals to the Office of the Company Secretary of Aon at 8 Devonshire Square, London EC2M 4PL, on or before December 2, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

In accordance with our Articles, and without prejudice to the rights of a shareholder of record under applicable law, in order to nominate a candidate for election as a director or properly bring other business before the 2014 annual general meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to the Office of the Company Secretary of Aon at 8 Devonshire Square, London EC2M 4PL, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Articles (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than January 17, 2014 and no later than February 16, 2014.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in the section of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

OTHER MATTERS

The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

                      By Order of the Board of Directors,

                      Ram Padmanabhan
                       Company Secretary

London, United Kingdom
April 1, 2013

AON plc
(formerly Aon Global Limited, formerly Achai Limited)

DIRECTORS' REMUNERATION REPORT

This report sets out the Company's policy in relation to directors' remuneration and relevant disclosures for the financial year ended 31 December 2012. The report has been prepared in accordance with the requirements of the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) Regulations 2008 (the "Regulations") which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP. This report has been approved by the Board and will be put to shareholders for approval at the forthcoming Annual General Meeting.

Remuneration Policy

Objectives of Our Remuneration Programs

        The Company continues to build upon its strategy of becoming the pre-eminent professional service firm in the world focused on the topics of risk and people. The Company accomplishes this by providing clients with world-class advice, solutions, innovation and execution. To achieve those objectives, the Company must be the destination of choice for the best talent. The Company's remuneration arrangements support this vision and business strategy and are designed to fundamentally align the financial interests of Mr. Case, our Chief Executive Officer and sole executive director, with those of the Company's shareholders. This is true in both the Company's short and long-term schemes. The Company strives to maximize shareholders' return primarily through growth in pre-tax income from continuing operations and adjusted earnings per share.

        The Company has a guiding philosophy with regard to the variable components of remuneration, such as long-term share-based awards and the Company's annual incentive scheme. This philosophy dictates that the Company's shareholders should always benefit first before any element of Mr. Case's variable remuneration is earned or paid. For example, under the Company's annual incentive scheme a minimum level of corporate performance must be achieved before any incentive is payable. The Company carefully sets that minimum each year. Even if the minimum level is achieved, the Organization and Compensation Committee (the "Committee") of the Company's Board of Directors reserves the right to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

        The core principle of the Company's remuneration program continues to be pay for performance.

Components of Total Remuneration

        The table below describes the Committee's rationale for providing each of the key components of remuneration to Mr. Case and other executive officers and the factors that the Committee considers in determining the amounts for a given year.

Component	Purpose	Factors Considered
Long-Term Share-Based Awards, comprised of:
Performance share units that vest after three years and the value of which are determined based on Aon's achievement of a cumulative three-year performance objective linked to adjusted EPS
	Long-term incentive to focus executives' efforts on increasing long-term shareholder value and align executives' interests with shareholder interests; encourage executive retention with multi-year vesting provisions; and encourage ownership of Aon equity	Executive's past performance; expectations regarding executive's future contributions to Aon; and market pay data as a reference point for grant values

Restricted stock units that are awarded in lieu of a portion of the cash payment under Aon's annual incentive scheme; and, for this reason, are performance-based remuneration; vest ratably over a three-year period	Same as above	Same as above
Annual Incentive Scheme (target and actual) linked to planned pre-tax income from continuing operations excluding restructuring charges	Short-term performance-based incentive to achieve select annual performance objectives

Expectations or opinions regarding the executive's qualitative and quantitative contributions to Aon-wide and business unit and individual performance; scope of job responsibilities; and market pay data as a reference point

Base Salary	Stream of income provided throughout the year in exchange for performance of specific job responsibilities	Scope of job responsibilities; historical pay and responsibilities; tenure; contractual commitments; and market pay data as a reference point
Personal, Relocation and Retirement Benefits

Attraction and retention of top talent; with regard to retirement benefits, provide mechanism to accumulate retirement benefits; with regard to relocation benefits, provide customary benefits to make the executive "whole" on a total rewards basis, be transparent and equitable and reflect best practices and benchmarks of industry counterparts

Perquisites or benefits received from prior employer to the extent necessary to attract and retain talent; time management factors; market practice regarding relocation benefits for executives
Post-Termination Remuneration
	Provide temporary income stream and compensate for other lost benefits, and protect Aon during transition following involuntary termination of employment and, in the case of change-in-control protection, to provide for continuity and objectivity of management during that event	Executive's role within organization; market practices

How The Company Determines Total Remuneration

  Members of the Organization and Compensation Committee

        The Committee was formed when the Company became the parent company of the Aon group on 2 April 2012. Prior to this date, the remuneration of the Company's executive officers, including Mr. Case, our sole executive director, was considered by the Organization and Compensation Committee of Aon Corporation. During the period shown in the annual accounts, the members of the Committee were:

  •
  R C Notebaert (appointed 2 April 2012, chair)

  •
  C A Francis (appointed 2 April 2012)

  •
  E D Jannotta (appointed 2 April 2012)

  •
  R S Morrison (appointed 2 April 2012)

  •
  R B Myers (appointed 2 April 2012)

  •
  C Y Woo (appointed 18 May 2012)

        None of the members of the Committee is an executive officer and each member is independent as such term is defined under the rules of the New York Stock Exchange and the Company's own independence standards. The remuneration of the Company's non-executive Directors is considered by the Company's Board of Directors as a whole with recommendations made by the Committee. The Committee met three times from 2 April 2012 to 31 December 2012, and acted by unanimous written consent twice. Each member of the Committee attended all meetings.

  Committee Advisors

        The Committee has retained Frederic W. Cook & Co., Inc. as its independent remuneration consultant. The consultant is engaged by, and reports directly to, the Committee. The consultant does not advise Company management or receive other remuneration from the Company. George Paulin, the Chief Executive Officer of Frederic W. Cook & Co., Inc., typically participates in all meetings of the Committee during which remuneration matters for Mr. Case, other executive officers or non-executive Directors are discussed and the consultant communicates between meetings with the Chairman of the Committee. During 2012, the consultant assisted the Committee by:

  •
  providing insights and advice regarding the Company's remuneration philosophy, objectives and strategy;

  •
  developing criteria for identification of the Company's peer group as a market check for executive officer remuneration purposes;

  •
  reviewing management's proposals for the design of short-term cash and long-term share-based incentive schemes;

  •
  providing insights and advice regarding the Committee's analysis of risks arising from its remuneration policies and practices;

  •
  advising on revisions to non-executive director remuneration schemes;

  •
  advising the Committee on relocation benefits payable to relocated executive officers as part of Aon's redomestication to the U.K.; and

  •
  advising on and providing comments on management's recommendations regarding executive officers' annual incentives for 2012 and long-term share-based awards granted in 2012.

        The Chief Human Resources Officer, the Chief Financial Officer and the Chief Counsel—Global Employment provide assistance as required. The Committee is also supported by the Company's Company Secretary and Executive Compensation functions. No individuals provide input with regard to their own remuneration.

  Operation of the Committee

        The Committee assists the Company's Board in carrying out its overall responsibilities with regard to executive compensation, including oversight of the determination and administration of the Company's philosophy, policies, programs and plans for the Company's executive officers and non-executive Directors. The Committee annually reviews and determines the compensation of the Company's executive officers, including Mr. Case, the Company's sole executive director, subject to the input of the other independent members of the Company's Board. The Committee consults with Mr. Case on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Committee administers the Aon Corporation 2011 Incentive Plan (and its predecessor plans), including granting equity (other than awards to Mr. Case, which awards are approved by all of the independent members of the Company's Board in accordance with applicable law) and interpreting the plan, and has general administrative responsibility with respect to the Company's other U.S. employee benefit programs. In addition, the Committee reviews and makes recommendations to the Board concerning the non-executive Directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Committee also reviews and discusses the compensation disclosures contained in the Company's Annual Report on Form 10-K and proxy statement and this directors' remuneration report. The Committee may delegate its authority to sub-committees when appropriate, although it did not do so in 2012.

  Determining Remuneration

        The Committee sets executive compensation at levels that it believes to be appropriate and competitive for global professional services firms within the Company's market sector and the general industry marketplace. The Committee also strives to link a significant portion of Mr. Case's remuneration and the remuneration of the Company's other senior executives to performance. Overall, the Committee's intent is to manage the various elements of total remuneration together so that the emphasis of the Company's remuneration program is on the Company's variable components of pay, including long-term share-based awards and annual cash incentives that fluctuate based on the Company's performance.

        For 2012, and to date in 2013, the Committee does not have a specific market target to set total remuneration for Mr. Case or other executive officers or particular components of it. The Committee does not use a specific formula to set total remuneration either in relation to market data, the relative mix of pay components or otherwise. Rather, the Committee uses its judgment and business experience. A decision regarding one component of remuneration has only an indirect link to decisions regarding other pay components.

        The Committee will from time to time consider internal pay fairness factors. However, the Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is tied to or targeted against the compensation of other executive officers. In setting remuneration for 2012 and 2013, the Committee took into account the pay and employment conditions of other employees within the group, as follows:

  •
  The Committee oversees the general funding of the annual cash incentive scheme for other eligible employees within the group, and the funding of that scheme is similarly linked to the Company's performance;

  •
  The Committee oversees the long-term share-based schemes available to other employees within the group and, where applicable, the Committee links those awards to the performance of the Company's business; and

  •
  In 2012, the Committee reviewed and advised management on significant proposed changes to the delivery of health care benefits to the Company's U.S.-based employees.

        The chart below summarizes the actual total remuneration for Mr. Case in 2012 in respect of his "qualifying services" in respect of Aon plc and calculated in accordance with the Regulations.

Long-Term Share-Based Awards

        The Company awards two forms of long-term share-based awards to Mr. Case and other executive officers—performance share unit awards and restricted stock units granted in settlement of a proportion of the annual incentive scheme. Performance share unit awards are designed to focus the Company's executive officers on increasing long-term shareholder value and to align the Company's executives' interests with shareholder interests, as well as to encourage executive retention and ownership of Aon shares. Restricted stock units reward the Company's executive officers for achieving short-term performance goals on an annual basis while supplementing the performance share units to further the goals of the performance share units.

        In prior years, the Organization and Compensation Committee of Aon Corporation awarded share options as part of the Company's Leadership Performance Program, or LPP, with the use of share options discontinued in 2010. The Committee believes that performance share units should be the exclusive form of award under the LPP because performance share units utilize fewer shares and are, therefore, a more efficient form of award than share options, while allowing the Committee to maintain a strong performance focus.

Performance Share Units

        In the first quarter of 2013, we granted performance share units to our executive officers, including our executive director, pursuant to the eighth cycle of our "Leadership Performance Program" ("LPP 8"). LPP 8 is the eighth layer of consecutive three-year performance cycles for certain of our executive officers. It is intended to further strengthen the relationship between capital accumulation for our executives and long-term Aon financial performance and shareholder value.

        The performance share units awarded under LPP 8 are payable in Ordinary Shares. The nominal value of the awards was determined and approved by the Compensation Committee. The number of target performance share units was calculated on the date of grant based on that day's closing price of Ordinary Shares on the New York Stock Exchange. The Committee does not use a specific formula to set total remuneration either in relation to market data, the relative mix of pay components or otherwise.

        The performance share units under LPP 8 will be earned and settled in a range of 0% to 200% of the target value based on performance results over a three-year performance period. The performance period began January 1, 2013, and will end on December 31, 2015. The performance results will be measured against the specified cumulative adjusted earnings per share ("EPS") target. In prior years, the EPS metric was adjusted to exclude the impact of items of a discrete or non-operating nature, such as restructuring charges so as to provide a target that, while challenging, does not factor in events outside of our executive officers' control and, the Company believes, measures the Company's core operating performance in a manner more consistent with how the Company's shareholders evaluate its core operating performance. For 2013, LPP 8 will use our publicly-reported adjusted EPS metric as a starting point. The program allows for potential but limited adjustments from those measures. This change to the baseline for the calculation is intended to add to the clarity and transparency of the compensation programs but not anticipated to make targets fundamentally more or less challenging to achieve.

        After adjustments, the cumulative target ranges from $13.01, below which no shares would be issued, to $14.51, which would yield shares equal to 200% of the target value. A result of $13.80 in cumulative adjusted EPS would yield settlement in Ordinary Shares at 100% of target. This target represents a 6% increase over the adjusted target for the seventh cycle of our Leadership Performance Program established for the performance period 2012-2014 ("LPP 7"). At the time the target was established, the Compensation Committee believed that such target represented a challenging, yet achievable, performance goal.

        Award Values and Features    In determining the individual awards under LPP 8, the Compensation Committee considered internal pay fairness factors, the award recipient's compensation mix and total direct compensation. In addition, the market data relevant to Mr. Case supported a larger award to him than the awards granted to the other executive officers generally. The Committee does not use a specific formula to set total remuneration either in relation to market data, the relative mix of pay components or otherwise.

        The Compensation Committee determined that performance share units should continue to be the exclusive form of award under LPP 8 (as opposed to a mix of performance share units and stock options under earlier versions of the program) because performance share units use fewer shares and are, therefore, a more efficient form of award while allowing us to maintain a strong performance focus.

        The Compensation Committee's selection under LPP 8 of the three-year performance period and cumulative adjusted EPS financial performance metric provides the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives. The Compensation Committee believes adjusted EPS more effectively aligns executives to improve Aon performance, rather than EPS calculated in accordance with U.S. GAAP, as the adjusted measure provides a target that is within their control and area of accountability, and is a better measure of long-term operating performance. Further, the Company believes that as adjusted, the EPS measure provides a perspective on the Company's core operating performance that is closer and more consistent with that of its shareholders.

  Restricted Stock Units

        At the beginning of 2013, the Company granted 18,114 time-vested restricted stock units to Mr. Case and smaller awards to the Company's other executive officers in connection with the Company's Incentive Stock Program. The program provides the Company's executives with 35% of their 2012 performance based annual incentive, which is based upon the achievement of short-term goals as discussed below, in the form of restricted stock units. These time-vested restricted stock units are awarded based upon the achievement of performance goals related solely to the Company's past financial performance measured under the annual incentive plan; however, the time based vesting of the restricted stock units is intended to further focus the attention of Mr. Case and other executive officers on the Company's longer-term performance as a whole, and to further promote employee retention and equity ownership. All annual bonuses for executive officers are payable 65% in cash and 35% in restricted stock units, with such restricted stock units vesting ratably over a three-year period. The Compensation Committee believes this strikes a fair balance between reward for past performance and incentive for future improvements.

        Each of the time-vested restricted stock units granted in connection with the program will vest ratably over a three-year period subject to continued employment. Awards are not subject to forfeiture if an employee voluntarily terminates employment but vesting continues over the same three-year period. Vesting is not subject to personal or corporate performance conditions. The restricted stock units are settled in Aon Ordinary Shares.

        No other time-vested equity awards were granted to Mr. Case to date in 2013 or in 2012.

Performance-Based Annual Cash Incentive

        At the beginning of 2012, the Committee set an Aon-wide performance target (expressed in U.S. dollars) and minimum achievement threshold (expressed as a percentage). If the metric was not achieved, no annual incentives were payable under the Company's schemes to any eligible employees, including Mr. Case or other executive officers. The Committee determined that the 2012 Aon-wide performance target would be planned pre-tax income from continuing operations, excluding restructuring charges ("PTI"). The Committee set the minimum achievement threshold at 85% of that target as adjusted for extraordinary, unusual or infrequently occurring items. The Committee selected PTI as the measure to emphasize performance of the Company as a whole and directly link executives' awards to the Company's key business initiatives of delivering distinctive client value and achieving operational excellence. In combination with the performance targets established under the Company's LPP (i.e. cumulative adjusted earnings per share), the Committee believes the annual targets and the three-year LPP targets are better measures of the Company's core operating performance and balance the executives' short and long-term perspective appropriately.

        The 2012 PTI target was set at a level higher than 2011 actual PTI of the Company's predecessor, Aon Corporation. The Committee believed that the 2012 target was achievable but challenging. The Committee set the minimum threshold at 85% because the Committee believed performance below that level would not create sufficient value for the Company's shareholders and, therefore, should not result in bonus payments.

        The annual incentive scheme for Mr. Case and other executive officers does not provide guidelines or formulas for determining the actual incentives payable once the metric is achieved. Rather, the Committee retains sole discretion for determining the actual incentives payable. If the metric is achieved, the scheme would allow the Committee to award an incentive up to 300% of the executive's target incentive or to exercise negative discretion to award a lesser amount. Mr. Case's target incentive for 2012 was 200% of his base salary, or $3,000,000.

        At the beginning of 2012, the Committee adopted a funding formula for the cash incentives for Mr. Case and other executive officers. The funding formula is based on the Company's planned growth in PTI in 2012 as compared to PTI of the Company's predecessor, Aon Corporation, in 2011 and provides that no funding is to occur unless the Company achieved the minimum threshold of 85% of the 2012 PTI target. The funding is adjustable up by 10% at the discretion of the Committee or down by 20% at the discretion of Mr. Case. The funding level can range from 0% to 300%. The incentive pool funding was determined by the aggregate of each participant's individual target bonus then multiplied by the result of the funding calculation. From year to year, the Committee may take into account any factor in deems reasonable and prudent to determine the funding level. In prior years, an organic growth metric was layered over the PTI metric.

        For 2013, the Committee determined that our annual cash incentive scheme will use our publicly-reported adjusted pre-tax income metric but will allow for potential but limited adjustments. This change is intended to add clarity and transparency to the compensation scheme. The 2013 annual cash incentive scheme will otherwise have the same features as the 2012 scheme.

  2012 Performance

        During the first quarter of 2013, the Committee determined that the Company's 2012 PTI, after permitted adjustments for extraordinary or unusual items, was 91.9% of plan. This exceeded the minimum threshold established under the scheme.

        The Committee then met to determine the funding status of the pool for 2012. The actual size of the incentive pool equals the aggregate target bonuses multiplied by the percentage the pool was funded after application of the formula, as described above. After application of the PTI metric, the total incentive pool for participants, including Mr. Case and other executive officers was determined to be funded at 91.0%.

        In February 2013, the Independent Members of the Board of Directors approved an annual incentive award to Mr. Case for 2012 performance in the aggregate value of $2,950,000, 65% to be paid in cash and 35% to be provided in the form of time-vested restricted stock units (as described above).

Other policies and practices

  Incentive Repayment Policy

        In November 2012, the Board adopted an Incentive Repayment Policy applicable to the Company's executive officers, including Mr. Case. Pursuant to the Incentive Repayment Policy, the Board may cancel or require reimbursement of any incentive payments or equity-based awards received if the incentive payment or equity award was based on the achievement of financial results that are subsequently restated. If the Board determines that an executive officer engaged in fraud that caused or partially caused the need for the financial restatement, the incentive payment or equity-based award is required to be forfeited or reimbursed in full. If the restatement was not the result of fraud by the executive officer, the Board may, to the extent allowed under applicable law, require forfeiture or reimbursement of the amount the incentive payment or equity-based award exceeded the lower amount that would have been made based on the restated financial results.

  Share Ownership Guidelines

        The Board has adopted share ownership guidelines. The guidelines are designed to increase the Company's executives' equity stakes and to align the Company's executives' interests more closely with those of its shareholders. The guidelines provide that Mr. Case should attain an investment position in the Company's Ordinary Shares equal to six times his annual base salary and each other executive officer should attain an investment position in the Company's Ordinary Shares equal to three times his or her annual base salary. While there is no specific period of time for a executive officer to reach these levels, each executive officer is expected to make consistent progress toward these levels. Mr. Case's shareholdings in the Company exceed the amount required under the guidelines.

        The guidelines also set out equity retention rules generally requiring that net profit shares received upon the exercise of options to purchase Aon Ordinary Shares, the vesting of restricted stock units and the vesting of performance share units be retained until the required investment position is achieved. Ordinary Shares counted toward these guidelines include:

  •
  any shares owned outright;

  •
  shares owned through an Aon-sponsored savings or retirement plan;

  •
  shares purchased through an Aon-sponsored employee stock purchase plan;

  •
  shares obtained through the exercise of stock options;

  •
  shares issued upon the vesting of restricted stock units or performance share units;

  •
  "phantom stock" held in the Company's deferred compensation plan; and

  •
  "phantom stock" held in the Aon Supplemental Savings Plan.

        The Board also has adopted share ownership guidelines for the Company's non-executive directors. These guidelines require each non-executive Director to hold an investment position in Aon Ordinary Shares equal to five times the annual Director retainer. The guidelines provide a transition period of five years for non-executive Directors to achieve the ownership guidelines level; provided, however that each new non-executive Director is expected to hold 1,000 Ordinary Shares within the first year of joining the Board or transitioning from an executive Director to a non-executive Director. In addition to shares held directly, vested deferred stock units and shares credited to deferred accounts will be included when determining if the target ownership level has been achieved. The shareholdings of each non-executive director exceed the amount required under the guidelines.

  Internal Pay Fairness Considerations for Other Executive Officers

        In determining Mr. Case's target annual incentive or long-term performance award value, the Committee will, from time to time, consider internal pay fairness factors. However, the Committee has not adopted a broad internal pay equity policy pursuant to which Mr. Case's or any other executive officer's remuneration, or one or more components thereof, is tied to or targeted against the remuneration of other executive officers or employees.

  Base Salary

        Base salary is a fixed component of remuneration and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of the Company's most senior executives are adjusted rarely, as the Company's general practice is to increase other components of pay based upon superior performance. However, base salaries may be adjusted to, among other things, recognize a significant change in job function or responsibilities or to bring the fixed component of an executive's total compensation in line with his or her peers at the Company or the industry generally.

        No base salary adjustment was made for Mr. Case during 2012 or is proposed for 2013.

  Executive and Relocation Benefits

        During 2012, the Company provided few personal benefits to Mr. Case as a component of his total compensation. Over the years, the Committee has taken significant steps to de-emphasize personal benefits in the Company's executive remuneration schemes.

  Retirement Benefits

        In addition to the Company's broad-based employee benefit programs that are available to the Company's employees generally (such as health coverage and 401(k) salary deferrals for the Company's

U.S.-based employees), Mr. Case is eligible to participate in a supplemental savings plan. In addition, the Company provides an executive health screening program to Mr. Case and other executive officers. Mr. Case does not participate in the defined benefit pension plan or the supplemental pension program of the Company's predecessor, Aon Corporation. Mr. Case was hired by Aon Corporation after the plans were frozen in 2004.

        The Company also maintains a Supplemental Savings Plan, in which Mr. Case participated. It is a non-qualified, deferred compensation plan that provides eligible employees, including Mr. Case, with the opportunity to receive contributions that could not be credited under the base U.S. tax-qualified plan because of tax limitations and the specific provisions of such plan. If an executive officer contributes the maximum permissible amount to the Aon Savings Plan, the Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the United States Internal Revenue Service limit ($250,000 in 2012), with such compensation capped at $500,000. The percentage allocation varies by length of service but in the first four years of employment the allocation percentage is 3% and increases to 6% after 15 years of service.

  Relocation Benefits

        In connection with the Company's relocation of its headquarters to London, England, the Committee approved relocation benefits for the executive officers that relocated to the new corporate headquarters. The Committee approved the relocation benefits after consulting with its independent remuneration consultant, Frederic W. Cook & Co., Inc. and each relocating executive officer signed an international assignment letter with the Company's predecessor, Aon Corporation (the "Letter"), which describes the relocation benefits available to them.

        The terms of the Letter for Mr. Case provide for the following benefits:

  •
  relocation and housing benefits;

  •
  cost of living differential benefits;

  •
  a monthly foreign service allowance; and

  •
  tax preparation benefits.

        Relocation benefits are customary for expatriate assignments for the Company and other employers in its industry. The relocation packages approved are intended to keep the executive "whole" on a total rewards basis, to be transparent and equitable and to reflect best practices and benchmarks of industry counterparts. The Committee will periodically review the relocation packages of all relocated executive officers.

        All of the relocation benefits are subject to recoupment if an executive officer resigns employment with the Company within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of the Company.

Contracts with Mr. Case

        The Company competes with companies worldwide for executive talent. As a result, the Company enters into employment agreements on terms designed to attract and retain the best executive management talent. The Committee believes that the provision of change-in-control severance agreements and other transitional remuneration arrangements are critical to recruit talented employees and to secure the continued employment and dedication of the Company's existing employees. All or nearly all of the companies with which the Company competes for talent have similar arrangements in place for their senior executives. While the Committee considers these agreements to be necessary, the terms of these agreements are not considered as part of the remuneration strategy when the Committee annually determines the remuneration for Mr. Case or other executive officers.

Employment Agreement

        Our predecessor, Aon Corporation, entered into an Amended and Restated Employment Agreement with Mr. Case on November 13, 2009 which will expire April 3, 2015 unless terminated earlier. The Company assumed the obligations under this agreement on April 2, 2012.

        If the Company terminates his employment for any reason (other than for cause as defined in the agreement), or if Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), Mr. Case will be entitled to receive:

  •
  his accrued base salary through and including his date of termination;

  •
  any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs;

  •
  a prorated annual incentive bonus through and including his date of termination, subject to the satisfaction of the specified performance goals established for the applicable bonus year;

  •
  other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the Company's plans and programs; provided that the Company shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under the Company's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits;

  •
  accelerated vesting of Mr. Case's restricted stock unit awards, continued vesting of his stock option awards, if any, and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement;

  •
  a lump sum cash payment equal to two times Mr. Case's target annual incentive bonus for the bonus year in which his employment terminates; and

  •
  subject to continuing compliance with the non-competition, non-solicitation and confidentiality covenants set forth in the agreement, an amount equal to two times Mr. Case's base salary, payable in installment payments when the Company provides salary payments to the Company's executives generally, through a two-year non-competition period.

        In addition, if Mr. Case's employment is terminated for any reason other than by the Company for cause (as defined in the agreement) after Mr. Case has attained at least age 50, which occurred in December 2012, and completed at least 10 years of continuous employment, which he will do on April 4, 2015, Mr. Case, his spouse and his dependent children will be eligible for coverage under the Company's retiree medical program.

        In the event of a termination for cause, Mr. Case must immediately resign from the Board.

  Severance Agreements regarding Change-in-Control

        The Company has entered into severance agreements with several of the Company's key executive officers, including Mr. Case. These agreements are intended to secure the continued service and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change-in-control (as defined below) of Aon.

        In 2009, the Company's predecessor, Aon Corporation, entered into a change-in-control severance agreement with Mr. Case, which the Company assumed on April 2, 2012. The agreement is intended to secure his continued service, and to ensure his dedication and objectivity in the event of an actual or threatened change-in-control of Aon. The agreement provides that Mr. Case will receive certain severance benefits upon qualifying terminations of employment in connection with, or within two years following, a change-in-control of the Company. A "change-in-control" for purposes of this agreement generally occurs upon any of the following:

  •
  an acquisition of 30% or more of either outstanding Ordinary Shares or the combined voting power of the outstanding securities entitled to vote;

  •
  a change in the majority of the current Board;

  •
  a reorganisation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless

  •
  the existing shareholders receive more than 60% of the outstanding Ordinary Shares and the combined voting power of the surviving company, as the case may be,

  •
  no person or group owns 30% or more of the outstanding Ordinary Shares or combined voting power of the surviving company and

  •
  there is no change in the majority of the Board; or

  •
  a liquidation or dissolution of the Company.

        The agreement requires a "double trigger"—a qualifying change-in-control of the Company and a qualifying termination of the executive's employment—in order for severance benefits to become payable. Qualifying terminations consist of termination by the Company other than for cause (as defined in the severance agreement) or by Mr. Case for good reason (as defined in the severance agreement), in each case in connection with or within two years following a change-in-control of the Company.

        The severance agreement with Mr. Case provides that he receives the following severance benefits upon qualifying terminations (as defined below) of employment in connection with or within two years following a change-in-control of the Company:

  •
  Mr. Case's base salary through the date of termination, a pro-rated bonus based upon his average annual cash incentive for the preceding three years and any accrued vacation pay;

  •
  three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs;

  •
  the amount forfeited by Mr. Case under any qualified defined contribution plan as a result of his termination; and

  •
  Mr. Case's accrued benefits under the Company's nonqualified benefit plans, which shall vest and be payable with three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions.

        In addition, pursuant to the terms of Mr. Case's severance agreement, the Company is required to pay Mr. Case a lump sum cash amount equal to the actuarial equivalent of Mr. Case's accrued benefits under the Company's nonqualified benefit plans within 30 days of his termination of employment with the Company.

        In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term.

        The severance agreement also requires that the Company maintain medical, dental and life insurance on behalf of Mr. Case for three years, or, if earlier, until Mr. Case becomes eligible for substantially equivalent benefits from another employer.

        As a condition to the receipt of payments and benefits pursuant to the severance agreement, Mr. Case is required to enter into an agreement with the Company providing that he will not compete with the Company or solicit the Company's employees or customers for a two-year period and will not use or disclose any of the Company's confidential information. In addition, the severance agreement provides for a full release by Mr. Case of claims in connection with the payment of severance benefits.

        The Company may terminate the severance agreement for the Company's executives, including Mr. Case, upon 120 days notice to an executive, provided that no termination may occur if the Company has knowledge of an action to effect a change-in-control or if there has been a change-in-control. In any event, each executive's agreement will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change-in-control.

Non-Executive Director Remuneration

  Fees

        Non-executive director fees are set by the Board of Directors as a whole. Effective on 2 April, 2012, the date that Aon plc became the parent company of the Aon group, Aon plc provided its non-executive Directors with the following cash compensation:

  •
  an annual retainer of $95,000, payable quarterly;

  •
  an additional annual retainer of $15,000 to the Chairs of each Board committee other than the Audit Committee; and

  •
  an additional annual retainer of $25,000 to the Chair of the Audit Committee.

        Effective at the 2012 annual general meeting, to reflect the additional time commitment required as a result of serving as a director of a United Kingdom-domiciled company, the Board approved an increase in the annual retainer to $105,000, payable quarterly and effective immediately.

  Equity Awards

        Effective at the May 2012 annual general meeting, to reflect the additional time commitment required as a result of serving as a director of a United Kingdom-domiciled company, the Board approved an annual grant of fully vested shares with a value of $145,000.

        Each non-executive Director is entitled to receive an annual grant of Aon Ordinary Shares on the date of the Company's annual general meeting of shareholders. In 2012, the annual grant was dependent on the Company receiving confirmation from H.M. Revenue and Customs of the tax treatment of the annual grant, and as a result the grant occurred on July 27, 2012.

        The annual grant of Aon Ordinary Shares has a target value of $145,000 and the Non-Executive Chairman of the Board receives an additional grant with a $200,000 target value. The number of Aon Ordinary Shares to be granted is determined by dividing $145,000 (or in the case of the Company's Non-Executive Chairman, $345,000) by the fair market value of an Aon Ordinary Share on the date of grant.

  Letters of Appointment

        The Company does not enter into service contracts with its non-executive Directors; rather the Company enters into letters of appointment which may be terminated by the Company at any time without compensation to the non-executive Director for such termination. In addition, such letter of appointment provides that the non-executive Director must stand for re-election at each annual general meeting of the Company.

Performance Graph

        The graph below shows the total shareholder return of the Company (and its predecessor Aon Corporation) for the five years ended 31 December 2012 on an assumed investment of $100 on 31 December 2007 in Aon Corporation, the Standard & Poor's S&P 500 Stock Index and an index of peer group companies.

        The Standard & Poor's S&P 500 Stock Index has been chosen because the Company is a part of this index, and as a result the Company is required to use this index in its performance graph under U.S. Securities and Exchange Commission rules.

        The peer group index reflects the performance of the following peer group companies which are, taken as a whole, in the same industry or which have similar lines of business as Aon: Arthur J. Gallagher & Co.; Marsh & McLennan Companies, Inc.; Brown & Brown, Inc.; Towers Watson & Co. and Willis Group Holdings Public Limited Company. The peer group returns are weighted by market capitalization at the beginning of each year. The performance graph assumes that the value of the investment of Aon Ordinary Shares and the peer group index was allocated pro rata among the peer group companies according to their respective market capitalizations, and that all dividends were reinvested.

        The second graph is required by Schedule 8 of the Large and Medium-Sized Companies and Groups (Accounts and Reports) Regulations 2008. It relates to the performance of Aon plc only, from 2 April 2012 (being the date that Class A Ordinary Shares of Aon plc began trading on the New York Stock Exchange) to 31 December 2012 against the Standard & Poor's S&P 500 Stock Index during that period.

Directors' Remuneration (audited)

        Aon plc became the parent company of the Aon group on 2 April 2012. Prior to the consummation of the transaction resulting in Aon plc becoming the parent company of the Aon group, none of the Company's directors received any compensation for their service as a director of Aon plc or otherwise in respect of any "qualifying services" in respect of Aon plc (within the meaning given to that term in the Regulations). The emoluments and compensation for the Company's directors set forth below reflects emoluments and compensation received in respect of their "qualifying services" in respect of Aon plc beginning on 2 April 2012.

									Total Emoluments
	Salary and Fees				Other Emoluments
(amounts in $)		Cash Award	ISP Award				Benefits		2012	2011
Executive Director
Gregory C. Case(1)	1,125,000	1,917,500	1,032,500	(2)	267,000	(3)	66,665	(4)	4,408,665	n/a
Non-Executive Directors
Lester B. Knight	435,043	—	—		22,216	(5)	186	(6)	457,445	n/a
Fulvio Conti	231,251	—	—		8,264	(5)	93	(6)	239,608	n/a
Cheryl A. Francis	223,751	—	—		8,550	(5)	93	(6)	232,394	n/a
Edgar D. Jannotta	223,751	—	—		8,588	(5)	93	(6)	232,432	n/a
Jan Kalff(7)	26,250	—	—		—		—		26,250	n/a
J. Michael Losh	242,501	—	—		7,714	(5)	186	(6)	250,401	n/a
R. Eden Martin(7)	26,250	—	—		—		—		26,250	n/a
Robert S. Morrison	223,751	—	—		8,581	(5)	93	(6)	232,425	n/a
Richard B. Myers	223,751	—	—		8,282	(5)	93	(6)	232,126	n/a
Richard C. Notebaert	235,001	—	—		8,558	(5)	186	(6)	243,745	n/a
John W. Rogers, Jr.(7)	30,000	—	—		—		—		30,000	n/a
Gloria Santona	235,001	—	—		7,714	(5)	—		242,715	n/a
Carolyn Y. Woo	223,751	—	—		8,272	(5)	93	(6)	232,116	n/a

Total emoluments	3,705,052	1,917,500	1,032,500		363,739		67,781		7,086,572

Notes

(1)
Mr. Case serves as the Company's President and Chief Executive Officer, and receives his remuneration for serving in that role. Mr. Case receives no additional remuneration for serving as a director of the Company.
(2)
ISP portion of award under Annual Incentive Scheme which was granted in the form of 18,114 restricted stock units on February 15, 2013.
(3)
Mr. Case was entitled to certain allowances in connection with his relocation to London. See "Relocation Benefits" above.
(4)
Consists of accompanied travel and tax preparation services. For accompanied travel, the amount included is the amount charged to income tax for Mr. Case in accordance with United States Internal Revenue Service regulations.
(5)
Consists of tax equalization for incremental taxes paid in the United Kingdom as a result of the Company's redomestication.
(6)
Consists of gift to the directors in recognition of their service.
(7)
Each of Messrs. Kalff, Martin and Rogers retired from the Board at the 2012 Annual General Meeting of Shareholders on 18 May 2012.

        During the relevant year and prior to Aon plc becoming the parent company of the Aon group on 2 April 2012, John Cullen, Christa Davies, Richard Ferris and Laurel Meissner each served as a director of Aon Global Limited prior to its re-registration as Aon plc. No emoluments or compensation was paid to these directors in respect of their service as a director of Aon plc or otherwise in respect of any "qualifying services" in respect of Aon plc.

Share Options

        As of 31 December 2012, no director has received any share option granted in respect of their service as a director of Aon plc or otherwise in respect of any "qualifying services" in respect of Aon plc.

        Mr. Case holds options as set forth below which were granted in respect of his prior service as President, Chief Executive Officer and Director of Aon Corporation which were assumed by Aon plc on 2 April 2012 and related to the Class A Ordinary Shares in Aon plc. The options are not subject to performance conditions.

	At 1 Jan 2012	Granted During Year	Exercised During Year	Lapsed During Year	At 31 Dec 2012	Exercise Price ($)	Market Price at Date of Exercise ($)	Date from Which Exercisable	Expiry Date
Gregory	1,000,000	—	—	—	1,000,000	22.86	n/a	4 Apr 2007(1)	4 Apr 2015
C. Case	90,567	—	90,567	—	—	41.365	48.95	17 Mar 2007(2)	17 Mar 2012
	118,985	—	—	—	118,985	37.82	n/a	16 Mar 2008(3)	16 Mar 2013
	96,432	—	—	—	96,432	40.91	n/a	13 Mar 2009(4)	13 Mar 2014
	107,582	—	—	—	107,582	39.04	n/a	20 Mar 2010(5)	20 Mar 2015

Notes

(1)
One-third of the options vested on each of April 4, 2007, April 4, 2008 and April 4 2009.
(2)
One-third of the options vested on each of March 17, 2007, March 17, 2008 and March 17, 2009.
(3)
One-third of the options vested on each of March 16, 2008, March 16, 2009 and March 16, 2010.
(4)
One-third of the options vested on each of March 13, 2009, March 13, 2010 and March 13, 2011.
(5)
One-third of the options vested on each of March 20, 2010, March 20, 2011 and March 20, 2012.

        The closing price of a Class A Ordinary Share of Aon plc on 31 December 2012 was $55.61. From 2 April 2012, the date that the Company's Class A Ordinary Shares became listed on the New York Stock Exchange, until 31 December 2012, the range was $45.04 to $57.92.

Long-Term Incentive Schemes

        As of 31 December 2012, Mr. Case had the awards set forth below outstanding under the Company's Leadership Performance Plan and Incentive Stock Plan. While no awards were made in respect of qualifying service, they were assumed by Aon plc on 2 April 2012 and relate to Class A Ordinary Shares in the Company. The awards set forth below vest in future years and the Class A Ordinary Shares will become receivable under the plans in respect of qualifying service. None of the Company's non-executive Directors have any scheme interest in respect of qualifying service.

	Award Date	At 1 Jan 2012 Maximum number of shares under Award	At 31 Dec 2012 Maximum number of shares under Award	End of Performance Period/Latest Vesting Date	Vesting Date	Number of Shares Vested in 2012/2013		Market Price on Award Date ($)	Market Price on Vesting Date ($)
	Leadership Performance Plan Awards(1)

Gregory C. Case	9 Mar 2010	823,046	823,046	31 Dec 2012	14 Feb 2013	358,025	(2)	41.31	57.30
	18 Mar 2011	323,264	323,264	31 Dec 2013	Feb 2014	—		51.97	n/a
	16 Mar 2012	—	351,236	31 Dec 2014	Feb 2015	—		48.97	n/a

	Incentive Stock Plan Awards(3)

	26 Feb 2010	17,097	8,548	26 Feb 2013	26 Feb 2012	8,549		40.94	47.53
					26 Feb 2013	8,548			60.05
	18 Feb 2011	19,838	13,225	18 Feb 2014	18 Feb 2012	6,613		52.93	47.62
					18 Feb 2013	6,613			57.00
					18 Feb 2014	—
	17 Feb 2012	—	14,700	16 Feb 2015	17 Feb 2013	4,901		47.62	57.00
					17 Feb 2014	—
					17 Feb 2015	—

Notes

(1)
For performance shares awarded under the Leadership Performance Plan, the actual number of shares issued to Mr. Case is determined based upon the adjusted earnings per share of Aon during the performance period. For all awards, the maximum potential number of shares that may vest is shown. See "Long-Term Share-Based Awards—Performance Share Units" above.
(2)
Represents the actual number of shares awarded to Mr. Case on February 14, 2013.
(3)
For restricted stock units awarded under our Incentive Stock Plan, the shares awarded are the restricted share portion of awards approved by the independent members of the Board of Directors based upon the achievement of certain performance measures by Mr. Case during the year prior to the award date under the annual incentive plan. The restricted stock units vest in equal amounts on the first through the third anniversary date of the award date subject to continued employment. No other performance conditions apply to the vesting of the restricted stock units.

Director Pension Scheme

        During the year ended 31 December 2012, for Mr. Case, the Company did not make any matching contributions to the Aon Savings Plan and the Aon Supplemental Savings Plan in respect of Mr. Case's qualifying service. The Aon Savings Plan and the Aon Supplemental Savings Plan are defined contribution plans. No director participates in a defined benefit plan.

For and on behalf of the Board

R Padmanabhan
Company Secretary
Date: 15 March 2013
Registered Number 07876075

AON plc GLOBAL SHARE PURCHASE PLAN

SECTION 1
General

        Aon Corporation, a Delaware corporation ("Aon"), established the Plan to assist eligible employees of Aon and its participating subsidiaries in acquiring a stock ownership interest in Aon. Aon was reorganized (the "Reorganization") effective April 2, 2012 and, as a result of the Reorganization, Aon became a subsidiary of the Company and each share of common stock of Aon was converted into one Class A Ordinary Share of the Company. The Plan was amended effective April 2, 2012 to reflect the Reorganization. Sponsorship of the Plan was transferred from Aon to the Company pursuant to a Deed of Assumption (the "Deed of Assumption") entered into by Aon and the Company on                                                 , 2013 to effectuate the assignment by Aon to the Company and the Company's assumption and adoption of all of Aon's rights and obligations under the Plan. This amendment and restatement revises the Plan to reflect the April 2, 2012 amendment, the transfer of sponsorship to the Company and the further amendment of the Plan to enable participation by employees of the Company and its affiliates who are not citizens or residents of the United States. As amended and restated, the Plan is intended to assist eligible employees of the Company and its Participating Subsidiaries and Participating Affiliates in acquiring a stock ownership interest in the Company. In addition, the Plan is intended to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its Participating Subsidiaries and Participating Affiliates.

        The Plan includes two components: (a) a component intended to qualify as an "employee stock purchase plan" under Section 423 of the Code (the "423 Component"), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an "employee stock purchase plan" under Section 423 of the Code (the "Non-423 Component"), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and its Participating Subsidiaries and Participating Affiliates. Except as otherwise provided in the Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

SECTION 2
Defined Terms

        The meaning of capitalized terms used in the Plan are set forth below if not otherwise defined in the text of the Plan.

        (a)   "Affiliate" means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary).

        (b)   "Code" means the Internal Revenue Code of 1986, as amended.

        (c)   "Committee" means the Organization and Compensation Committee of the Board of Directors of the Company.

        (d)   "Company" means Aon plc, a public limited company incorporated under English law.

        (e)   "Date of Exercise" means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Date of Exercise is the last day on which Stock is traded on the New York Stock Exchange during the Option Period in which that Option was granted.

        (f)    "Date of Grant" means the date as of which an Option is granted, as set forth in Section 4.1(a).

        (g)   "Eligible Compensation" means the following types of earnings paid to an Eligible Employee for his or her service on behalf of the Company or a Participating Subsidiary or Participating Affiliate: (i) salary and fixed-based compensation including compensation for overtime; (ii) bonuses paid pursuant to periodic individual performance appraisals and formal contractual bonus programs, but excluding other bonus and miscellaneous income; and (iii) net commission, renewal and override compensation (but excluding deferred commission payments).

        (h)   "Effective Date" means July 1, 2011.

        (i)    "Eligible Employee" means any regular employee of the Company or a Participating Subsidiary or Participating Affiliate who meets the following criteria: (i) the employee does not, immediately after the Option is granted, own (within the meaning of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary; (ii) the employee has completed one year of employment for the Company or a Subsidiary or Affiliate; and (iii) the employee's customary employment is 20 hours or more a week. For purposes of this Plan, "employee" means any individual in an employee-employer relationship with the Company or a Participating Subsidiary or Participating Affiliate, but excluding (a) any independent contractor, (b) any consultant, (c) any individual performing services for the Company or a Participating Subsidiary or Participating Affiliate who has entered into an independent contractor or consultant agreement with the Company or a Participating Subsidiary or Participating Affiliate, (d) any individual performing services for the Company or a Participating Subsidiary or Participating Affiliate under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Participating Subsidiary or Participating Affiliate enters into for services, (e) any individual whose base wage or salary is not processed by the Payroll Department(s) of the Company or a Participating Subsidiary or Participating Affiliate, and (g) any "leased employee" as defined in Section 414(n) of the Code. For purposes of the Plan, an individual will be an "employee" of or be "employed" by the Company or a Participating Subsidiary or Participating Affiliate for any Option Period only if such individual is treated by the Company or such Participating Subsidiary or Participating Affiliate as its employee, including, in the case of the 423 Component, for purposes of employment taxes and wage withholding for federal income taxes, regardless of any subsequent reclassification by the Company or any Participating Subsidiary or Participating Affiliate, any governmental agency or any court.

        (j)    "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

        (k)   "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the last day of the sixth month of such period, or ending on such other date as the Committee shall determine. No Option Period may exceed 27 months from the Date of Grant.

        (l)    "Option Price" with respect to any Option has the meaning set forth in Section 5.1(b).

        (m)  "Participant" means an Eligible Employee who has complied with the provisions of Section 4.1(b).

        (n)   "Participating Affiliate" means any Affiliate designated by the Committee as eligible to participate in the Non-423 Component, and that elects to participate in the Non-423 Component.

        (o)   "Participating Subsidiary" means any Subsidiary that the Committee designates to be eligible to participate in the 423 Component, and that elects to participate in the 423 Component.

        (p)   "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 4.1(c) amounts received from Participants for the purchase of Stock under the Plan.

        (q)   "Plan" means this Aon plc Global Share Purchase Plan.

        (r)   "Plan Year" means the calendar year.

        (s)   "Stock" means Class A Ordinary Shares, par value $0.01 per share, of the Company.

        (t)    "Stock Purchase Account" means the account established and maintained by the Company or its designee to which shall be credited pursuant to Section 5.1(c) Stock purchased upon exercise of an Option under the Plan.

        (u)   "Subsidiary" means any present or future corporation that would be a "subsidiary corporation" of the Company as that term is defined in Code Section 424.

SECTION 3
Eligibility and Participation

        3.1    Initial Eligibility.    Any individual who is an Eligible Employee on the first day of an Option Period will be eligible to participate in the Option Period commencing on such date, subject to the terms and conditions of the Plan.

        3.2    Leave of Absence.    For purposes of participating in the Plan, a Participant on a leave of absence will be deemed an employee for up to 90 days or, if longer, during the period the Participant's right to continued employment is guaranteed by contract or statute. If the leave of absence is paid, authorized payroll deductions related to the Plan will continue. If the leave of absence is unpaid, no deductions will be permitted during the leave. If such a Participant returns to active status within 90 days or the guaranteed period, as applicable, authorized payroll deductions related to the Plan will automatically begin anew. If the Participant does not return to active status within 90 days or the guaranteed period, as applicable, the Participant will be treated as having terminated employment for all purposed under the Plan.

        3.3    Participation.    The provisions of the Plan will be construed so as to extend and limit participation in the 423 Component a manner consistent with the requirements of Code Section 423. An Eligible Employee may become a Participant in any Option Period by entering an electronic election to participate and a payroll deduction authorization with the Committee's designee. Payroll deductions will begin on the first day of the Option Period and will end on the applicable end date of the Option Period, unless withdrawn by the Participant or sooner terminated in accordance with Section 6.

        3.4    International Employees and Transfers.    Individuals that transfer to the United States, become Eligible Employees of the Company or a Participating Subsidiary and are placed on a U.S. payroll of the Company or a Participating Subsidiary may not participate in an Option Period of the 423 Component that had a start date prior to such transfer. Such Eligible Employees may participate in an Option Period of the 423 Component that begins on or after such transfer date by entering into an electronic election to participate and a payroll deduction authorization for such Option Period of the 423 Component. Individuals that transfer outside the United States, become Eligible Employees of the Company or a Participating Affiliate and are placed on a non-U.S. payroll of the Company or a Participating Affiliate may not participate in an Option Period of the Non-423 Component that had a start date prior to such transfer. Such Eligible Employees may participate in an Option Period of the Non-423 Component that begins on or after such transfer date by entering into an electronic election to participate and a payroll deduction authorization for such Option Period of the Non-423 Component. A Participant who transfers outside the U.S. and is no longer on a U.S. payroll of the

Company or a Participating Subsidiary will be treated as having terminated participation in the 423 Component. A Participant who transfers to the U.S. and is no longer on a non-U.S. payroll of the Company or a Participating Affiliate will be treated as having terminated participation in the Non-423 Component. For purposes of this Plan, Puerto Rico payroll is not considered U.S. payroll.

SECTION 4
Offerings, Participation and Payroll Deductions

        4.1    Grant of Options.

          (a)    In General.    The Company may grant Options under the Plan to all Eligible Employees on January 1 and/or July 1 of each Plan Year or on such other date as the Committee shall designate; provided, however, that if any such date falls on a date when Stock is not traded on the New York Stock Exchange, then the first date thereafter on which Stock is so traded shall be the date on which the Option is granted. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. With respect to each Option Period, each Eligible Employee shall be granted an Option, on the Date of Grant, for as many full and fractional shares of Stock as the Eligible Employee may purchase with up to 15% of the Eligible Compensation he or she receives during the Option Period (or during any portion of the Option Period as the Eligible Employee may elect to participate); provided, however, that no Eligible Employee will be permitted to purchase in excess of $25,000 in fair market value of Stock (determined by reference to the closing price of a share of Stock as quoted on the New York Stock Exchange on the Date of Grant) in any Option Period. The Committee will have the discretion to impose a reduced limitation on appropriate notice in advance of any Option Period.

          (b)    Election to Participate.    Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 15%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under subparagraph (c). The cumulative amount deposited in the Periodic Deposit Account during an Option Period with respect to any Eligible Employee may not exceed the limitation stated in subparagraph (a). A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to Section 6.

          (c)    Periodic Deposit Accounts.    The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars or the currency in which the employee is paid, as determined by the Committee, all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds, unless otherwise required by the laws of the jurisdiction where the payroll deductions or other contributions are made, as determined by the Committee. Subject to the limitation in subparagraph (d), all amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under Section 5.1; provided, however, a Participant's Periodic Deposit Account shall be refunded to him or her on receipt by the Company prior to a Date of Exercise in accordance with procedures established by the Company, of a Participant's request for such a refund. Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or by other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election amount at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but the change will not affect the amounts deposited with respect to Eligible

  Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization.

          (d)    Purchase Limitation.    No Eligible Employee shall be permitted to purchase Stock pursuant to an Option under the 423 Component or an option under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in fair market value of Stock (determined by reference to the closing price of a share of Stock as quoted on the New York Stock Exchange on the date on which the option is granted) for each calendar year in which any option granted to the Eligible Employee is outstanding at any time.

SECTION 5
Exercise of Option

        5.1    Exercise of Option.

          (a)    In General.    Subject to the limitation in Section 4.1(d), on each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

          (b)    Option Price Defined.    The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to the lower of 85% of the fair market value of a share of Stock as of the Date of Grant or the Date of Exercise. The fair market value of a share of Stock as of a Date of Grant or Date of Exercise shall be the closing price of a share of Stock as quoted on the New York Stock Exchange on such date. If the Stock of the Company is not admitted for trading on any such date for which the closing price is to be determined, then reference will be made to the next preceding date on which Stock was so admitted.

          (c)    Stock Purchase Accounts; Stock Certificates.    The Company shall cause to be maintained a Stock Purchase Account for each Participant to reflect the whole and partial Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to subparagraph (a), the Company shall cause whole and/or partial shares of Stock purchased at that time to be issued to the Participant's Stock Purchase Account.

          (d)   Except as provided in Section 6.1, certificates with respect to Stock held in a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

SECTION 6
Withdrawal

        6.1    Rights on Retirement, Death, Termination of Employment.    If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a participant ceases to be a Participating Subsidiary or Participating Affiliate, as the case may be, then to the extent practicable, no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing with respect to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be returned to the Participant or used on the next Date of Exercise in that Option Period to purchase Stock under

Section 4, based upon the election by the Participant or his or her personal representative. Notwithstanding anything in this Plan to the contrary, a Participant's Option under the 423 Component shall not be exercisable more than three months after the Participant retires or otherwise ceases to be employed by the Company or a Participating Subsidiary, including as a result of the corporation ceasing to be a Participating Subsidiary, except to the extent permitted under Section 423(a) of the Code.

        6.2    Restriction Upon Assignment of Options.    An Option granted under the Plan shall not be transferrable other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

        6.3    No Rights of Stockholder Until Exercise of Option.    A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to Section 5.1 and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

        6.4    Changes in the Stock; Adjustments of an Option.    In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee will adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate market value and other price determinations applicable to Options. The Committee will make all determinations under this Section 6.4, and all such determinations will be conclusive and binding. No adjustments to outstanding Options will be made for dividends paid in the form of stock.

        6.5    Use of Funds; Repurchase of Stock.    All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

SECTION 7
Stock

        7.1    Stock Subject to Plan.    Subject to the provisions of Section 6.4 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate seven million five hundred thousand (7,500,000) shares, and may be newly issued shares or treasury shares or shares bought in the market, or otherwise, for purposes of the Plan.

        7.2    Participant's Interest in Option.    The Participant will have no interest in Stock covered by an Option under the Plan until such Option has been exercised.

        7.3    Registration.    Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs, in accordance with the procedures established by the Committee, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. If the Participant was a participant in the Aon 1998 Employee Stock Purchase Plan and directed that shares purchased thereunder be registered in joint tenancy, Stock delivered under this Plan after the Effective Date will automatically be registered in joint tenancy unless such direction is changed by the Participant in accordance with procedures established by the Committee.

        7.4    Dividends.    Dividends on Stock purchased under the Plan that is held in a Participant's account shall be credited to the Participant's account and paid in cash. Unless the Participant has requested otherwise, cash payment will occur regardless whether the Participant is currently participating in an Option Period. At the Participant's request, dividends will be reinvested. If the Participant was a participant in the Aon 1998 Employee Stock Purchase Plan prior to the Effective Date and elected that dividends be reinvested, such election will remain in effect after the Effective Date unless changed by the Participant in accordance with procedures established by the Committee.

SECTION 8
Administration

        8.1    Administration by Committee.

          (a)    Duties and Powers of the Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to: (1) determine when the initial and subsequent Options Periods will commence; (2) interpret the Plan and the Options; (3) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and, in respect of the 423 Component, Section 423 of the Code; and (4) interpret, amend, or revoke any such rules. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons who carry out any or all of such responsibilities.

          The Committee may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are citizens or residents of a non-U.S. jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provision in Section 7.1 above dealing with the number of shares of Stock reserved for issuance under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, any such sub-plan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the application of the definition of Eligible Compensation to participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures and handling of stock certificates that vary with applicable local requirements.

          (b)    Majority Rules.    The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

          (c)    Compensation; Professional Assistance; Good Faith Actions.    All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

SECTION 9
Miscellaneous

        9.1    No Rights as an Employee.    Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or Affiliate or to affect the right of the Company and Subsidiaries and Affiliates to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

        9.2    Amendment of the Plan.    The Board of Directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of the holders of more than 50% of the outstanding shares of the Stock entitled to vote shall be required to amend the Plan to reduce the Option Price or increase the number of shares of Stock reserved for the Options under the Plan.

        9.3    Termination of the Plan.    Unless sooner terminated by the Company, the Plan will terminate upon the earlier of (i) July 1, 2021 or (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan.

        9.4    Governing Law.    The law of the State of Illinois will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

        9.5    Effect Upon Other Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Affiliate, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary or Affiliate (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or Affiliate or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

        9.6    Notices.    Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Post Office or postal service of the jurisdiction in which the notice is mailed.

        9.7    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

NOTICE OF 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND

PROXY STATEMENT

IF VOTING BY MAIL, YOU MUST DATE, SIGN, AND RETURN THIS CARD. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01L48E 1 U PX + Annual General Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 below, each to be elected by way of a separate resolution, and FOR Proposals 2, 3, 4, 5, 6, 7 and 8 each to be passed as a separate resolution. 01 - Lester B. Knight 04 - Cheryl A. Francis 07 - Robert S. Morrison 02 - Gregory C. Case 05 - Edgar D. Jannotta 08 - Richard B. Myers 03 - Fulvio Conti 06 - J. Michael Losh 09 - Richard C. Notebaert 1. Election of Directors: 10 - Gloria Santona 11 - Carolyn Y. Woo For Against Abstain For Against Abstain For Against Abstain For Against Abstain 2. Receipt of Aon’s annual report and accounts, together with the reports of the directors and auditors for the year ended December 31, 2012. For Against Abstain 3. Ratification of the appointment of Ernst & Young LLP as Aon’s Independent Registered Public Accounting Firm. IMPORTANT ANNUAL MEETING INFORMATION 4. Re-appointment of Ernst & Young LLP as Aon’s U.K. statutory auditor under the Companies Act 2006. 5. Authorization of the Board of Directors to determine the remuneration of Ernst & Young LLP. 6. Advisory vote to approve executive compensation. 7. Advisory vote to approve the directors’ remuneration report. 8. Approval of the Aon plc Global Share Purchase Plan. 9. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. NNNNNNNNNNNN NNNNNNN 1 5 8 5 8 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789 MMMMMMMMMMMMMMM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by registered holders must be received by 5:00 p.m., London Time, 12:00 p.m., New York Time, on May 16, 2013. Vote by Internet • Go to www.envisionreports.com/AON • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD. + + This proxy is solicited on behalf of the Board of Directors for the Annual General Meeting to be held at 65 Fleet Street, London, EC4Y 1HS, England, on May 17, 2013 The undersigned hereby appoints Gregory C. Case, Peter Lieb or Ram Padmanabhan, each individually and each with powers of substitution, as proxies for the undersigned to vote all the Class A Ordinary Shares the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Aon plc called to be held at 65 Fleet Street, London, EC4Y 1HS, England, on May 17, 2013 at 8:00 A.M. local time, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the notice of the annual general meeting of Aon plc and the related proxy statement. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS, EACH TO BE ELECTED BY SEPERATE RESOLUTION, AND “FOR” THE RESOLUTIONS IN PROPOSALS 2, 3, 4, 5, 6, 7 AND 8 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustee of the ESOP Account of the Aon Savings Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee for the plan will vote these shares as directed and subject to Part 4 of Title I of ERISA provided your voting instruction is received by 5:00 p.m. New York Time on May 14, 2013. If there are any shares for which instructions are not timely received, the trustee of the plan will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plan shall be confidential. In the case of registered joint holders (i) only one need sign, and (ii) the vote of the senior holder who tenders a vote, whether in person or by proxy or (in the case of a corporation) by authorized representative, will alone be counted. For this purpose seniority will be determined by the order in which the names appear in the register of shareholders of Aon plc in respect of the joint holding. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” the listed nominees in Proposal 1 and for Proposals 2, 3, 4, 5, 6, 7 and 8. . Proxy — Aon plc B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears hereon. Signature 1 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual General Meeting Admission Ticket Annual Meeting of the Shareholders of Aon plc May 17, 2013 Upon arrival, please present this admission ticket and photo identification at the registration desk.